                                                                     EXHIBIT 1.1
================================================================================



                         SECURITIES PURCHASE AGREEMENT

                                    BETWEEN

                           QUEEN SAND RESOURCES, INC.

                                      AND

                      JOINT ENERGY DEVELOPMENT INVESTMENTS
                              LIMITED PARTNERSHIP

                           DATED AS OF MARCH 27, 1997




                   9,600,000 SHARES OF SERIES A PARTICIPATING
                        CONVERTIBLE PREFERRED STOCK AND
                   CERTAIN WARRANTS TO PURCHASE COMMON STOCK


================================================================================

                               TABLE OF CONTENTS


ARTICLE I

         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.01     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.02     Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE II

         ISSUANCE OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.01     Issuance of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.02     The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.03     Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.04     Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE III

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.01     Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.02     Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.03     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.04     Subsidiary Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.05     Conversion Shares and Warrant Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.06     No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.07     Conflicting Agreements and Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.08     Due Authorization, Execution, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.09     Litigation, Proceedings, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.10     No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.11     Consents and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.12     Employee Benefit Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.13     Investment Company Act; Governmental Regulation . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.14     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.15     Certain Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.16     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.17     Financial Statements; Reserve Report  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.18     Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.19     Patents and Trademarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.20     Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.21     Filings with the Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.22     No Interested Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.23     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.24     No Material Misstatements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         Section 4.01     Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.02     Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.03     Conflicting Agreements and Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.04     Due Authorization, Execution, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.05     Litigation, Proceedings, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.06     Consents and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.07     Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.08     Nature of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.09     Receipt of Information; Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE V

         CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.01     Conditions Precedent to Obligations of the Purchaser  . . . . . . . . . . . . . . . . . . .  22
         Section 5.02     Conditions Precedent to Obligations of the Company  . . . . . . . . . . . . . . . . . . . .  24

ARTICLE VI

         COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.01     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.02     Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.03     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.04     Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.05     Accounting Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.06     Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.07     Additional Equity Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.08     Disposition of Proceeds of Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.09     Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.10     Statement by Officers as to Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.11     Provision of Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.12     Nasdaq SmallCap Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.13     Nasdaq National Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.14     Incentive Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.15     Additional Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.16     No Amendment of Forseti Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.17     Consent of Comerica . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VII

         ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.01     Maintenance Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VIII

         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.01     Survival of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.02     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.03     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.04     Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         Section 8.05     No Waiver; Modifications in Writing . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 8.06     Communications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 8.07     Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 8.08     Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 8.09     Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 8.10     Binding Effect; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 8.11     Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 8.12     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 8.13     Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 8.14     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 8.15     Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38


Exhibits

         Exhibit A        -       Form of Certificate of Designation
         Exhibit B        -       Certificate of Designation (Series B)
         Exhibit C        -       Form of Letter Agreement
         Exhibit D        -       Form of Purchaser Earn Up Agreement
         Exhibit E        -       Form of Purchaser Warrants
         Exhibit F        -       Form of Registration Rights Agreement
         Exhibit G        -       Form of Robertson Warrants
         Exhibit H        -       Form of Stockholders' Agreement
         Exhibit I        -       Form of Legal Opinion of Haynes and Boone, LLP
         Exhibit J        -       Form of Affidavit with respect to the matters
                                  addressed in Section 3.22.
         Exhibit K        -       Form of Certificate of Incorporation of the
                                  Company
         Exhibit L        -       Amended and Restated Bylaws of the Company
         Exhibit M        -       Form of Employment Agreement
         Exhibit N        -       Form of Legal Opinion of Bracewell &
                                  Patterson, L.L.P.
         Exhibit O        -       Form of Maintenance Warrant

Schedules

         Schedule 3.03(A)         Commitments to Issue Capital Stock
         Schedule 3.03(B)         Registration Rights
         Schedule 3.04            Subsidiaries; Liens on Subsidiary Stock
         Schedule 3.06            Certain Events Since December 31, 1996
         Schedule 3.11            Required Consents, Etc.
         Schedule 3.12            Employee Benefit Plans
         Schedule 3.18            Licenses
         Schedule 3.20            Properties

                         SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT, dated as of March 27, 1997 (the "Agreement"), between QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Purchaser").

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "AAA" has the meaning specified therefor in Section 8.04 of this Agreement.

         "Action" against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Asset Sale" means any conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one transaction or a series of related transactions, of (A) any Capital Stock of any Subsidiary of the Company; or (B) any properties or assets of the Company or any Subsidiary of the Company, other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include any transfer of properties, assets or Capital Stock of the Company or any Subsidiary of the Company to the Company or to any wholly owned Subsidiary of the Company. For purposes of this definition, a transfer shall be in the ordinary course of business if and only if the aggregate fair market value (as determined in good faith by the Board of Directors) of the Capital Stock, property or assets being transferred does not exceed $1,500,000; provided, however, that such amount may be redetermined semi-annually in good faith by the Board of Directors to reflect a reasonable and appropriate standard for determining whether a transaction is in the ordinary course of business in light of the Company's total assets and other relevant factors.

         "Basic Documents" means, collectively, the Registration Rights Agreement, the Purchaser Earn Up Agreement, the Purchaser Warrants, the Robertson Warrants, Maintenance Warrants, the Stockholders' Agreement and the Letter Agreement.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

         "Business Day" means a day that is not a Legal Holiday.

         "Capital Stock" of any Corporation means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such Corporation.

         "Certificate of Designation" means the Certificate of Designation with respect to the Series A Convertible Preferred Stock, the form of which is annexed hereto as Exhibit A.

         "Certificate of Designation (Series B)" means the Certificate of Designation with respect to the Series B Convertible Preferred Stock, the form of which is amended hereto as Exhibit B.

         "Class A Warrants" means the warrants to purchase up to 1,000,000 shares of Common Stock to be issued pursuant to the Forseti Documents.

         "Class B Warrants" means the warrants to purchase up to 2,000,000 shares of Common Stock to be issued pursuant to the Forseti Documents.

         "Closing" has the meaning provided therefor in Section 2.02 of this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" has the meaning specified therefor in Section 3.03 of this Agreement.

         "Common Stock Equivalent" has the meaning specified therefor in
Section 7.01 of this Agreement.

         "Company" means Queen Sand Resources, Inc., a Delaware corporation.

         "Consequential Damages" has the meaning specified therefor in Section 8.02(c) of this Agreement.

         "Convertible Notes" means that certain Promissory Note dated February 5, 1997 by Corrida Resources, Inc., as Maker, to Robertson's Oil & Gas, Inc., Pelican Resources, Inc. and Allen K. Robertson, as Payee, in the principal amount of $375,000.00 and that certain Promissory Note dated February 5, 1997 by Corrida Resources, Inc., as Maker, and D&R Petroleum, Inc., Black Gold Productions Services, Inc. and David Robertson, as Payee, in the principal amount of $1,625,000.00.

         "Conversion Shares" has the meaning specified therefor in Section
3.05.

         "Corporation" means any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, business trust, trust or unincorporated organization.

         "Credit Agreement" means the Credit Agreement among the Company, Queen Sand Resources, Inc., a Nevada corporation, and Comerica Bank-Texas dated December 1, 1995, as amended.

         "Defensible Title" shall mean, subject to and except for the Permitted Liens, (i) the title of the Company and its Subsidiaries to such assets is free and clear of all Liens, of any kind whatsoever and (ii) as to those wells for which a "working interest" and a "net revenue interest" are set forth in
Schedule 3.20, the Company or its Subsidiaries are entitled to receive the percentage of all Hydrocarbons produced, saved and marketed from such wells in an amount not less than the net revenue interest set forth therein, without reduction, suspension or termination throughout the duration of the productive life of such wells (except as set forth in such Schedule), and such party is obligated to bear the percentage of costs and expenses related to the maintenance, development and operation of such wells in an amount not greater than the working interest set forth in such Schedule, without increase throughout the productive life of such wells, except increases that also result in a proportionate increase in net revenue interest and as set forth in such Schedule.

         "Disinterested Member" means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any direct or indirect financial interest in or with respect to such transaction or series of related transactions (other than as a stockholder of the Company).

         "Dispute" has the meaning specified therefor in Section 8.04 of this Agreement.

         "EIBOC" means EIBOC Investments, Ltd., a Barbados corporation.

         "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company or its Subsidiaries are conducting or at any time have conducted business, or where any property of the Company or its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Company or its Subsidiaries are located, including but not limited to the Oil Pollution Act of 1990, as amended ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" has the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste," "disposal" and "disposed" have the meanings specified in RCRA; provided, however, if either CERCLA, RCRA or OPA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the state in which any property of the Company or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply with respect to such property.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended and supplemented, including any rules or regulations issued in connection therewith.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Forseti Documents" means the Forseti Purchase Agreement, the Forseti Earn Up Agreement, the Forseti Escrow Agreement, the Class A Warrants and the Class B Warrants.

         "Forseti Earn Up Agreement" means the Earn Up Agreement to be entered into between the Company and Forseti Investments Ltd. pursuant to the Forseti Purchase Agreement.

         "Forseti Escrow Agreement" means the Escrow Agreement to be entered into among the Company, Forseti Investments Ltd. and an Escrow Agent to be selected, pursuant to the Forseti Purchase Agreement.

         "Forseti Purchase Agreement" means the Securities Purchase Agreement dated the date hereof, between the Company and Forseti Investments Ltd.

         "generally accepted accounting principles" or "GAAP" means generally accepted accounting principles in the United States, as applied on a consistent basis.

         "Governmental Authority" means any (domestic or foreign) federal, native American Indian, state, province, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Company, any of its Subsidiaries, or any of their respective property.

         "Hydrocarbon Interests" means all rights, titles, leasehold and other interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserve or residual interest of whatever nature.

         "Hydrocarbons" means oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom.

         "Information Statement" has the meaning specified therefor in Section 3.21.

         "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Commission thereunder.

         "Issuance Date" has the meaning specified therefor in Section 7.01.

         "Issuance Notice" has the meaning specified therefor in Section 7.01 of this Agreement.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in Houston, Texas are not required to be open for business.

         "Letter Agreement" means the letter agreement to be dated the Closing Date between the Company and ECT Securities Corp., the form of which is annexed hereto as Exhibit C.

         "Licenses" has the meaning specified therefor in Section 3.18 of this Agreement.

         "Lien" means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind.

         "Maintenance Warrants" has the meaning specified therefor in Section
7.01 of this Agreement.

         "Maintenance Warrant Shares" means the shares of Common Stock (and other securities and property) issuable upon exercise of any Maintenance Warrants.

         "Material Adverse Change" has the meaning specified therefor in
Section 3.06 of this Agreement.

         "Material Adverse Effect" means any material adverse effect on the assets or properties, liabilities, financial condition, business, operations or future business prospects of a Person, or any material impairment of the ability of a Person to carry on its business as it exists on the date of this Agreement or proposed at the date of this Agreement to be conducted or to perform on a timely basis its obligations under this Agreement or any Basic Document to which it is a party.

         "Material Company Assets" has the meaning specified therefor in
Section 3.20 of this Agreement.

         "Oil and Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in Oil and Gas Properties,
(ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from Oil and Gas Properties, (iii) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of Hydrocarbons and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

         "Oil and Gas Properties" means Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including, but not limited to, units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Permitted Business Investments" means investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in Oil and Gas Properties and (ii) investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, utilization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements with third parties.

         "Permitted Liens" means any of the following: (i) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business; (ii) any obligations or duties to any municipality or public authority with respect to any franchise, grant, certificate, license or permit, and all applicable laws; (iii) any easements, rights-of-way, servitudes, permits and other rights in respect of surface operations, pipelines or the like, and easements for pipelines, power lines and other similar rights-of-way, and encroachments, on, over or in respect of any property or lands of the Company and its Subsidiaries or over which such party owns rights-of-way, easements, permits or licenses, that do not interfere in any material respect with the operation of any property or lands for exploration and production of hydrocarbon or related operations; (iv) all royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests, calls on production and other burdens on or deductions from the proceeds of production that do not operate to (A) reduce the net revenue interest below that set forth in Schedule 3.20, or (B) increase the working interest of the Company and its Subsidiaries above that set forth in Schedule 3.20, without a proportionate increase in the net revenue interest of such party; (v) the terms and conditions of all leases, servitudes, production sales contracts, division orders, contracts for sale, purchase, exchange, refining or processing of hydrocarbons, unitization and pooling designations, declarations, orders and agreements, operating agreements, agreements of development, area of mutual interest agreements, farmout agreements, gas balancing or deferred production agreements, processing agreements, plant agreements, pipeline, gathering and transportation agreements, injection, repressuring and recycling agreements, carbon dioxide purchase or sale agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements to the extent that such contracts and agreements do not (A) reduce the net revenue interest below that set forth in Schedule 3.20, or (B) increase the working interest above that set forth in Schedule 3.20, as applicable, without a proportionate increase in the net revenue interest of the applicable party; (vi) conventional rights of reassignment prior to abandonment; (vii) materialmen's, mechanics', repairmen's, employees', contractors', operators', tax and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of any of the assets (A) if they have not been filed pursuant to law, (B) if filed, they have not yet become due and payable or payment is being withheld as provided by law or (C) if their validity is being contested in good faith in the ordinary course of business by appropriate action; (viii) Liens securing borrowings under the Credit Agreement; and (ix) any other encumbrances that (A) do not secure an obligation in respect of borrowed money or (B) do not interfere materially with the operation, value or use of the Company or its Subsidiaries.

         "Person" means any individual, Corporation or Governmental Authority.

         "Plans" has the meaning specified therefor in Section 6.14 of this Agreement.

         "Preferred Stock" has the meaning provided therefor in Section 3.03 of this Agreement.

         "Price" has the meaning provided therefor in Section 7.01 of this Agreement.

         "Purchaser" has the meaning provided therefor in the Preamble to this Agreement.

         "Purchaser Earn Up Agreement" means the Purchaser Earn Up Agreement between the Company and the Purchaser, the form of which is annexed hereto as Exhibit D, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

         "Purchaser Warrants" means the Warrants to purchase Common Stock to be issued to the Purchaser, the form of which is annexed hereto as Exhibit E.

         "Purchaser Warrant Shares" means the shares of Common Stock (and other securities and property, if any) issuable upon exercise of the Purchaser Warrants.

         "Registration Rights Agreement" means the Registration Rights Agreement relating to the Conversion Shares, the form of which is annexed hereto as Exhibit F, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

         "Report" means any annual report, quarterly report, proxy statement or other report or document required to be filed with the Commission pursuant to the Exchange Act.

         "Robertson Warrants" means the Warrants to purchase Common Stock to be issued to the Purchaser, the form of which is attached hereto as Exhibit G.

         "Robertson Warrant Shares" means the shares of Common Stock (and other securities and property, if any) issuable upon exercise of the Robertson Warrants.

         "Securities" means the Shares, the Purchaser Warrants and the Robertson Warrants.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Series A Convertible Preferred Stock" means the Company's Series A Participating Convertible Preferred Stock, par value $.01 per share, with the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof set forth in the Certificate of Designation.

         "Series B Convertible Preferred Stock" means the Company's Series B Participating Convertible Preferred Stock, $.01 par value per share, with the designations, preferences and relative, participating, options or other special rights and qualifications, limitations or restrictions thereof set forth in the Certificate of Designation (Series B).

         "Shares" has the meaning specified therefor in Section 2.01 of this Agreement.

         "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

         "Stockholders' Agreement" means the Stockholders' Agreement by and among the Company, the Purchaser, EIBOC, Edward J. Munden, Robert P. Lindsay, Ronald I. Benn and Bruce I. Benn, the form of which is annexed hereto as Exhibit H.

         "Subsidiary" of any Person means any Corporation of which at the time of determination such Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests.

         "Time of Purchase" has the meaning provided therefor in Section 2.02 of this Agreement.

         "Voting Securities" of any Person means Capital Stock of such Person which ordinarily is entitled (without regard to the occurrence of any additional event or contingency) to vote for the election of directors (or persons performing similar functions) of such Person.

         Section 1.02 Accounting Terms. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.


                                  ARTICLE II

                             ISSUANCE OF SECURITIES

         Section 2.01 Issuance of Securities. Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to the Purchaser and the Purchaser agrees that it will purchase from the Company at the Time of Purchase (a) 9,600,000 shares of Series A Convertible Preferred Stock (the "Shares"), (b) the Purchaser Warrants and (c) the Robertson Warrants, in exchange for consideration payable to the Company consisting of
(i) cash in the amount of $5,000,000 and (ii) the Purchaser Earn Up Agreement.

         Section 2.02 The Closing. The purchase and sale of the Securities will take place at a closing (the "Closing") to be held at the offices of Bracewell & Patterson, L.L.P., 2900 South Tower Pennzoil Place, 711 Louisiana Street, Houston, Texas at 9:00 A.M. Houston, Texas time, on a date to which the Company and the Purchaser shall agree, which shall be on or before the earlier of the day that is the fifth Business Day after the twentieth day after the day on which the Information Statement is first sent or given to the stockholders of the Company or June 15, 1997. The date and time at which the Closing is to be concluded is the "Time of Purchase."

         Section 2.03 Delivery. Delivery of the Securities pursuant to this Agreement shall be made at the Closing by the Company delivering to the Purchaser, against payment therefor as provided below, (a) one certificate representing the Shares, (b) one certificate representing the Purchaser Warrants and (c) one certificate representing the Robertson Warrants, each registered in the name of the Purchaser (or, subject to the limitations set forth in Section 8.10, such other Person as the Purchaser may have designated in writing to the Company at least two Business Days prior to the Time of Purchase).

         Section 2.04 Payment. Payment of the cash consideration for the Securities shall be made by wire or intrabank transfer of immediately available funds to an account of the Company at a bank in Houston, Texas, which account shall have been designated by the Company at least two Business Days prior to the Time of Purchase. At the Closing, the Purchaser and the Company shall execute and deliver each of the Basic Documents to which it is a party.


                                  ARTICLE III

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         Section 3.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the State or other jurisdiction of its incorporation. Each of the Company and each of its Subsidiaries that is a corporation is duly qualified or licensed and in good standing as a foreign corporation, and is authorized to do business, in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Each Subsidiary of the Company that is not a corporation is duly qualified or licensed and authorized to do business in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license or authorization would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         Section 3.02 Authority. Each of the Company and each of its Subsidiaries that is a corporation has all requisite corporate power and authority to own its respective properties and assets and to carry on its respective businesses as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement, each of the Basic Documents and the Forseti Documents, and (ii) execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by the Company pursuant to or in connection with this Agreement, each of the Basic Documents and the Forseti Documents.

         Section 3.03     Capitalization.

         (a) As of the date of this Agreement, the authorized capital stock of the Company consists of : 40,000,000 shares of Common Stock, par value $.0015 per share (the "Common Stock"). As of the date hereof, the issued and outstanding Capital Stock of the Company consisted of 30,224,500 outstanding shares of Common Stock; no shares of Common Stock held in the treasury of the Company; and the Convertible Notes. All outstanding shares of Capital Stock are validly issued, fully paid and nonassessable and were issued free of preemptive rights and in compliance with the Securities Act and applicable State securities laws. The Company is not a party to any voting trust or other agreement or understanding with respect to the voting of its Capital

Stock. Except as set forth in Schedule 3.03(A), there are no (1) outstanding Common Stock Equivalents or (2) contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any Capital Stock of the Company, other than this Agreement. Except as set forth on Schedule 3.03(B), the Company is not a party to or bound by any agreement with respect to any of its securities which grants registration rights to any Person.

         (b) As of the Time of Purchase, the authorized capital stock of the Company shall consist of (x) 100,000,000 shares of Common Stock; and (y) 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 9,600,000 shares shall have been designated as Series A Convertible Preferred Stock pursuant to the Certificate of Designation and 9,600,000 shares shall have been designated as Series B Convertible Preferred Stock pursuant to the Certificate of Designation (Series B). As of the Time of Purchase, after giving effect to consummation of the transactions contemplated by the Forseti Documents and this Agreement, the issued and outstanding Capital Stock of the Company shall be as set forth in the bringdown certificate of the Company referred to in Section 5.01(a). Upon issuance at the Time of Purchase, the Shares will be duly authorized, validly issued, fully paid and nonassessable and shall have been issued free of any preemptive right and free from all Liens (except any Liens created or suffered to be created by the Purchaser), and the Purchaser Warrants and the Robertson Warrants shall have been duly authorized and executed and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. As of the Time of Purchase, the Conversion Shares, the Robertson Warrant Shares and the Maintenance Warrant Shares (assuming conversion of all Shares and the exercise of all Robertson Warrants and all Maintenance Warrants) would represent 33.12% of the shares of Common Stock outstanding.

         Section 3.04 Subsidiary Capital Stock. There are no Subsidiaries of the Company other than as set forth on Schedule 3.04. All of the issued and outstanding shares of Capital Stock of the Subsidiaries of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and such shares were not issued in violation of any preemptive right and are owned by the Company or one of its Subsidiaries free and clear of any Lien, other than Liens identified on Schedule 3.04. There are no outstanding warrants, options or other rights to purchase or acquire any of the shares of Capital Stock of any Subsidiary of the Company, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities.

         Section 3.05 Conversion Shares and Warrant Shares. The shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), and the Purchaser Warrant Shares, the Robertson Warrant Shares, and the Maintenance Warrant Shares, when issued and delivered in accordance with the terms of the Certificate of Designation, the Purchaser Warrants, the Robertson Warrants, or the Maintenance Warrants, respectively, will be duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all Liens (except any Liens created or suffered to be created by the Purchaser) and will not be subject to any restriction on the voting or transfer thereof created by the Company other than pursuant to the Stockholders' Agreement and applicable provisions of federal and state securities laws. The Company (a) has duly and validly reserved 9,600,000 shares of Common Stock initially issuable on conversion of the Shares and 409,839 shares of Common Stock initially issuable on exercise of the Robertson Warrants and (b) shall, concurrently with the commencement of exercisability of the Purchaser Warrants or any Maintenance Warrants, duly and validly reserve for issuance the Purchaser Warrant Shares and the Maintenance Warrant Shares.

         Section 3.06     No Material Adverse Change.  Except as set forth on
Schedule 3.06, subsequent to December 31, 1996, there has been (a) (i) no material adverse change and (ii) no development which the Company reasonably believes will result in (individually or in the aggregate) a material adverse change, in either case, in the financial condition, properties, assets, business or results of operations or future business prospects (a "Material Adverse Change") of the Company and its Subsidiaries, taken as a whole, (b) no material obligation or other material liability (contingent or other) incurred by the Company or any of its Subsidiaries other than obligations and other liabilities incurred in the ordinary course of business, (c) no Lien (other than Permitted Liens) placed on any of the properties of the Company or any of its Subsidiaries which remains in existence on the date hereof and (d) no acquisition or disposition of any material asset by the Company or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business.

         Section 3.07 Conflicting Agreements and Other Matters. The execution, delivery and performance by the Company of this Agreement, the Basic Documents, the Forseti Documents and all other agreements and instruments to be executed and delivered by the Company pursuant hereto or thereto or in connection herewith or therewith, compliance by the Company with the terms and provisions hereof and thereof, the issuance of the Securities by the Company and the application or use of the proceeds of the sale of the Securities do not and will not (a) violate any provision of any law, statute, rule or regulation, order, writ, judgment, injunction, decree, governmental permit, determination or award having applicability to the Company or any of its Subsidiaries or any of their respective properties or assets, (b) conflict with or result in a violation of any provision of the Certificate of Incorporation or Bylaws of the Company, (c) as of the Time of Purchase, require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, agreement or loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected or
(ii) any other such agreement, instrument or obligation except for any such violation, breach or default as could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries.

         Section 3.08 Due Authorization, Execution, etc. This Agreement, each of the Basic Documents and each other agreement or instrument executed and delivered by the Company pursuant hereto or thereto or in connection herewith or therewith at or prior to the Closing shall have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors rights.

         Section 3.09 Litigation, Proceedings, etc. There is no Action pending or, to the knowledge of the Company, contemplated or threatened against or affecting the Company, any of its Subsidiaries or any of their respective officers, directors, properties or assets, which relates to or challenges the legality, validity or enforceability of this Agreement, any of the Basic Documents, any of the Forseti Documents or any other documents or agreements executed or to be executed by the Company pursuant hereto or thereto or in connection herewith or therewith, or which (individually or in the aggregate) reasonably could be expected to (a) have a Material Adverse Effect on the Company or any Subsidiary or (b) impair the ability or obligation of the Company to perform fully on a timely basis any obligations which it has or will have under this Agreement, any of the Basic Documents or any of the Forseti Documents.

         Section 3.10 No Violation. Neither the Company nor any of its Subsidiaries is (a) in violation of its charter or bylaws, (b) in default (nor has an event occurred which with notice or passage of time or both would constitute such a default) under or in violation of any agreement or loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (c) is party to any order of any Governmental Authority arising out of any Action. Neither the Company nor any of its Subsidiaries is in violation of any statute, rule or regulation of any Governmental Authority or any governmental permit, which violation the Company reasonably expects to (individually or in the aggregate) (A) affect the legality, validity or enforceability by the Purchaser of this Agreement or any of the Basic Documents, (B) have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole or (C) impair the Company's ability or the obligation of the Company to perform fully on a timely basis any obligation which it has under this Agreement, any of the Basic Documents or the Forseti Documents.

         Section 3.11    Consents and Waivers.  Except as set forth on
Schedule 3.11, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement, any of the Basic Documents or the Forseti Documents or the issuance by the Company of the Securities or the Conversion Shares. Except as set forth on Schedule 3.11, all such authorizations, consents, approvals, waivers, licenses, exemptions, filings, declarations, qualifications and registrations have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise.

         Section 3.12 Employee Benefit Matters. Schedule 3.12 sets forth a complete and accurate list of all employee benefit plans (including any stock option, stock purchase or ownership plan) with respect to which the Company or any Subsidiary is a sponsor. The Company and its Affiliates are in compliance in all material respects with all applicable provisions of ERISA and published interpretations thereunder with respect to all employee benefit plans which are subject to ERISA.

         Section 3.13    Investment Company Act; Governmental Regulation.
None of the Company or its Subsidiaries is, and immediately after the Time of Purchase none will be, an "investment company" within the meaning of the Investment Company Act. None of the Company or its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935.

         Section 3.14    Environmental Matters.

         (a) Environmental Laws, etc. Neither any property of the Company or its Subsidiaries nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant property.

         (b) No Litigation. Without limitation of Section 3.14(a) above, no property of the Company or its Subsidiaries nor the operations currently conducted thereon or by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending or, to the knowledge of the Company, threatened Action by or before any Governmental Authority or to any remedial obligations under Environmental Laws, except for such as, individually and in the aggregate, have not resulted and will not result in the incurrence by the Company of fines, penalties or other cost or expenses in excess of $20,000.

         (c) Notices, Permits, etc. All material notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or its Subsidiaries in connection with the operation or use of any and all property of the Company and its Subsidiaries, including but not limited to past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed.

         (d) Hazardous Substances Carriers. All hazardous substances or solid waste generated at any and all property of the Company or its Subsidiaries have in the past been transported, treated and disposed of only by carriers maintaining valid permits under any Environmental Law, except to the extent the failure to have such substances or waste transported, treated or disposed by such carriers could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and only at treatment, storage and disposal facilities maintaining valid permits under any Environmental Law, which carriers and facilities have been and are operating in compliance with such permits, except to the extent the failure to have such substances or waste treated, stored or disposed at such facilities, or the failure of such carriers or facilities to so operate, could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as whole or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant property.

         (e) Hazardous Substances Disposal. The Company and its Subsidiaries have taken all commercially reasonable steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any property of the Company or its Subsidiaries except in compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant property.

         (f) OPA Requirements. The Company and its Subsidiaries have complied with all applicable design, operation and equipment requirements imposed by OPA or scheduled to be imposed by OPA, and the Company does not have reason to believe that either it or its Subsidiaries will not be able to maintain such compliance with OPA requirements in the future, other than violations that have not had and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         (g) No Contingent Liability. The Company and its Subsidiaries have no material contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment, other than (i) contingent liabilities that, individually and in the aggregate, could not reasonably be expected to exceed applicable insurance coverage or (ii) contingent liabilities for which adequate reserves for the payment thereof as required by GAAP have been provided.

         Section 3.15 Certain Fees. Except for customary fees payable pursuant to the escrow agent under the Forseti Escrow Agreement and customary fees to banks, which fees do not exceed $5,000 in the aggregate, no fees or commissions are or will be payable by the Company or any of its Subsidiaries (or to its knowledge by any Affiliate of the Company) to brokers, finders, investment bankers or banks with respect to the issuance and sale or the conversion or exercise of any of the Securities or the consummation of the transactions contemplated by this Agreement, the Basic Documents or the Forseti Documents.

         Section 3.16 Taxes. The Company and each of its Subsidiaries have timely and properly prepared and filed all necessary federal, State, local and foreign tax returns with respect to the Company and its Subsidiaries which are required to be filed (taking into consideration any extension periods) and have paid all taxes shown to be due thereon and have paid, or made adequate provision (in accordance with GAAP) for the payment of, all other taxes and assessments with respect to the Company and its Subsidiaries to the extent that the same shall have become due (taking into consideration any extension periods), except where the failure to file such returns or to pay, or make provision for the payment of, such taxes and assessments would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company has no knowledge of any tax deficiency which has been asserted against the Company or any Subsidiary which the Company reasonably expects to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         Section 3.17    Financial Statements; Reserve Report.

         (a) The audited consolidated financial statements and the related notes of the Company and its Subsidiaries as of and for the year ended June 30, 1996 and the unaudited consolidated financial statements and the related notes of the Company and its Subsidiaries as of and for the three and six month periods ended December 31, 1996, copies of which have been delivered to the Purchaser, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and fairly present in all material respects the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates and throughout the periods therein specified.

         (b) The Company has delivered to the Purchaser a copy of the reserve report dated as of June 30, 1996 prepared by Harper & Associates, independent petroleum engineers (the "Harper Report"), relating to the oil and gas reserves attributable to properties owned by the Company. The estimates of reserves in the Harper Report were prepared in accordance with standard geological and engineering methods generally accepted in the oil and gas industry. The estimates of the lease operating expenses in the Harper Report are reasonable and the historical factual information supplied by the Company to the independent engineering firm in connection with the preparation of the Harper Report was accurate and complete in all material respects.

         (c) The Company has delivered to the Purchaser copies of the following reserve reports relating to properties purchased by the Company after the dates of such reports: reserve report dated October 21, 1996, prepared by Netherland Sewell & Associates, Inc., independent petroleum engineers; reserve report dated June 17, 1996, prepared by Mohajir & Associates, Inc., independent petroleum engineers; and reserve report dated July 25, 1990, prepared by Veazey & Associates, Inc., independent petroleum engineers (collectively, the "Other Reports"). Nothing has come to the attention of the Company that has led it to believe that any of the Other Reports were not prepared in accordance with standard geological and engineering methods generally accepted in the oil and gas industry or that the information on which such reports were based was not accurate and complete.

         Section 3.18 Licenses. Except as set forth on Schedule 3.18, each of the Company and its Subsidiaries holds all licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters and worker health and safety) (individually, a "License" and, collectively, "Licenses") required for the conduct of its business as now being conducted, except where the failure to hold any such License would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         Section 3.19 Patents and Trademarks. Each of the Company and its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights and other rights required to conduct its business as presently conducted without any conflicts with the rights of others, except where the absence of such rights could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         Section 3.20 Properties. The Company or one of its Subsidiaries has Defensible Title to all of the material assets reflected on the consolidated financial statements included in the Reports as being owned by the Company or its Subsidiaries (including Oil and Gas Properties of the Company and its Subsidiaries set forth on Schedule 3.20) and all of the material assets thereafter acquired by the Company or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice) (collectively, the "Material Company Assets"). All material payments of any kind required to be made by the Company and its Subsidiaries to third parties under any contract or agreement relating to the Material Company Assets have been or will be properly and timely paid or provided for.

         Section 3.21    Filings with the Commission.   The Company's
Registration Statement on Form 10-SB, as amended, at the time of its effectiveness, and its Quarterly Report on Form 10-QSB for the period ended December 31, 1996, as of its filing date, complied in all material respects, both as to form and content, with all applicable requirements of the Exchange Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Information Statement filed with the Commission and delivered to the holders of Common Stock in connection with the amendment of the Company's Certificate of Incorporation to conform the Certificate of Incorporation to Exhibit K hereto (the "Information Statement") will, at the time of its filing with the Commission and delivery to the holders of Common Stock, comply in all material respects, both as to form and content, with all applicable requirements of the Exchange Act and the rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which it is made, not misleading. The Company has made all filings required to be made by it with the Commission pursuant to Sections 12, 13, 14 and 15 of the Exchange Act. All of such filings, and all filings made by the Company with the Commission pursuant to such sections, rules and regulations although not required to be made, complied in all material respects, as to both form and content, with all applicable requirements of the Exchange Act and the rules and regulations thereunder, and, at the time of filing, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         Section 3.22 No Interested Transaction. To the knowledge of the Company after due inquiry, (a) neither this Agreement, the Basic Documents or the Forseti Documents nor the transactions contemplated hereby or thereby, constitutes a contract or transaction between a corporation and one or more of its directors or officers or between a corporation and any other Corporation in which one or more of directors or officers are directors or officers or have a financial interest and (b) each member of the Board of Directors of the Company is a Disinterested Member with respect to this Agreement, the Basic Documents, the Forseti Documents, and the transactions contemplated hereby and thereby.

         Section 3.23 Insurance. The Company and its Subsidiaries maintain property, casualty, general liability and other insurance policies with coverage limits in amounts and with carriers as in each case are customary in accordance with sound business practices and which the Company believes are adequate in the circumstances.

         Section 3.24 No Material Misstatements. The representations and warranties contained in, the schedules attached to and the financial statements and other related financial data (excluding all projections and pro forma financial data) and reserve reports furnished to the Purchaser by or at the direction of the Company or any of its Subsidiaries in connection with the negotiation of this Agreement do not contain any material misstatement of fact and, when considered with all other written statements furnished to the Purchaser in that connection, such financial statements, related financial data (excluding all projections and pro forma financial data) and reserve reports do not omit to state a material fact or any fact necessary to make the statement contained therein not misleading. The circumstances and events that are not required to be identified on schedules to this Agreement by reason of the materiality qualifications contained in the representations and warranties in this Article III, or which are otherwise within such qualifications, in the aggregate do not have, and could not reasonably be expected to have, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Section 4.01 Organization. The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

         Section 4.02 Authority. The Purchaser has all requisite power and authority under its Partnership Agreement to own its properties and assets and to carry on its respective businesses as currently conducted. The Purchaser has all requisite partnership power and authority to (i) execute, deliver and perform its obligations under this Agreement and each of the Basic Documents to which it is a party and (ii) execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by the Purchaser pursuant to or in connection with this Agreement and each of the Basic Documents.

         Section 4.03 Conflicting Agreements and Other Matters. The execution, delivery and performance by the Purchaser of this Agreement, the Basic Documents to which it is a party and all other agreements and instruments to be executed and delivered by the Purchaser pursuant hereto or thereto or in connection herewith or therewith, compliance by the Purchaser with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any law, statute, rule or regulation, order, writ, judgment, injunction, decree, governmental permit, determination or award having applicability to the Purchaser or any of its properties or assets, (b) conflict with or result in a violation of any provision of its partnership agreement, or
(c) as of the Time of Purchase, require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, agreement or loan or credit agreement to which the Purchaser is a party or by which the Purchaser or any of its properties may be bound or (ii) any other such agreement, instrument or obligation to which the Purchaser is a party, except for any such violation, breach or default as could not reasonably be expected to have a Material Adverse Effect on the Purchaser.

         Section 4.04 Due Authorization, Execution, etc. This Agreement, each of the Basic Documents to which the Purchaser is a party and each other agreement or instrument executed and delivered by the Purchaser pursuant hereto or thereto or in connection herewith or therewith at or prior to the Closing shall have been duly authorized, executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors rights.

         Section 4.05 Litigation, Proceedings, etc. There is no Action pending or, to the knowledge of the Purchaser, contemplated or threatened against or affecting the Purchaser, its partners or its properties or assets, which relates to or challenges the legality, validity or enforceability of this Agreement, or any of the Basic Documents, or any other documents or agreements executed or to be executed by the Purchaser pursuant hereto or thereto or in connection herewith or therewith, or which (individually or in the aggregate) reasonably could be expected to (a) have a Material Adverse Effect on the Purchaser or (b) impair the ability or obligation of the Purchaser to perform fully on a timely basis any obligations which it has or will have under this Agreement or any of the Basic Documents.

         Section 4.06 Consents and Waivers. No authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Purchaser of this Agreement or any of the Basic Documents.

         Section 4.07 Investment. The Purchaser represents and warrants to, and covenants and agrees with, the Company that the Securities are being acquired for its own account and with no intention of distributing or reselling the Securities or the Conversion Shares in any transaction in violation of the securities laws of the United States of America or any State, without prejudice, however, to Purchaser's right, subject to the restrictions set forth in the Stockholders' Agreement, at all times to sell or otherwise dispose of all or any part of the Securities or the Conversion Shares under a registration statement under the Securities Act and applicable State securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144A promulgated thereunder). If the Purchaser should in the future decide to dispose of any of the Securities or the Conversion Shares, the Purchaser understands and agrees that it may do so only (a) in compliance with the Securities Act and applicable State securities law, as then in effect, and (b) in the manner contemplated by any registration statement pursuant to which such securities are being offered. The Purchaser agrees to the imprinting, so long as appropriate, of a legend on each certificate representing Securities or the Conversion Shares and to the entry of stop-transfer instructions to the effect set forth above and, with respect to the Shares, to the imprinting on each certificate of a legend with respect to the limitations on transfers set forth in the Stockholders' Agreement.

         Section 4.08 Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, the Company that, (a) it is an "accredited investor" within the meaning of paragraph (a)(3) of Rule 501 under the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

         Section 4.09 Receipt of Information; Authorization. The Purchaser represents and warrants to the Company that (a) it has received and reviewed sufficient information to enable the Purchaser to make an informed decision with respect to its investment in the Securities; and (b) the purchase of the Securities by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf.


                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

         Section 5.01 Conditions Precedent to Obligations of the Purchaser. The obligation of Purchaser to acquire the Securities is subject, at the Time of Purchase, to the prior or simultaneous satisfaction or waiver of the following conditions:

                 (a) The representations and warranties made by the Company herein shall be true and correct in all material respects (except for changes expressly provided for by this Agreement) at and as of the Time of Purchase with the same effect as though such representations and warranties had been made at and as of the Time of Purchase, the Company shall have performed and complied in all material respects with all agreements and conditions set forth in or contemplated hereunder or in the Basic Documents required to be performed or complied with by it at or prior to the Time of Purchase, and the Purchaser shall have received a certificate certifying as to the foregoing executed by a executive officer of the Company and dated as of the Closing Date.

                 (b) The Purchaser shall have received an opinion, addressed to it and dated the Closing Date, of Haynes and Boone, LLP, counsel for the Company, substantially in the form of Exhibit I hereto.

                 (c) The purchase of and payment for the Securities and the application of proceeds thereof by the Company in accordance with the terms of this Agreement (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation nor shall any Action seeking such prohibition or injunction be pending and (ii) shall not subject the Purchaser to any material penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation.

                 (d) The Purchaser shall have received a certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of the Company, (i) certifying as true, complete and correct the charter and bylaws of the Company and resolutions relating to the transactions contemplated by this Agreement, the Basic Documents and the Forseti Documents, adopted by the Board of Directors attached thereto (which shall be satisfactory to the Purchaser), (ii) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of the Company, (iii) as to the incumbency of the officers of the Company who shall have executed instruments, agreements and other documents in connection with the transactions contemplated hereby or by the Basic Documents or the Forseti Documents, and (iv) covering such other matters, and with such other attachments thereto, as the Purchaser may reasonably request, and such certificate and the attachments thereto shall be satisfactory in form and substance to the Purchaser. The Purchaser also shall have received affidavits, in the form annexed hereto as Exhibit J, from each of Edward J. Munden, Robert P. Lindsay, Ronald I. Benn and Bruce
         I. Benn with respect to the matters addressed in Section 3.22.

                 (e) Each of the Basic Documents shall have been executed and delivered by all of the respective parties thereto (other than the Purchaser) and shall be in full force and effect.

                 (f) EIBOC shall be the record owner of 6,600,000 shares of Common Stock and shall have entered into trust or similar arrangements related to the beneficial ownership of such shares in form and substance satisfactory to the Purchaser, and (i) such 6,600,000 shares of Common Stock and (ii) all the Capital Stock of EIBOC shall have been deposited with an escrow agent located in Houston, Texas pursuant to an escrow agreement, the terms of which (x) shall permit the release of such securities only with the concurrence of the Purchaser and (y) shall otherwise be acceptable to the Purchaser.

                 (g) The Purchaser shall have received from ATC (Cayman) Limited and from the beneficial owners of all of the Capital Stock of Forseti, letters dated the Closing Date, which shall include, representations and covenants relating to the Capital Stock of EIBOC, the Capital Stock of Forseti and the owners thereof, each of such letters to be in form and substance satisfactory to the Purchaser.

                 (h) The Company's Certificate of Incorporation and By-laws shall be in the forms annexed hereto as Exhibits K and L, respectively.

                 (i) The Company shall have filed the Certificate of Designation and the Certificate of Designation (Series B) with the Secretary of State of the State of Delaware.

                 (j) The Management Services Agreement dated July 1, 1996 between the Company and Capital House A Finance and Investment Corporation and the Agency Agreement dated as of June 15, 1996, among Forseti Investments, Ltd. et al. shall have been terminated.

                 (k) The Company shall have entered into Employment Agreements substantially in the form annexed hereto as Exhibit M with each of Edward J. Munden, Ronald I. Benn and Bruce I. Benn.

                 (l) All of the conditions to the obligations of the Company and Forseti Investments Ltd. to consummate the transactions contemplated by the Forseti Purchase Agreement shall have been satisfied except for any condition the satisfaction of which is dependent on the Time of Purchase having occurred.

                 (m) The Time of Purchase shall not be later than 5:00 P.M., Houston, Texas time, on June 15, 1997.

                 (n) All proceedings taken or to be taken in connection with the issuance of the Securities and the transactions contemplated by this Agreement, the Basic Documents and the Forseti Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Purchaser and its counsel. The Purchaser shall have received copies of such papers and documents as it may reasonably request in connection therewith.

                 (o) The Company shall have paid to or on behalf of the Purchaser all amounts payable pursuant to Section 8.07 of this Agreement and shall have paid to ECT Securities Corp. all amounts payable at the Time of Purchase pursuant to the Letter Agreement.

                 (p) The Company shall have received the consent of Comerica Bank-Texas to the transactions contemplated hereby and by each of the Basic Documents and each of the Forseti Documents.

         Section 5.02 Conditions Precedent to Obligations of the Company. The obligations of the Company to issue and sell Securities hereunder is subject, at the Time of Purchase, to the prior or simultaneous satisfaction or waiver of the following conditions:

                 (a) The representations and warranties made by the Purchaser herein shall be true and correct in all material respects on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase and the Company shall have received a certificate certifying as to the foregoing executed by a duly authorized representative of the Purchaser and dated as of the Closing Date.

                 (b) The issuance of the Securities by the Company shall not at the Time of Purchase be prohibited or enjoined (temporarily or permanently) under the laws of any jurisdiction to which the Company is subject nor shall any Action seeking such prohibition or injunction be pending.

                 (c) The Company shall have received an opinion, addressed to it and dated the Closing Date of Bracewell & Patterson, L.L.P., counsel for the Purchaser, substantially in the form of Exhibit N hereto.

                 (d) The Company shall have received a certificate, dated the Closing Date, of a duly authorized officer of the Purchaser, (i) certifying as true, complete and correct, resolutions of the Board of Directors of its general partner relating to the transactions contemplated by this Agreement (which shall be satisfactory to the Company), (ii) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of the Purchaser, (iii) as to the authorization of the Persons who shall have executed instruments, agreements and other documents in connection with the transactions contemplated hereby or by the Basic Documents and (iv) covering such other matters, with such other attachments thereto, as the Company may reasonably request, and such certificate and attachments thereto shall be satisfactory in form and substance to the Company.

                 (e) The Certificate of Designation and the Certificate of Designation (Series B) shall have become effective under the General Corporation Law of the State of Delaware; provided, however that the effectiveness of the Certificate of Designation and the Certificate of Designation (Series B) shall not be a condition of the obligation of the Company if the Company fails to submit the Certificate of Designation for filing.

                 (f) The Purchaser shall have made payment for the Securities.

                 (g) Each of the Basic Documents shall have been executed and delivered by all the respective parties thereto (other than the Company) and shall be in full force and effect.

                 (h) The Company shall have received the consent of Comerica Bank-Texas to the transactions contemplated hereby and by each of the Basic Documents and each of the Forseti Documents.

                                  ARTICLE VI

                                   COVENANTS

         Section 6.01 Use of Proceeds. The entire amount of the cash proceeds from the issuance of the Securities shall be used by the Company on the Closing Date immediately following the Time of Purchase to repurchase 9,600,000 shares of Common Stock from Forseti Investments Ltd. pursuant to the Forseti Purchase Agreement.

         Section 6.02 Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Purchaser.

         Section 6.03 Compliance with Laws. The Company shall and shall cause each of its Subsidiaries to comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, Environmental Laws, except where failure to comply will not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         Section 6.04 Maintenance of Properties. The Company will cause all properties (except as to properties not operated by the Company or a Subsidiary, as to which the Company shall use commercially reasonably efforts) owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of the Company or any such Subsidiary and not disadvantageous in any material respect to the Purchaser.

         Section 6.05 Accounting Practices. The Company shall not, and shall not permit any of its Subsidiaries to, materially change any method of accounting employed in the preparation of their financial statements from the methods employed in the preparation of the audited consolidated financial statements of the Company for the year ended June 30, 1996, unless required to conform to GAAP, recommended by the Company's independent auditors or approved in writing by the Purchaser, which approval will not be unreasonably withheld or delayed.

         Section 6.06 Access to Information. The Purchaser shall be entitled to (a) receive prior notice of any action proposed to be taken by the Board of Directors (or any committee thereof), (b) receive such notices as required to be given to directors of the Company of any meeting of the Board of Directors (or any committee thereof), (c) designate persons to attend any meeting of the Board of Directors, other than any portion of any such meeting held prior to the Closing at which the transactions contemplated by this Agreement are discussed, as observers, and (d) receive, promptly upon completion, all written management reports and written management accounts relating to the Company, to the extent such reports and accounts are provided to the Board of Directors (or any committee thereof).

         Section 6.07 Additional Equity Capital. The Company shall effect the placement or other sale of Common Stock generating net proceeds to the Company of at least $5,400,000 during the period beginning on March 15, 1997 and ending on December 31, 1997.

         Section 6.08     Disposition of Proceeds of Asset Sales.

         (a) The Company will not, and will not permit any of its Subsidiaries to, engage in any Asset Sale unless such Asset Sale is for not less than the fair market value of the shares of Capital Stock or assets sold (as determined by the Board of Directors) and the consideration received by the Company or the relevant Subsidiary in respect of such Asset Sale consists of at least 85% cash; provided, however, that (i) the amount of any liabilities of the Company (as shown on the Company's most recent balance sheet or in the notes thereto), or any Subsidiary of the Company (as shown on such Subsidiary's most recent balance sheet or in the notes thereto) that is expressly assumed by the transferee of any such assets, (ii) the amount of any notes or other obligations received by the Company or any such Subsidiary from such transferee that, within 90 days following the closing of such sale or disposition, are converted by the Company or such Subsidiary into cash (to the extent of the cash received), (iii) the fair market value of Oil and Gas Properties or Permitted Business Investments received by the Company or any such Subsidiary from such transferee shall be deemed to be cash for purposes of this provision.

         (b) If the Company or any of its Subsidiaries engages in an Asset Sale, the Company shall use the net cash proceeds thereof to repay or repurchase any outstanding indebtedness as required by the terms thereof. If all or a portion of such net cash proceeds is not required to be so applied, then within 60 days after the receipt of any proceeds from an Asset Sale, the Company may apply such proceeds, at its option, (a) to reduce indebtedness of the Company, or (b) to acquire a controlling interest in another Oil and Gas Business, to make a Permitted Business Investment, to make capital expenditures in respect of the Company's or its Subsidiaries' Oil and Gas Business, to purchase long-term assets that are used or useful in the Oil and Gas Business or to retain cash for working capital.

         Section 6.09 Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions involving aggregate consideration equal to or greater than $60,000 (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company unless (a) such transaction is on terms that are no less favorable to the Company than those that could have been obtained in a transaction between the Company (or its Subsidiary) and unaffiliated party in an arm's-length transaction and (b) such transaction is approved by a majority of the Disinterested Members of the Board of Directors; provided that the foregoing restriction shall not apply to (1) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company or any of its Subsidiaries, (2) indebtedness of or monies owed for customary compensation to, officers, directors and employees of the Company or its Subsidiaries, made in the ordinary course of business, (3) transactions between or among the Company or any of its wholly owned Subsidiaries, (4) the payment of dividends in respect of the Capital Stock of the Company or any of its Subsidiaries, (5) the payment of indebtedness of or monies owed by the Company or any of its Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business or (6) the payment of indebtedness of or monies owed by the Company or any of its Subsidiaries for fees to be paid to the Purchaser or any Affiliate of the Purchaser pursuant to the Letter Agreement or any other written agreement in existence on the Closing Date.

         Section 6.10 Statement by Officers as to Default. The Company will deliver to the Purchaser, within 60 days after the end of each fiscal year, a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company as to such officer's knowledge of the Company's compliance with all conditions and covenants set forth in this Agreement. For purposes of this Section 6.10, such compliance will be determined without regard to any period of grace or requirement of notice under this Agreement.

         Section 6.11 Provision of Financial Statements. The Company will, no later than one day after the earlier of (a) the date on which each Report is due or (b) the date of filing of such Report with the Commission, transmit to the Purchaser a copy of each Report. If the Company is not required to file Reports pursuant to Section 13 or 15(d) of the Exchange Act, then the Company shall transmit to the Purchaser as promptly as practicable, but in no event later than 60 days after the end of each fiscal quarter, unaudited consolidated and consolidating balance sheets as of the end of such fiscal quarter, and the related statements of income and cash flows for such quarter and as promptly as practicable, but in no event later than 90 days after the close of each fiscal year, audited consolidated and unaudited consolidating balance sheets of the Company as of the end of such fiscal year and the related audited statements of income and audited cash flows for such year; all such financial statements shall be prepared in conformity with GAAP. The Company shall transmit to the Purchaser consolidated lease operating statements for all of its properties during each fiscal year no later than (a) if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, one day after the earlier of (i) the date on which the Company's Annual Report on Form 10-K for such fiscal year is due or (ii) the date of filing of such Annual Report on Form 10-K or (b) if the Company is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, no later than 90 days after the end of such fiscal year (or shall include such information in the Reports or financial statements supplied pursuant to this Section 6.11). The Company shall (a) within three days after receipt by the Company and in any event on or before September 30 of each year, transmit to the Purchaser, a reserve report dated as of June 30 of such year covering all of the Company's Oil and Gas Properties as of such date, which report shall be prepared by Netherland Sewell & Associates, Ryder Scott Company, DeGolyer & McNaughton or another independent engineering firm acceptable to the Purchaser and (b) on or before February 28 of each year, transmit to the Purchaser a reserve report dated December 31 of the previous year covering all of the Company's Oil and Gas Properties as of such date, which report shall be prepared by the Company in form and substance reasonably satisfactory to the Purchaser. The dates as of which reserve reports referred to in the preceding sentence shall be made and transmitted shall be appropriately adjusted in the event the Company changes its fiscal year.

         Section 6.12 Nasdaq SmallCap Market. The Company shall use its best efforts to cause the Common Stock to be included in The Nasdaq SmallCap Market as soon as practicable and shall file any listing applications or additional listing applications that may be required to include the Conversion Shares, the Purchaser Warrant Shares, the Robertson Warrant Shares and the Maintenance Warrant Shares.

         Section 6.13 Nasdaq National Market. The Company shall (a) use reasonable commercial efforts to cause the Common Stock to be listed on The Nasdaq National Market as soon as practicable and shall obtain such listing no later than March 31, 2003 and (b) comply with the corporate governance regulations (other than the regulations requiring independent directors and the establishment of an Audit Committee of the Board of Directors), set forth in Rule 4460 of the Bylaws of the National Association of Securities Dealers, Inc. ("NASD"), as in effect from time to time (or any successor regulations), other than, unless otherwise required of the Company, any provisions relating to the filing of reports and other information with the NASD or the execution of a listing agreement. Notwithstanding the foregoing, the appointment of two Disinterested Members of the Board of Directors and establishment of an Audit Committee and a Compensation Committee of the Board of Directors (the membership of each such committee to consist of Disinterested Members), may take place at any time after the Closing Date and prior to June 30, 1997.

         Section 6.14 Incentive Plans. The Company shall approve and implement customary thrift, stock purchase, stock bonus, stock option, employee stock ownership or other incentive or profit sharing arrangements, insurance and other benefit plans, in forms reasonably acceptable to the Purchaser (collectively, "Plans"), for the benefit of employees of the Company and its Subsidiaries, no later than June 30, 1997, subject to stockholder approval of the Plans, if required, which unless earlier obtained shall be proposed by the Company for consideration and approval by its stockholders at the Company's annual meeting of stockholders to be held no later than November 30, 1997.

         Section 6.15 Additional Employment Agreements. No later than June 30, 1997, the Company shall have entered into an Employment Agreement in form and substance reasonably acceptable to the Purchaser with V. Ed Butler (or a person of comparable qualifications reasonably acceptable to the Purchaser).

         Section 6.16 No Amendment of Forseti Documents. Without the prior written consent of the Purchaser, the Company shall not agree or consent to any amendment, modification, supplement, termination (except in accordance with the terms thereof) or waiver of any provision of any of the Forseti Documents.

         Section 6.17 Consent of Comerica. The Company shall use its best efforts to obtain the consent of Comerica Bank-Texas described in Section 5.02(h) of this Agreement.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

         Section 7.01     Maintenance Rights.

         (a) From and after the date of this Agreement, the Purchaser shall have the right (which may be exercised in whole or in part) to purchase its proportionate share of any additional Capital Stock issued by the Company, at the same Price (as defined herein) and on the same terms as the Capital Stock to be sold by the Company. The number of shares or other units of Capital Stock the Purchaser shall have a right to acquire pursuant to this Section 7.01 shall be based upon the proportion of the total outstanding shares of Common Stock which is owned by Purchaser. The number of shares of Common Stock held by the Purchaser shall consist of all Conversion Shares, Purchaser Warrant Shares, Robertson Warrant Shares and Maintenance Warrant Shares owned by the Purchaser, plus the number of Conversion Shares, Robertson Warrant Shares and Maintenance Warrant Shares issuable on conversion or exercise of all outstanding Shares and all Maintenance Warrants and Robertson Warrants that are held by the Purchaser. The total number of shares of Common Stock outstanding shall include all shares of Common Stock issued and outstanding, plus the number of additional shares issuable on conversion of the Shares and on exercise of the Maintenance Warrants and Robertson Warrants held by the Purchaser. Except as set forth in (e) below, the Company shall notify the Purchaser in writing (an "Issuance Notice") at least 10 Business Days prior to the issuance of any Capital Stock. Each Issuance Notice shall set forth the Capital Stock proposed to be issued and sold, the Price to be paid for such Capital Stock and the proposed date of issuance (the "Issuance Date"). The Purchaser shall notify the Company prior to the Issuance Date if it elects to exercise its right to purchase Capital Stock and if it makes such an election, shall make payment in cash for the Capital Stock by certified check or wire transfer prior to the Issuance Date. Upon receipt of such payment by the Company, the Purchaser shall be deemed for all purposes to be the owner of such shares of Capital Stock, and the Company shall cause certificates representing such Capital Stock to be issued to the Purchaser as soon as practicable. The Company may sell Capital Stock described in an Issuance Notice, during a period not to exceed 90 days after the receipt of the Purchaser of the Issuance Notice. Thereafter, any issuance by the Company must again be preceded by an offer to the Purchaser hereunder.

         (b) If the Purchaser does not exercise its right to purchase Capital Stock in response to any Issuance Notice delivered on or prior to December 31, 1998, the Company shall, within 15 Business Days following delivery of such Issuance Notice, issue to the Purchaser transferable warrants (the "Maintenance Warrants") to purchase the Capital Stock that the Purchaser was entitled to purchase pursuant to such right, such warrants to be exercisable by the holder thereof at the Price any time prior to one year from the date of issuance of such Maintenance Warrants, which shall be in the form attached hereto as Exhibit O; provided, however, that no Maintenance Warrants shall be issued if the issuance of Capital Stock described in the Issuance Notice is an issuance pursuant to the exercise of the Class A Warrants or Class B Warrants.

         (c) As used herein, the "Price" at which Capital Stock is to be issued by the Company shall be (i) in the case of cash consideration paid for such Capital Stock, the amount of such cash consideration and (ii) in the case of noncash consideration, the fair market value of such consideration, as determined in good faith by the Disinterested Members of the Board of Directors of the Company. In the event Capital Stock is to be issued in respect of any rights, warrants or options to purchase shares of Capital Stock of the Company, or any other security convertible into or exchangeable for shares of Capital Stock of the Company (each a "Common Stock Equivalent"), the consideration paid upon the acquisition of such Common Stock Equivalent shall be taken into account as well as any consideration paid upon conversion, exchange, or exercise.

         (d)     Notwithstanding the foregoing, the rights created by this
Section 7.01 shall not apply to any issuance of shares of Preferred Stock (unless such shares constitute Voting Securities) or to any issuance of Capital Stock (i) pursuant to any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan or other incentive or profit sharing arrangement for the benefit of employees or non-employee directors of the Company or its Subsidiaries, provided such plan or arrangement has been approved by a majority of the Disinterested Members of the Board of Directors or the stockholders of the Company, (ii) in connection with any stock split or a dividend or distribution of shares of Common Stock to all of the holders thereof, or (iii) pursuant to any transaction registered under the Securities Act.

         (e) Notwithstanding the foregoing, the Purchaser shall have no right under this Section 7.01 with respect to the issuance of any Common Stock Equivalent, unless such Common Stock Equivalent entitles the holder thereof to vote or receive dividends. Subject to the limitations set forth in clause (d) above, the Purchaser shall have the right to purchase its proportionate share of any Capital Stock issued on conversion, exercise or exchange of any Common Stock Equivalent upon the exercise, conversion or exchange thereof. Any Issuance Notice relating to rights under this Section 7.01 arising in connection with the issuance of Capital Stock upon the exercise, conversion or exchange of any Common Stock Equivalent shall be given within three Business Days after receipt by the Company of notice of such exercise, conversion or exchange. The Purchaser shall notify the Company if it elects to exercise its right to purchase Capital Stock and, if it makes such election, shall make payment in cash for the Capital Stock by certified check or wire transfer within 10 Business Days after receipt of notice from the Company.

         (f) The provisions of this Section 7.01 and the rights granted hereunder shall terminate upon the earliest to occur of the following: (i) the date on which the Purchaser and its Affiliates beneficially own in the aggregate Capital Stock of the Company which represents less than 10% of the voting power of all then outstanding Voting Securities of the Company, such beneficial ownership to be determined in accordance with Rule 13d-3 under the Exchange Act as in effect as of the date hereof; (ii) the date on which the Company completes an underwritten public offering of its Common Stock under the Securities Act that generates net proceeds received by the Company of at least $25,000,000; and (iii) the date on which all Shares have been converted into Common Stock or otherwise are no longer outstanding.

                                 ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.01 Survival of Provisions. The representations, warranties and covenants made herein and in any certificates delivered by the Company pursuant to this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company or the Purchaser or (b) acceptance of any of the Securities and payment therefor and repayment or repurchase thereof. The provisions of Sections 8.04 and 8.07 shall remain operative and in full force and effect regardless of any termination of this Agreement.

         Section 8.02     Indemnification.

         (a) Subject to Section 8.02(c), the Purchaser, from and after the Effective Date, shall indemnify and hold the Company harmless from and against any and all damages losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the "Damages"), suffered by the Company as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Purchaser under this Agreement or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to the Company by the Purchaser pursuant to the terms of this Agreement.

         (b) Subject to Section 8.02(c), the Company shall indemnify and hold the Purchaser harmless from and against any and all Damages suffered by the Purchaser as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Company under this Agreement or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to the Purchaser by the Company pursuant to the terms of this Agreement.

         (c) Without affecting the rights of the parties hereto to recovery of actual, direct Damages, under no circumstances shall either party to this Agreement be liable to the other or their Affiliates for consequential, incidental, indirect, punitive, exemplary or special damages (collectively, "Consequential Damages") resulting from any cause whatsoever, whether arising in contract, warranty, tort (including negligence), strict liability, indemnity or otherwise. It is expressly agreed that no failure by either party to this Agreement to fulfill any condition hereof shall constitute a failure of essential purpose entitling any party to seek Consequential Damages. Nothing in this Section 8.02(c) shall affect in any way the rights and remedies available to any party under the terms of any Basic Document.

         Section 8.03     Termination.

         (a) This Agreement may be terminated (as to the party electing so to terminate it) at any time prior to the Time of Purchase:

                 (i)      by the Company if any of the conditions specified in
         Section 5.02 of this Agreement has not been met or waived by it pursuant to the terms of this Agreement by 12:00 noon, Houston, Texas time on the earlier of (i) the day that is the fifth Business Day after the twentieth day after the day on which the Information Statement is first sent or given to the stockholders of the Company or (ii) June 15, 1997, or at such earlier date on which the Company believes in good faith that any such condition can no longer be satisfied; or

                 (ii) by the Purchaser if any of the conditions specified in Section 5.01 of this Agreement has not been met or waived pursuant to the terms of this Agreement by 12:00 noon, Houston, Texas time on the earlier of (i) the day that is the fifth Business Day after the twentieth day after the day on which the Information Statement is first sent or given to the stockholders of the Company or (ii) June 15, 1997, or at such earlier date on which the Purchaser believes in good faith that any such condition can no longer be satisfied.

         (b) If (i) the Purchaser and its Affiliates shall, at any time after the Time of Purchase, beneficially own in the aggregate Capital Stock of the Company which represents less than 10% of the voting power of all then outstanding Voting Securities of the Company or (ii) all Shares have been converted into Common Stock or otherwise are no longer outstanding, all covenants, agreements, obligations and rights contained in Article VI of this Agreement shall terminate and shall be of no further force and effect.

         Section 8.04     Dispute Resolution.

         (a) Any controversy, dispute or claim arising out of or relating to this Agreement or any of the Basic Documents or the transactions contemplated hereby or thereby (a "Dispute") shall be submitted to non-binding mediation upon the request of the Company or the Purchaser on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within 15 days. The Mediator shall attempt through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the Company, the Purchaser and the Mediator, and each of the Company and the Purchaser shall pay its pro rata share of such compensation and other expenses of the mediation.

         (b) In the event that the Dispute has not been resolved within 30 days after the appointment of the Mediator, the Dispute shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 8.04, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United Stated Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each party shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator. If the third arbitrator is not selected within 30 days after the request for an arbitration, then any party may request the AAA to select the third arbitrator. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators.

         (c) Nothing in this Section 8.04 shall limit or delay the right of the Purchaser to exercise the remedies available to it upon the occurrence of an Event of Default as defined in the Certificate of Designation.

         Section 8.05 No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law or in equity or otherwise. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by the Company and by or on behalf of the Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 8.06 Communications. All notices and demands provided for hereunder shall be in writing, and if to the Purchaser, shall be given by telecopy (confirmed by overnight courier), air courier guaranteeing overnight delivery or personal delivery, to the Purchaser, to the following address:

         Joint Energy Development Investments Limited Partnership
         c/o Enron Corp.
         1400 Smith Street
         Houston, Texas  77002
         Attention:  Donna Lowry - Director, 28th Floor
         Telecopier:  (713) 646-3602

         and, if to the Company:

         Queen Sand Resources, Inc.
         3500 Oak Lawn
         Suite 380, L.B. #31
         Dallas, Texas  75219-4398
         Attention:  Robert P. Lindsay
         Telecopier: (214) 521-9960

         and

         Queen Sand Resources, Inc.
         60 Queen Street
         Suite 1400
         Ottawa, Canada
         K1P 5Y7
         Attention:  Edward J. Munden
         Telecopier: (613) 230-6055
         with a copy to:

         Haynes and Boone, L.L.P.
         901 Main Street
         Suite 3100
         Dallas, Texas  75202
         Attention:  William L. Boeing
         Telecopier: (214) 651-5940

or to such other address as the Company or Purchaser may designate in writing. All such notices and communications and all notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Section 8.07 Costs, Expenses and Taxes. The Company agrees to pay all out-of-pocket, third-party costs and expenses (including reasonable, properly documented fees and expenses of counsel to the Purchaser) reasonably incurred by the Purchaser in connection with negotiation, preparation, printing, execution and delivery of this Agreement and the Basic Documents and the transactions contemplated hereby and thereby. The Company shall pay or reimburse such expenses incurred by the Purchaser on the earlier of the Time of Purchase or the date on which this Agreement is terminated pursuant to Section 8.03(a). The Company shall also pay any expenses of the Purchaser reasonably incurred in connection with any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith unless such amendment, supplement or modification is requested by the Purchaser. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the original issuance of the Securities and shall save and hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

         Section 8.08 Determinations. Except as otherwise provided herein, all determinations to be made by the Company or the Purchaser hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion.

         Section 8.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 8.10 Binding Effect; Assignment. This Agreement shall be binding upon the Company and the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. Except as set forth herein, neither party to this Agreement may assign its rights and obligations under this Agreement to any other Person without the prior written consent of the other party. The Purchaser, with the consent of the Company (which consent shall not be unreasonably withheld), may assign any or all of its rights, privileges and obligations hereunder to (i) any direct or indirect affiliate organized under the laws of the United States or (ii) any other entity managed by Enron Corp. or any of its Affiliates or for which Enron Corp. or one of its Affiliates acts as administrative agent.

         Section 8.11 Public Announcements. The parties to this Agreement shall consult with each other regarding any public announcement or statement with respect to this Agreement or the transactions contemplated hereby and no party shall issue any public announcement or other statement with respect to the existence of this Agreement or the transactions contemplated hereby without the prior consent, which shall not be withheld unreasonably, of the other party, unless required by applicable law or regulation or order of a court of competent jurisdiction.

         Section 8.12 Governing Law. The laws of the State of Texas will govern this Agreement without regard to principles of conflicts of laws.

         Section 8.13 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

         Section 8.14 Headings. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         Section 8.15 Replacement Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Certificate representing Securities or Conversion Shares and, in the case of any such loss, theft or destruction, upon delivery of any unsecured letter of indemnity to the Company (or if required by the Company, a customary indemnity bond) or, in the case of any such mutilation, upon surrender or cancellation thereof, the Company will issue a new Certificate representing Securities or Conversion Shares.

                 IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

                               QUEEN SAND RESOURCES, INC.



                               By:         /s/ Edward J. Munden
                                  -------------------------------------------
                               Name:    Edward J.  Munden
                               Title:   President and Chief Executive Officer

                               and

                               By:      /s/ Robert P. Lindsay
                                  -------------------------------------------
                               Name:    Robert P.  Lindsay
                               Title:   Chief Operating Officer


                               JOINT ENERGY DEVELOPMENT
                               INVESTMENTS LIMITED PARTNERSHIP

                               By:      Enron Capital Management Limited
                                        Partnership, its General Partner

                               By:      Enron Capital Corp., its General Partner



                               By:      /s/ Steven M. Emshoff
                                  -------------------------------------------
                                        Steven M. Emshoff
                                        Agent and Attorney-in-Fact

        Queen Sand Resources, Inc. undertakes to file with the Securities and Exchange Commission upon its request the Schedules to this Securities Purchase Agreement.

                                                                       EXHIBIT A


                           CERTIFICATE OF DESIGNATION

                                       OF

               SERIES A PARTICIPATING CONVERTIBLE PREFERRED STOCK

                                       OF

                           QUEEN SAND RESOURCES, INC.


         Queen Sand Resources, Inc., a Delaware corporation (the
"Corporation"), does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") at a meeting duly convened and held on ____________, 1997 pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation that authorize the issuance of up to 50,000,000 shares of Preferred Stock, par value $.01 per share:

         BE IT RESOLVED, that the issuance of a series of Preferred Stock of Queen Sand Resources, Inc. (the "Corporation") is hereby authorized, and the designation, powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of said series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

         SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series A Participating Convertible Preferred Stock" (hereinafter called "Series A Preferred Stock"). Each share of Series A Preferred Stock shall be identical in all respects with all other shares of Series A Preferred Stock.

         SECTION 2. NUMBER OF SHARES. The number of shares of Series A Preferred Stock shall be 9,600,000. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled, and the Company shall take all such actions as are necessary to cause such shares to revert to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

         SECTION 3. DEFINITIONS. As used herein with respect to Series A Preferred Stock, the following terms shall have the following meanings:

                 (a) The term "Junior Securities" shall mean the Common Stock, par value $.0015 per share (the "Common Stock"), of the Corporation and any other class or series of stock of the Corporation hereafter authorized over which the Series A Preferred Stock has preference or priority in the payment of dividends, when used with respect to the payment of dividends, or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, when used with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                 (b) The term "Parity Securities" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks on a parity with the Series A Preferred Stock in the payment of dividends, when used with respect to the payment of dividends, or the distribution of assets on any liquidation, dissolution or winding up of the Corporation, when used with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                 (c) The term "Business Day" shall mean a day that is not a Saturday, a Sunday or a day on which banking institutions in Houston, Texas are not required to be open for business.

         SECTION 4. DIVIDENDS. The holders of record, as of the record date therefor or, if there is no such record date, as of the date of payment thereof, of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, any dividends (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock) payable on the Common Stock, as and when paid, in an amount equal to the amount each such holder would have received if such holder's shares of Series A Preferred Stock had been converted into Common Stock immediately prior to the record date or, if there is no such record date, on the date of payment thereof. Such right to receive dividends shall be in addition to the right to receive any dividends payable pursuant to paragraph (b) of Section 9.

         SECTION 5.       LIQUIDATION PREFERENCE.

                 (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any of the assets of the Corporation shall be distributed among or paid over to the holders of any Junior Securities, the holders of shares of Series A Preferred Stock shall be entitled to receive (i) an amount per share (the "Liquidation Preference") equal to the lesser of (A) $1.50 and (B) the sum of (x) $0.521 and
(y) the quotient obtained by dividing (I) the aggregate amount of all payments made, as of the date of such liquidation, dissolution or winding up, to the Corporation by Joint Energy Development Investments Limited Partnership ("JEDI") or its assignee pursuant to the Earn Up Agreement dated as of ____________, 1997 between the Corporation and JEDI by (II) 9,600,000 and (ii) any and all accrued but unpaid dividends thereon, and shall not be entitled to any other or additional distribution.

                 (b) If upon such liquidation, dissolution or winding up, whether voluntary or involuntary, the assets available for distribution among the holders of shares of Series A Preferred Stock and holders of Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the assets of the Corporation available for distribution among the holders of Series A Preferred Stock and holders of Parity Securities shall be distributed ratably among such holders so that the amounts distributed in respect of the Series A Preferred Stock and the Parity Securities shall bear to each other the same ratio that the full amounts payable on liquidation, dissolution or winding up of the Corporation to the holders of shares of Series A Preferred Stock and the Parity Securities bear to each other.

                 (c) A consolidation or merger of the Corporation with or into any other corporation or other entity, or a sale of all or substantially all of the assets of the Corporation that does not involve a distribution by the Corporation of cash or other property to the holders of shares of the Common Stock, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 5.

         SECTION 6. CONVERSION RIGHTS. Each holder of shares of Series A Preferred Stock shall have the right, at such holder's option, to convert such shares into shares of Common Stock of the Corporation at any time and from time to time on and subject to the following terms and conditions:

                 (a) The shares of Series A Preferred Stock shall be convertible at the principal office of the Corporation and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, at the Conversion Rate, as hereinafter defined, subject to adjustment as provided herein. The "Conversion Rate," which represents the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible, shall initially be one.

                 (b) In order to convert shares of Series A Preferred Stock into Common Stock the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. Preferential dividends pursuant to Section 4(a) on converted shares of Series A Preferred Stock shall cease to accrue on the date of conversion, and all such dividends that have accrued as of the date of conversion but have not been paid shall be payable on the date such dividends would have been payable if such conversion had not occurred.

                 (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay cash in respect of such fraction in an amount equal to such fraction of the fair market value (as determined by the Board of Directors of the Corporation) of a share of Common Stock on the date on which the certificate or certificates for such shares were duly surrendered for conversion.

                 (d) The number and kind of securities issuable upon the conversion of the Series A Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events occurring on or after the Issuance Date of the shares of the Series A Preferred Stock as follows:

                          (i) In case of any reclassification or change of outstanding securities issuable upon exercise of the conversion rights (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation or other entity (other than a merger with another corporation or other entity in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding securities issuable upon conversion of the Series A Preferred Stock), the holders of the Series A Preferred Stock shall have, and the Corporation, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that the holders of the Series A Preferred Stock do have, the right to obtain upon conversion of the Series A Preferred Stock, in lieu of each share of Common Stock theretofore issuable upon conversion of the Series A Preferred Stock, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock issuable upon conversion of the Series A Preferred Stock as if the conversion had occurred immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subparagraph (d)(i). The provisions of this subparagraph (d)(i) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                          (ii) If the Corporation at any time while any of the Series A Preferred Stock is outstanding, shall subdivide or combine its Common Stock, the Conversion Rate shall be proportionately adjusted at the effective date of such subdivision or combination, or if the Corporation shall take a record of its Common Stock for the purpose of so subdividing or combining, at such record date, whichever is earlier.

                          (iii) If the Corporation at any time while any of the Series A Preferred Stock is outstanding shall pay a dividend payable in, or make any other distribution of, Common Stock, the Conversion Rate shall be adjusted, at the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, at the date of such payment or other distribution), to that rate determined by multiplying the Conversion Rate in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution) by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution plus, in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution. For purposes hereof, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or its subsidiaries.

                 (e) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall compute the adjusted Conversion Rate in accordance with this Section 6 and shall cause to be prepared a certificate signed by the Corporation's treasurer setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be mailed to the holders of record of outstanding shares of the Series A Preferred Stock.

                 (f) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding.

                 (g) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.


                 (h) Concurrently with the transfer of any shares of Series A Preferred Stock to any person (other than any direct or indirect affiliate of JEDI or any other entity managed by Enron Corp. or any of its affiliates or for which Enron Corp. or one of its affiliates acts as administrative agent) (each a "Designated Holder"), the shares of Series A Preferred Stock so transferred shall automatically be converted into a like number of shares of Series B Participating Convertible Preferred Stock of the Corporation, $.01 par value per share (the "Series B Preferred Stock"). Upon registration of any transfer of shares of Series A Preferred Stock to any person other than a Designated Holder, the Corporation or its transfer agent shall issue to the transferee a certificate representing number of Series B Preferred Stock which is equal to the number of shares of Series A Preferred Stock surrendered for transfer.

         SECTION 7.       VOTING RIGHTS.

                 (a) Except as provided in paragraph (b) of this Section 7, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock (and of any other class or series which may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote, and the number of votes that each share of Series A Preferred Stock shall entitle to the holder thereof to cast shall be the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible as of the record date for such vote or, if there is no record date for the vote, at the time of the vote.

                 (b) So long as at least 960,000 shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the approval of the holders of the shares of Series A Preferred Stock, acting as a single class, shall be necessary for effecting or validating:

                          (i) Any amendment, alteration or repeal of any of the provisions of the certificate of incorporation or the bylaws of the Corporation;

                          (ii) The authorization, creation or issuance of, or the increase in the authorized amount of, any Parity Securities or any shares of any class or series or any security convertible into shares of any class or series of any security ranking prior to the shares of Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation;

                          (iii)   The merger or consolidation of the
         Corporation with or into any other corporation or other entity or the sale of all or substantially all of the Corporation's assets; or

                          (iv)    Any reorganization, restructuring,
         recapitalization or other similar transaction that requires the approval of the stockholders of the Corporation.

                 (c) With respect to any matter that requires the approval of holders of Series A Preferred Stock acting separately as a class or any action that may be taken by the holders of Series A Preferred Stock, such approval shall be deemed to be given or such action taken by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, given in person or by proxy, by written consent or at the annual meeting of the Corporation's stockholders, or a special meeting in lieu thereof, or at a special meeting of the holders of shares of Series A Preferred Stock called for the purpose of voting on such matter or action. Upon receipt of the written request of the holders of 25% or more of the outstanding shares of Series A Preferred Stock, the Secretary of the Corporation shall call and give notice of a special meeting of the holders of the Series A Preferred Stock for the purpose specified in such request, which meeting shall be held within 30 days after delivery of such request to the Corporation; provided that the Secretary shall not be required to call such a special meeting in the case of any such request received less than 30 days before the date fixed for an annual meeting of the Company's stockholders.

         SECTION 8. ELECTION OF DIRECTORS. The holders of shares of Series A Preferred Stock shall have the right, exercisable at any time and acting separately as a class, to elect a number of members of the board of directors such that the quotient obtained by dividing such number by the maximum authorized number of directors (as increased to include such additional directors elected pursuant to this Section 8) is as close as possible to being equal to the percentage of the outstanding voting power of the Corporation entitled to vote generally in the election of directors that is represented by the outstanding shares of Series A Preferred Stock at such time. Upon the taking of any such action by the holders of Series A Preferred Stock to elect directors of the Corporation, the maximum authorized number of members of the Board of Directors shall automatically be increased by one or two, as appropriate. A director elected by the holders of Series A Preferred Stock pursuant to this Section 8 shall serve until his successor is duly elected and qualified or until his removal. Such a director may be removed without cause at any time by action, and only by such action, of the holders of shares of Series A Preferred Stock. If the office of a director elected pursuant to this
Section 8 becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, such vacancy may be filled by the action, and only by such action, of the holders of shares of Series A Preferred Stock.

         SECTION 9.       EVENT OF DEFAULT.

                 (a) For purposes hereof, an "Event of Default" shall be deemed to have occurred if the Corporation shall fail to comply with any of the covenants contained in Article VI of the Securities Purchase Agreement dated March 27, 1997 between the Corporation and JEDI (the "Securities Purchase Agreement"), provided that, in the case of the covenants contained in Sections 6.02, 6.03, 6.04, 6.10. 6.11 or 6.13(b) of the Securities Purchase Agreement, failure to comply shall not be considered an Event of Default if such failure is cured or compliance is waived in writing by JEDI within 30 days after the date on which the failure to comply first occurs.

         Upon the failure of the Corporation to comply with any of the covenants contained in Article VI of the Securities Purchase Agreement, the Corporation shall provide written notice of such event, including the date on which such event first occurred, to all of the holders of record of shares of Series A Preferred Stock within 10 days after the occurrence of such event. Failure to provide such notice shall be deemed an Event of Default. Any Event of Default may be waived in writing by JEDI at any time, in which case paragraphs (b) - (d) of this Section 9 shall not apply with respect to such Event of Default; provided, however, that no such waiver of an Event of Default shall be deemed to be a waiver of any other Event of Default.

                 (b) Upon the occurrence and during the continuance of an Event of Default, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, in addition to all other dividends payable hereunder to holders of shares of Series A Preferred Stock and when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends accruing from the date of the Event of Default (the "Default Date") in an amount per share per annum equal to 6% of the Liquidation Preference in effect at the time of accrual of such dividends, payable quarterly in arrears on or before the 15th day (the "Dividend Payment Date") after the last day of each calendar quarter during which such dividends are payable (each a "Dividend Period"). If any Dividend Payment Date occurs on a day that is not a Business Day, the dividend shall be payable on the next succeeding Business Day. Each such dividend will be payable to holders of record as they appear on the stock transfer records of the Corporation on such record dates, not less than 10 nor more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Series A Preferred Stock shall accrue (whether or not declared) on a daily basis and shall be cumulative (whether or not in any Dividend Period there shall be funds of the Corporation legally available for the payment of such dividends). The first dividend shall accrue from the Default Date through the end of the first calendar quarter to end after the Default Date, and subsequent dividends shall accrue on a daily basis during the Dividend Period for which they are payable. Accrued and unpaid dividends on the Series A Preferred Stock shall not bear interest. Unless full cumulative dividends accrued on all outstanding shares of the Series A Preferred Stock have been or contemporaneously are declared and paid for all Dividend Periods ending on or prior to the date of payment thereof, no dividend shall be declared or paid or set aside for payment or other distribution declared or made on the Common Stock or on any other Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock or any other Junior Securities), nor shall any Common Stock nor any other Junior Securities be redeemed, purchased or otherwise acquired for any consideration (other than by conversion into or exchange or exercise for other Junior Securities), nor may any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities, by the Corporation or any of its subsidiaries, except by conversion into or exchange for Junior Securities.

                 (c) Upon the occurrence and during the continuance of an Event of Default resulting from the failure of the Corporation to comply with any of the covenants contained in Sections 6.01, 6.06, 6.07, 6.08, 6.09, 6.10, 6.12, 6.13, 6.14, or 6.16 of the Securities Purchase Agreement, the holders of shares of Series A Preferred Stock shall have the right, acting separately as a class, to elect a number of persons to the Board of Directors of the Corporation that, along with any members of the Board of Directors who are serving at the time of such action and were elected pursuant to Section 8, will constitute a majority of the Board of Directors. Upon the taking of such action, the maximum authorized number of members of the Board of Directors shall automatically increase by the number of directors so elected, and the vacancies so created shall be filled by the persons elected pursuant to this subparagraph (ii). In the event that upon the election of directors under this paragraph (c), the Corporation is required under Rule 14f-1 under the Securities Exchange Act of 1934, as amended, to file with the Securities and Exchange Commission and transmit to its stockholders certain information, the Corporation shall take such action as promptly as practicable, and the term of office of the directors so elected shall begin upon the termination of the 10 day period prescribed by such Rule. A director elected by the holders of Series A Preferred Stock pursuant to this Section 9(c) shall serve until his successor is duly elected and qualified, until his removal or until his term terminates as provided below. Such a director may be removed without cause at any time by action, and only by such action, of the holders of shares of Series A Preferred Stock. If the office of a director elected pursuant to this
Section 9(c) becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, such vacancy may be filled by the action, and only by such action, of the holders of shares of Series A Preferred Stock. At such time as the Event of Default giving rise to this right to elect directors has been cured, such right shall terminate, the terms of any directors elected pursuant to this subparagraph (ii) shall terminate and the maximum number of authorized members of the Board of Directors shall decrease automatically to the maximum number of authorized members of the Board of Directors in effect immediately before any action was taken pursuant hereto.

                 (d) Upon the occurrence of an Event of Default resulting from the failure of the Company to comply with any of the covenants contained in Sections 6.01, 6.08, 6.09, 6.10, 6.13(b), 6.14, or 6.16 of the Securities
Purchase Agreement, each holder of shares of Series A Preferred Stock shall have the right, by written notice to the Corporation (the "Repurchase Notice") within 90 days after the occurrence of the Event of Default, to require that the Corporation repurchase, out of funds legally available therefor, such holder's shares of Series A Preferred Stock for an amount in cash equal to the amount such holder would receive in respect of the shares to be repurchased if the Corporation were liquidated, dissolved or wound up on the date of the holder's Repurchase Notice. Any Repurchase Notice shall be accompanied by duly endorsed certificates representing the shares of Series A Preferred Stock to be repurchased. Upon receipt of a Repurchase Notice, the Corporation shall make payment in cash of the appropriate amount to the holder requiring repurchase with five Business Days of the date such Repurchase Notice is received, unless the Corporation receives within 90 days after the occurrence of the Event of Default written notice from such holder prior to such payment that such holder is withdrawing its requirement of the repurchase of its shares of Series A Preferred Stock.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Designation on behalf of the Corporation this ___ day of ___________, 1997.

                                        QUEEN SAND RESOURCES, INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                                                       EXHIBIT B




                           CERTIFICATE OF DESIGNATION

                                       OF

               SERIES B PARTICIPATING CONVERTIBLE PREFERRED STOCK

                                       OF

                           QUEEN SAND RESOURCES, INC.


         Queen Sand Resources, Inc., a Delaware corporation (the
"Corporation"), does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") at a meeting duly convened and held on _____________, 1997 pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation that authorize the issuance of up to 50,000,000 shares of Preferred Stock, par value $.01 per share:

         BE IT RESOLVED, that the issuance of a series of Preferred Stock of Queen Sand Resources, Inc. (the "Corporation") is hereby authorized, and the designation, powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of said series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

         SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series B Participating Convertible Preferred Stock" (hereinafter called "Series B Preferred Stock"). Each share of Series B Preferred Stock shall be identical in all respects with all other shares of Series B Preferred Stock. Shares of Series B Preferred Stock shall not be issuable except upon the conversion of shares of the Corporation's Series A Participating Convertible Preferred Stock in accordance with the terms of the Certificate of Designation relating to such stock.

         SECTION 2. NUMBER OF SHARES. The number of shares of Series B Preferred Stock shall be 9,600,000. Shares of Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled, and the Corporation shall take all such actions as are necessary to cause such shares to revert to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

         SECTION 3. DEFINITIONS. As used herein with respect to Series B Preferred Stock, the following terms shall have the following meanings:

                 (a) The term "Junior Securities" shall mean the Common Stock, par value $.0015 per share (the "Common Stock"), of the Corporation and any other class or series of stock of the Corporation hereafter authorized over which the Series B Preferred Stock has preference or priority in the payment of dividends, when used with respect to the payment of dividends, or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, when used with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                 (b) The term "Parity Securities" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks on a parity with the Series B Preferred Stock in the payment of dividends, when used with respect to the payment of dividends, or the distribution of assets on any liquidation, dissolution or winding up of the Corporation, when used with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                 (c) The term "Business Day" shall mean a day that is not a Saturday, a Sunday or a day on which banking institutions in Houston, Texas are not required to be open for business.

         SECTION 4. DIVIDENDS. The holders of record, as of the record date therefor or, if there is no such record date, as of the date of payment thereof, of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, any dividends (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock) payable on the Common Stock, as and when paid, in an amount equal to the amount each such holder would have received if such holder's shares of Series B Preferred Stock had been converted into Common Stock immediately prior to the record date or, if there is no such record date, on the date of payment thereof.

         SECTION 5.       LIQUIDATION PREFERENCE.

                 (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any of the assets of the Corporation shall be distributed among or paid over to the holders of any Junior Securities, the holders of shares of Series B Preferred Stock shall be entitled to receive (i) an amount per share equal to the lesser of (A) $1.50 and (B) the sum of (x) $0.521 and (y) the quotient obtained by dividing (I) the aggregate amount of all payments made, as of the date of such liquidation, dissolution or winding up, to the Corporation by Joint Energy Development Investments Limited Partnership ("JEDI") or its assignee pursuant to the Earn Up Agreement dated as of __________________, 1997 between the Corporation and JEDI by (II) 9,600,000 and (ii) any and all accrued but unpaid dividends thereon, and shall not be entitled to any other or additional distribution.

                 (b) If upon such liquidation, dissolution or winding up, whether voluntary or involuntary, the assets available for distribution among the holders of shares of Series B Preferred Stock and holders of Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the assets of the Corporation available for distribution among the holders of Series B Preferred Stock and holders of Parity Securities shall be distributed ratably among such holders so that the amounts distributed in respect of the Series B Preferred Stock and the Parity Securities shall bear to each other the same ratio that the full amounts payable on liquidation, dissolution or winding up of the Corporation to the holders of shares of Series B Preferred Stock and the Parity Securities bear to each other.

                 (c) A consolidation or merger of the Corporation with or into any other corporation or other entity, or a sale of all or substantially all of the assets of the Corporation that does not involve a distribution by the Corporation of cash or other property to the holders of shares of the Common Stock, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 5.

         SECTION 6. CONVERSION RIGHTS. Each holder of shares of Series B Preferred Stock shall have the right, at such holder's option, to convert such shares into shares of Common Stock of the Corporation at any time and from time to time on and subject to the following terms and conditions:

                 (a) The shares of Series B Preferred Stock shall be convertible at the principal office of the Corporation and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, at the Conversion Rate, as hereinafter defined, subject to adjustment as provided herein. The "Conversion Rate," which represents the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible, shall initially be one.

                 (b) In order to convert shares of Series B Preferred Stock into Common Stock the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares. Shares of Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. Preferential dividends pursuant to Section 4(a) on converted shares of Series B Preferred Stock shall cease to accrue on the date of conversion, and all such dividends that have accrued as of the date of conversion but have not been paid shall be payable on the date such dividends would have been payable if such conversion had not occurred.

                 (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay cash in respect of such fraction in an amount equal to such fraction of the fair market value (as determined by the Board of Directors of the Corporation) of a share of Common Stock on the date on which the certificate or certificates for such shares were duly surrendered for conversion.

                 (d) The number and kind of securities issuable upon the conversion of the Series B Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events occurring on or after the Issuance Date of the shares of the Series B Preferred Stock as follows:

                          (i) In case of any reclassification or change of outstanding securities issuable upon exercise of the conversion rights (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation or other entity (other than a merger with another corporation or other entity in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding securities issuable upon conversion of the Series B Preferred Stock), the holders of the Series B Preferred Stock shall have, and the Corporation, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that the holders of the Series B Preferred Stock do have, the right to obtain upon conversion of the Series B Preferred Stock, in lieu of each share of Common Stock theretofore issuable upon conversion of the Series B Preferred Stock, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock issuable upon conversion of the Series B Preferred Stock as if the conversion had occurred immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subparagraph (d)(i). The provisions of this subparagraph (d)(i) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                          (ii) If the Corporation at any time while any of the Series B Preferred Stock is outstanding, shall subdivide or combine its Common Stock, the Conversion Rate shall be proportionately adjusted at the effective date of such subdivision or combination, or if the Corporation shall take a record of its Common Stock for the purpose of so subdividing or combining, at such record date, whichever is earlier.

                          (iii) If the Corporation at any time while any of the Series B Preferred Stock is outstanding shall pay a dividend payable in, or make any other distribution of, Common Stock, the Conversion Rate shall be adjusted, at the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, at the date of such payment or other distribution), to that rate determined by multiplying the Conversion Rate in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution) by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution plus, in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution. For purposes hereof, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or its subsidiaries.

                 (e) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall compute the adjusted Conversion Rate in accordance with this Section 6 and shall cause to be prepared a certificate signed by the Corporation's treasurer setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be mailed to the holders of record of outstanding shares of the Series B Preferred Stock.

                 (f) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series B Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series B Preferred Stock then outstanding.

                 (g) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.


         SECTION 7.       VOTING RIGHTS.

                 In addition to any other voting rights required by applicable law, the holders of Series B Preferred Stock shall vote together with the holders of Common Stock (and of any other class or series which may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote, and the number of votes that each share of Series B Preferred Stock shall entitle to the holder thereof to cast shall be the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible as of the record date for such vote or, if there is no record date for the vote, at the time of the vote.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Designation on behalf of the Corporation this ___ day of _____________, 1997.


                                QUEEN SAND RESOURCES, INC.


                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------

                                                                       EXHIBIT C
                                 [Closing Date]



Queen Sand Resources, Inc.
3500 Oak Lawn, Suite 380, L.B. #31
Dallas, Texas  75219-4398

Attention:  Edward J. Munden

Gentlemen:

This letter agreement (the "Agreement") sets forth the terms and conditions pursuant to which Queen Sand Resources, Inc., a Delaware corporation (the "Company"), will retain ECT Securities Corp., a Delaware corporation ("ECT") to act as the Company's advisor.

         The Company and ECT agree as follows:

         1.      Retention of Advisor; Scope of Services.

         a. Subject to the terms and conditions set forth herein, the Company hereby retains ECT to act as an advisor to the Company during the Agreement Period (as defined in paragraph 3 below).

         b. As advisor to the Company, ECT will, from time to time, as requested by the Company, provide consultation, assistance and advice to the Company with respect to its operations and properties.

         c. The parties hereto acknowledge that (i) ECT is not regularly engaged in the business of providing advisory services and personnel and that the services to be performed by ECT hereunder are provided as an incident to ECT's relationship with Enron Capital Management Limited Partnership, the General Partner of Joint Development Investments Limited Partnership ("JEDI") and JEDI's activities as an owner of equity securities of the Company, (ii) the fees to be paid to ECT hereunder were established at an amount which is believed to be approximately equal to the amount of indirect costs and expenses ECT will incur in providing such services, (iii) ECT is not an "investment advisor," within the meaning of the Investment Advisors Act of 1940, as amended, or applicable state laws, or a "broker" or "dealer" under the Securities Exchange Act of 1934, as amended, or subject to regulation under the Commodity Futures Trading Act or comparable state laws, (iv) the nature of the services to be provided by ECT under this Agreement do not include those

Queen Sand Resources, Inc.
[Closing Date]
Page 2



         of an "investment advisor" (i.e. providing advice as to the value of securities or the advisability of investing in, purchasing or selling securities), or those of a "broker" or "dealer" (i.e. effecting transaction in securities for the account of the Company or others), and (v) it is specifically intended by the parties hereto that ECT's activities hereunder not subject ECT to any regulation or registration under federal or state laws.

         d. The parties hereto acknowledge and agree that upon reasonable request by the Company, ECT will, subject to the availability of such personnel, make available such of its employees, as ECT may determine may reasonably be necessary for ECT's performance of its services hereunder. The parties further acknowledge that unless and until ECT provides notice to the contrary, all decisions with respect to staffing, scheduling and allocating ECT's resources for purposes of this Agreement will be coordinated on behalf of ECT by and any request by the Company for the performance of services hereunder shall be directed to W. Craig Childers.

         2.      Agreement Period and Termination.

         a. Unless earlier terminated under subparagraph (b), ECT shall act as the Company's advisor under this Agreement, effective as of the date hereof (the "Effective Date") and continuing until the earlier of
         (a) the fifth anniversary of the date hereof and (b) such time as Joint Energy Development Investments Limited Partnership or its affiliates own less than 10% of the capital stock of the Company entitled to vote generally in the election of directors. This Agreement may be terminated effective as of the end of any calendar quarter of the Company if ECT provides written notice of its election to terminate the Agreement to the Company not less than 30 days before the date on which such termination is to be effective.

         b. Upon termination of this Agreement, neither party will have any further obligation under this Agreement, except for (i) the Company's obligation to pay to ECT the fees then due pursuant to Paragraph 3, which shall continue after such termination until such amounts are paid in full, and (ii) the Company's or ECT's obligation to provide the indemnities contained in Paragraph 4.

         3. Advisement Fee. The Company shall pay to ECT a fee of $100,000 concurrently with the execution of this Agreement. In addition, ECT shall be entitled to receive quarterly fees for its services provided during the period from the Effective Date of this Agreement until the date of its termination pursuant to Section 2 (the "Agreement Period"), payable as follows:
$25,000 on each March 31, June 30, September 30 and December 31 of each year during the term of this Agreement in arrears, beginning on September 30, 1997.

Queen Sand Resources, Inc.
[Closing Date]
Page 3



         4. Indemnification. In consideration of the services performed and to be performed by ECT for the Company, and for other good and valuable consideration, the Company and ECT hereby agree as follows:

         a. The Company shall indemnify and hold harmless ECT its affiliates and affiliated entities, each of its partners, officers, employees, agents and each person, if any, who "controls" ECT (within the meaning of the federal securities laws) (collectively the "Indemnified Parties" and individually, an "Indemnified Party") from and against any and all actions or claims and any and all losses, claims, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise or the costs of investigating, preparing or defending any action or claim, whether or not in connection with any action or litigation in which any Indemnified Party is a party), joint or several, to which any Indemnified Party may become subject, including but not limited to, any liability under the Securities Act of 1933 or any other federal or state securities law or otherwise as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of any matter related to this Agreement, including, without limitation, any act or omission by ECT in connection with its role as advisor and its acceptance of or the performance or non-performance of its obligations under this Agreement.

         b. The indemnity provided for in subparagraph (a) above shall cover any loss, claim, damage, liability, cost or expense incurred by an Indemnified Person REGARDLESS OF THE ORDINARY NEGLIGENCE OF SUCH INDEMNIFIED PERSON, but shall not cover any loss, claim, damage, liability, cost or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from an Indemnified Party's gross negligence or willful misconduct.

         c. The indemnity provided for in subparagraph (a) shall be in addition to any liability that the Company may otherwise have to the Indemnified Parties and shall be subject to the following:

                 (i) Promptly after receipt by an Indemnified Party under subparagraph (a) above of notice of the commencement of any action, proceeding, investigation or other event with respect to which any Indemnified Party demands indemnification hereunder, such Indemnified Party shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof, provided that the failure to so notify the Company shall not relieve it from any liability that it may have to any Indemnified Party, except to the extent the Company is prejudiced by such failure.

Queen Sand Resources, Inc.
[Closing Date]
Page 4


                 (ii) Notwithstanding anything expressed or implied herein to the contrary, the indemnity provided for herein shall cover the amount of any settlements entered into in connection with any claim for which an Indemnified Party may be indemnified hereunder, if and only if such settlement is consented to by the Company, which consent will not be unreasonably withheld.

                 (iii) No settlement binding on an Indemnified Party may be made without the consent of such Indemnified Party (which consent shall not be unreasonably withheld).

                 (iv) If the claim for indemnification arises out of a claim for damages by a person other than an Indemnified Party, the Company, after giving notice to the Indemnified Party, may undertake to defend or settle such claim for damages and may employ counsel for such purpose. The Indemnified Party, at its own expense, shall have the right to employ separate counsel with respect to such claim and to participate in, but not control, such settlement or defense; provided that, if the Company is also a defendant in respect of any such claim and a potential conflict exists between the interests of the Company and those of an Indemnified Party or if the Company does not elect to undertake the settlement or defense of such claim, the Indemnified Parties shall, at the expense of the Company, have the right to employ not more than one counsel to represent the Indemnified Parties with respect to such claim and the Indemnified Parties may control any settlement or defense applicable to the claims brought against such Indemnified Parties.

                 (v) Expenses and other costs incurred by an Indemnified Party in connection with any suit, action or other proceeding relating to this Agreement shall be advanced by the Company to such Indemnified Party prior to any final determination of whether an Indemnified Party is entitled to be indemnified for such costs and expenses hereunder, if the Indemnified Party provides to the Company an undertaking to return any amounts so received to the extent that it is ultimately determined that he was not entitled to be indemnified for such costs and expenses hereunder.

                 (vii) The Company agrees that the Indemnified Parties shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with any matter related to this Agreement, except for liabilities or expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from ECT or such other Indemnified Party's gross negligence or willful misconduct.

Queen Sand Resources, Inc.
[Closing Date]
Page 5


         d. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) in a proceeding in which a claim for indemnification has been made by an Indemnified Party, that the Company has sustained any loss, claim, damage, liability, cost or expense resulting directly and exclusively from ECT's gross negligence or willful misconduct in connection with the performance or non-performance by ECT of its obligations under this Agreement, then ECT shall indemnify and hold harmless the Company for the amount of any such loss, claim, damage, liability, costs or expense so determined to have been sustained by the Company. Notwithstanding any provision of this Agreement to the contrary, in no event will the liability of ECT exceed the amount of fees paid to ECT by the Company pursuant to the terms hereof.

         4. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE FULLY PERFORMED THEREIN.

         5. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and permitted assigns, and to the indemnified parties hereunder and their successors and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Agreement may not be assigned by any party to an unaffiliated party without the express written consent of the other party hereto.

         6. Notices. All communications under this Agreement shall be in writing and shall be delivered personally or sent by personal delivery, overnight courier service or telecopy (confirmed by overnight courier service) as follows:

         If to ECT:

                 ECT Securities Corp.
                 1400 Smith Street
                 Houston, Texas 77002
                 Telecopy Number: (713) 646-3750
                 Attention:  W. Craig Childers

Queen Sand Resources, Inc.
[Closing Date]
Page 6


         If to the Company:

                 Queen Sand Resources, Inc.
                 3500 Oak Lawn
                 Suite 380, L.B. #31
                 Dallas, Texas  75219-4398
                 Attention:  Robert P. Lindsay
                 Telecopier: (214) 521-9960

         and

                 Queen Sand Resources, Inc.
                 60 Queen Street
                 Suite 1400
                 Ottawa, Canada
                 K1P 5Y7
                 Attention:  Edward J. Munden
                 Telecopier: (613) 230-6055

         with a copy to:

                 Haynes and Boone, L.L.P.
                 901 Main Street
                 Suite 3100
                 Dallas, Texas  75202
                 Attention:  William L. Boeing
                 Telecopier: (214) 651-5940

         Either party may change its address or telecopy number set forth above by giving the other party notice of such change in accordance with the provisions of this Paragraph 7. A notice shall be deemed given, if by personal delivery, on the date of such delivery to such address, if by overnight courier service, when delivered, or if by telecopy, on the date of receipt of the transmission of such notice at such telecopy number.

         7. Nature of Relationship. The parties hereto intend that ECT's relationship to the Company and the relationship of each employee or agent of ECT to the Company shall be that of an independent contractor. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between ECT and the Company or their respective successors or assigns. Neither ECT nor any partner, employee or agent of ECT shall ever be considered to be an employee of the Company.

Queen Sand Resources, Inc.
[Closing Date]
Page 7



         8. Captions. The Paragraph titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

         9. Amendments. No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

         10. Partial Invalidity. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         11. Survival. All representations, warranties and agreements contained herein, or contained in certificates submitted pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, and shall survive the execution and delivery hereof.

         12. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.

         If this Agreement accurately reflects our understanding, please sign and return a counterpart to the undersigned.

                                        Very truly yours,

                                        ECT SECURITIES CORP.


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

Queen Sand Resources, Inc.
[Closing Date]
Page 8


ACCEPTED AND AGREED TO this       day of               , 1997:

QUEEN SAND RESOURCES, INC.




By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

and


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

                                                                       EXHIBIT D

                               EARN UP AGREEMENT


         THIS EARN UP AGREEMENT (this "Agreement") is executed as of the _____ day of __________, 1997 between Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI").

         WHEREAS, the Company has entered into the Purchase Agreement (defined below) with JEDI pursuant to which JEDI is purchasing shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock"), and certain warrants to purchase Common Stock of the Company, in exchange for (i) $5,000,000 cash; and (ii) this Agreement; and

         WHEREAS, the Company is repurchasing 9,600,000 shares of Common Stock (defined below) from Forseti Investments, ltd., a Barbados corporation ("Forseti"), pursuant to the terms of the Forseti Purchase Agreement (defined below);

         NOW, THEREFORE, in consideration of these premises, the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JEDI and the Company agree as follows:

1.0      DEFINITIONS

         "AAA" means the American Arbitration Association, or any successor organization.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the consolidated balance sheet of the Company and its Subsidiaries.

         "Class A Amount" is defined in Section 2(b).

         "Class B Amount" is defined in Section 2(c).

         "Class A Warrants" means the Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock issued to Forseti pursuant to the Forseti Purchase Agreement.

         "Class B Warrants" means the Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock issued to Forseti pursuant to the Forseti Purchase Agreement.

         "Common Stock" means the common stock, par value $.0015 per share, of the Company.

         "Consolidated Adjusted Net Income" means the consolidated net income (or loss) of the Company and its Subsidiaries for the fiscal year ending June 30, 1998 as determined in accordance with GAAP, adjusted by excluding, to the extent included in consolidated net income, (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions, (c) the net income (or net loss) of any Person (other than the Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries in cash by such other Person during such period, and (d) net income (or net loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination.

         "Consolidated Interest Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "interest expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Net Working Capital" means (i) the amount which, in conformity with GAAP, is set forth opposite the caption "total current assets" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 less (ii) the amount which, in conformity with GAAP, is set forth opposite the caption "total current liabilities" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998.

         "Consolidated Non-cash Charges" means the amount which, in conformity with GAAP, is set forth opposite the caption "depreciation, depletion and amortization" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Tax Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "income tax expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Dispute" is defined in Section 4.

         "EBITDA" means, without duplication, for the fiscal year ended June 30, 1998, the sum of (i) Consolidated Adjusted Net Income and (ii) to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges.

         "Earn Up Amount" is defined in Section 2(a).

         "Election Date" means September 30, 1998.

         "Exercise Price" means $2.50.

         "Forseti Earn Up Agreement" means the Earn Up Agreement entered into between the Company and Forseti substantially in the form of Exhibit A to this Agreement.

         "Forseti Interests" means all of the outstanding ownership interests in Forseti and each entity that controls or owns an ownership interests in Forseti.

         "Forseti Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and Forseti.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, in effect from time to time.

         "Guaranteed Debt" means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by the Company or any of its Subsidiaries, or in effect guaranteed directly or indirectly by the Company or any of its Subsidiaries through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit.

         "Indebtedness" means, as of June 30, 1998, without duplication, (i) all indebtedness of the Company or any of its Subsidiaries for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all indebtedness referred to in (but not excluded from) clause
(i), (ii), (iii) or (iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by the Company or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt, (vii) all Redeemable Capital Stock valued at its maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

         "Mediator" is defined in Section 6.

         "Outstanding Shares" means, as of June 30, 1998, the issued and outstanding shares of Common Stock, assuming the conversion of all shares of preferred stock of the Company that are convertible into shares of Common Stock, and excluding any shares of Common Stock held in treasury by the Company or held by any wholly-owned Subsidiary of the Company.

         "Payment Date" means October 15, 1998.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Price" means, if:

                          |Price(1) - Price(2)|
                                                less than 0.1, then (Price(1)
                                                + Price(2))/2;
                          ----------------------
                          Greater of Price(1) or Price(2)


         provided, that if:

                          |Price(1) - Price(2)|

                                                 greater than 0.1, then the
                                                 Company and JEDI
                          ----------------------
                          Greater of Price(1) or Price(2)

shall negotiate the Price; provided, further, that if the Price has not been agreed upon within 5 business days after the determination of Price(1) and Price(2), then the determination of the Price shall be submitted to nonbinding mediation and arbitration in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the Price exceed the higher of Price(1) and Price(2) or be less than the lower of Price(1) and Price(2).


                          (1.1 * SEC PV(10)) - Indebtedness + Consolidated
         "Price(1)" =     Net Working Capital
                          -----------------------------------------------------
                          Outstanding Shares

                          (6.0 * EBITDA) - Indebtedness + Consolidated Net
         "Price(2)" =     Working Capital
                          -----------------------------------------------------
                          Outstanding Shares

         "Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and JEDI.

         "Redeemable Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is, or upon the happening of an event or passage of time would be, required to be redeemed, or
(ii) is, or upon the happening of an event or passage of time would be, redeemable at the option of the holder thereof, or (iii) is, or upon the happening of an event or passage of time would be, convertible into or exchangeable for debt securities.

         "SEC PV(10)" means the pre tax future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries at June 30, 1998, computed using a discount factor of ten percent, as determined in accordance with the rules, regulations and guidelines of the United States Securities and Exchange Commission and reported in the reserve report dated as of such date prepared in accordance with Section 6.11 of the Purchase Agreement.

         "Statutory Declaration" means a statutory declaration by Forseti that as of the Election Date and the Payment Date (i) the individual who, as of the date hereof, owned all of the Forseti Interests owns all of the Forseti Interests (ii) there are no encumbrances, pledges or other liens on any equity interests in Forseti, and (iii) no other event under Section 6(h) has occurred.

         "Subsidiary" of a Person means any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company or business trust of which at the time of determination such Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests.

         "Transfer" of any property means any exercise, or any direct or indirect sale, transfer, encumbrance, gift, donation, assignment, grant of any interest, pledge, hypothecation or other disposition of such property or any interest therein, whether voluntary or involuntary, including, but not limited to, any transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

         "Value" is defined in Section 2(e).

         "Warrant Transfer Amount" is defined in Section 2(d).

         "Warrants" means, collectively, the Class A Warrants and the Class B Warrants.

2.0      PAYMENT OF EARN UP AMOUNT

         (a) On the Payment Date, subject to the limitations in Section 3, and only against delivery by the Company to JEDI of evidence satisfactory to JEDI that Forseti has delivered to the Company (x) the Warrants and (y) the Statutory Declaration, JEDI shall pay the Company an amount (the "Earn Up Amount") equal to the amount, if any, by which
         (i) the sum of the Class A Amount and the Class B Amount exceeds (ii) the Warrant Transfer Amount; provided, that in no event shall the Earn Up Amount exceed $9,400,000.

         (b) The "Class A Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.50) less $1.25, multiplied by (ii) 9,600,000; provided, that in no event shall the Class A Amount be greater than $2,400,000; and if the Class A Amount is zero or a negative number, the Class A Amount shall be deemed to be zero.

         (c) The "Class B Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.25) less $0.521, multiplied by (ii) 9,600,000; provided, that in no event shall the Class B Amount be greater than $7,000,000; and if the Class B Amount is zero or a negative number, the Class B Amount shall be deemed to be zero.

         (d) The "Warrant Transfer Amount" means a dollar amount equal to the greatest of (i) the product of (x) $3.50 multiplied by (y) the aggregate number of Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; (ii) the aggregate gross proceeds that Forseti has received or is entitled to receive from the Transfer of all of the Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; and (iii) the difference between the average daily bid price of the Company's Common Stock for the 21-day period ending on the Election Date less the Exercise Price, multiplied by the number of Class A Warrants and the Class B Warrants Transferred by Forseti before the Payment Date.

         (e) The "Value" means the product of the Price, multiplied by 0.60; provided, that if (i) the Common Stock is quoted on The Nasdaq National Market at the Election Date and (ii) the average daily trading volume of the Company's shares of Common Stock for the 21-day period ending on the Election Date is at least 50,000 shares per day (excluding trading of shares in any accounts controlled by the Company or Forseti or their respective Affiliates, and provided, that if on any of the 21 days the trading volume is greater than 300,000 shares, then only 300,000 shares on such days may be used in calculating the average), then Value means the product of the Price, multiplied by 0.75.

         (f) The Company represents and warrants to JEDI that the definitions of the terms "Price" and "Value" in the Forseti Earn Up Agreement are identical to the definitions of such terms in this Agreement.

3.0      LIMITATION ON EARN UP AMOUNT

         The Earn Up Amount shall in no event exceed the amount defined in the Forseti Purchase Agreement as the "Earn Up Amount."

4.0      MEDIATION.

         Any controversy, dispute or claim arising out of or relating to this Agreement (a "Dispute") shall be submitted to non-binding mediation upon the request of the Company or Forseti on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within 15 days. The Mediator shall attempt through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the Company, Forseti and the Mediator, and each of the Company and Forseti shall pay its pro rata share of such compensation and other expenses of the mediation.

5.0      ARBITRATION.

         In the event that mediation of a Dispute has not commenced within 15 days after a request for mediation is submitted or is terminated without resolution under Section 5.0, any controversy or claim arising out of or relating to this Agreement, including the right to or amount of indemnity, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA by three (3) arbitrators. Each of Forseti and the Company shall appoint one arbitrator, who shall be an impartial person. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The two (2) arbitrators thus appointed shall appoint the third arbitrator, who shall be an impartial person. If said two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in Dallas, Texas and shall be conducted in the English language. A decision by the arbitrators shall be final and binding on all the parties. The arbitrators shall execute and deliver to the respective parties the arbitration panel's decision in writing. Judgment upon the award, if any, rendered by the arbitrators (which must be expressed in United States Dollars) may be entered in any court having jurisdiction thereof. In any award, the arbitrators shall assess the arbitration costs and expenses, including, without limitation, attorneys fees of the parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision. Notwithstanding anything to the contrary in this Agreement, if a Dispute involves the determination of Price, the Price, as determined by arbitration under this Section 5, shall not (i) (a) exceed the higher or Price(1) and Price(2), or (b) be lower than the lower of Price(1) and Price(2), or (ii) exceed the Price as determined under the Forseti Earn Up Agreement, including a Price as determined by arbitration under the provisions of the Forseti Earn Up Agreement.

6.0      MISCELLANEOUS

         (a) Governing Law. This Agreement shall be governed by the substantive laws of the State of Texas.

         (b) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable.

         (c) Entirety and Amendments. This Agreement embodies the entire agreement and understanding relating to the subject matter hereof, supersedes all prior understandings between the parties relating to the subject matter hereof, and may be amended only by an instrument in writing executed by the Company and JEDI.

         (d) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Company and JEDI, and their respective successors and permitted assigns. Neither the Company nor JEDI may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party.

         (e) Notices. Unless otherwise specified, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for the Company and JEDI are:

         If to JEDI:                       Joint Energy Development Investments
                                             Limited Partnership
                                           c/o Enron Corp.
                                           1400 Smith Street
                                           Houston, Texas 77002
                                           Attention: Donna Lowry - Director,
                                             28th Floor
                                           Telecopier: (713) 646-3602

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing
                                           Facsimile:  (214) 651-5940

         (f) Section and Other Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         (h) Termination. This Agreement shall terminate automatically, and JEDI shall have no obligation to pay any Earn Up Amount, (a) in the event the "Election Date" under the Forseti Earn Up Agreement is after September 30, 1998 or the "Payment Date" under the Forseti Earn Up Agreement is after October 15, 1998, (b) upon the Transfer of any Warrants in violation of the restrictions on Transfer of Warrants under the Forseti Purchase Agreement, (c) upon the election by Forseti to retain the Warrants under Section 2(a)(ii) of the Forseti Earn Up Agreement, (d) upon the Transfer by Forseti of all of the Warrants,
         (e) upon the Transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Warrants without transferring the Warrants, (f) in the event that, on the Election Date or the Payment Date, the individual who, as of the date hereof owned, directly or indirectly, all of the Forseti Interests does not own, directly or indirectly, all of the Forseti Interests, or (g) the termination of the Forseti Earn Up Agreement for any reason.

         (i) Currency. All dollar amounts in this Agreement shall mean United States dollars.


                                   * * * * *

         IN WITNESS WHEREOF, JEDI and the Company have executed this Agreement as of the day and year first stated above.



                                    JOINT ENERGY DEVELOPMENT
                                    INVESTMENTS LIMITED PARTNERSHIP

                                    By:   Enron Capital Management Limited
                                          Partnership, its General Partner

                                    By:   Enron Capital Corp., its General
                                          Partner



                                    By:
                                       -----------------------------------------
                                          Steven M. Emshoff
                                          Agent and Attorney-in-Fact


                                    QUEEN SAND RESOURCES, INC.


                                    By:
                                       -----------------------------------------
                                          Edward J.  Munden
                                          President and Chief Executive Officer


                                    and

                                    By:
                                       -----------------------------------------
                                          Robert P.  Lindsay
                                          Chief Operating Officer

                                                                       EXHIBIT A




                               EARN UP AGREEMENT


         THIS EARN UP AGREEMENT (this "Agreement") is executed as of the _____ day of __________, 1997 between Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Forseti Investments Ltd., a Barbados corporation ("Forseti").

         WHEREAS, the Company has entered into a Securities Purchase Agreement (defined below) with Forseti pursuant to which the Company is purchasing 9,600,000 shares of Common Stock (defined below) from Forseti for (i) $5,000,000 cash; (ii) the Class A Warrants (defined below); (iii) the Class B Warrants (defined below); and (iv) this Agreement;

         WHEREAS, the Company has entered into the JEDI Purchase Agreement (defined below) with JEDI (defined below) pursuant to which the Company has issued shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share, for (i) $5 million cash; and (ii) the JEDI Earn Up Agreement (defined below);

         NOW, THEREFORE, in consideration of these premises, the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Forseti and the Company agree as follows:


1.0      DEFINITIONS

         "AAA" means the American Arbitration Association, or any successor organization.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the consolidated balance sheet of the Company and its Subsidiaries.

         "Class A Amount" is defined in Section 2(c).

         "Class B Amount" is defined in Section 2(d).

         "Class A Warrants" means the Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock, substantially in the form of Exhibit A to this Agreement.

         "Class B Warrants" means the Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock, substantially in the form of Exhibit B to this Agreement.

         "Common Stock" means the common stock, par value $.0015 per share, of the Company.

         "Consolidated Adjusted Net Income" means the consolidated net income (or loss) of the Company and its Subsidiaries for the fiscal year ending June 30, 1998 as determined in accordance with GAAP, adjusted by excluding, to the extent included in consolidated net income, (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions, (c) the net income (or net loss) of any Person (other than the Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries in cash by such other Person during such period, and (d) net income (or net loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination.

         "Consolidated Interest Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "interest expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Net Working Capital" means (i) the amount which, in conformity with GAAP, is set forth opposite the caption "total current assets" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 less (ii) the amount which, in conformity with GAAP, is set forth opposite the caption "total current liabilities" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998.

         "Consolidated Non-cash Charges" means the amount which, in conformity with GAAP, is set forth opposite the caption "depreciation, depletion and amortization" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Tax Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "income tax expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Dispute" is defined in Section 6.

         "EBITDA" means, without duplication, for the fiscal year ended June 30, 1998, the sum of (i) Consolidated Adjusted Net Income and (ii) to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges.

         "Earn Up Amount" is defined in Section 2(b).

         "Election Date" means the later of (i) September 30, 1998 and (ii) the date that is 14 days after the date that the Company notifies Forseti to request Forseti's election under Section 2.

         "Exercise Price" means $2.50.

         "Forseti Interests" means all of the outstanding ownership interests in Forseti and each entity that controls or owns an ownership interest in Forseti.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, in effect from time to time.

         "Guaranteed Debt" means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by the Company or any of its Subsidiaries, or in effect guaranteed directly or indirectly by the Company or any of its Subsidiaries through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit.

         "Indebtedness" means, as of June 30, 1998, without duplication, (i) all indebtedness of the Company or any of its Subsidiaries for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all indebtedness referred to in (but not excluded from) clause (i), (ii), (iii) or (iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by the Company or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt, (vii) all Redeemable Capital Stock valued at its maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.


         "JEDI" means Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

         "JEDI Earn Up Agreement" means the Earn Up Agreement entered into between the Company and JEDI substantially in the form of Exhibit C to this Agreement.

         "JEDI Purchase Agreement" means the Securities Purchase Agreement dated March _____, 1997 between the Company and JEDI.

         "Mediator" is defined in Section 6.

         "Outstanding Shares" means, as of June 30, 1998, the issued and outstanding shares of Common Stock, assuming the conversion of all shares of preferred stock of the Company, that are convertible into shares of Common Stock, and excluding any shares of Common Stock held in treasury by the Company or held by any wholly-owned Subsidiary of the Company.

         "Payment Date" means the later of (i) October 15, 1998 or (ii) the date that is 15 days after the Election Date.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Price" means, if:
                              (Price(1) - Price(2))
                              ---------------------      less than  or equal to 0.1, then (Price(1) + Price(2))/2;
                              Greater of Price(1) or Price(2)



         provided, that if:   (Price(1) - Price(2))
                              ----------------------     greater than 0.1, then the Company and Forseti
                              Greater of Price(1) or Price(2)

shall negotiate the Price; provided, further, that if the Price has not been agreed upon within 5 business days after the determination of Price1 and Price2, then the determination of the Price shall be submitted to nonbinding mediation and arbitration in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the Price exceed the higher of Price1 and Price2 or be less than the lower of Price1 and Price2.

                          (1.1 * SEC PV(10)) - Indebtedness + Consolidated Net Working Capital
         "Price(1)" =     ------------------------------------------------------------------------------
                          Outstanding Shares


                          (6.0 * EBITDA) - Indebtedness + Consolidated Net Working Capital
         "Price(2)" =     ------------------------------------------------------------------------------
                          Outstanding Shares


         "Redeemable Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is, or upon the happening of an event or passage of time would be, required to be redeemed, or
(ii) is, or upon the happening of an event or passage of time would be, redeemable at the option of the holder thereof, or (iii) is, or upon the happening of an event or passage of time would be, convertible into or exchangeable for debt securities.

         "SEC PV(10)" means the pre tax future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries at June 30, 1998, computed using a discount factor of ten percent, as determined in accordance with the rules, regulations and guidelines of the United States Securities and Exchange Commission and reported in the reserve report dated as of such date prepared in accordance with Section 6.11 of the JEDI Purchase Agreement.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and Forseti.

         "Statutory Declaration" means a statutory declaration by Forseti that as of the Election Date and the Payment Date (i) the individual who, as of the date hereof, owned all the Forseti Interests owns all of the Forseti Interests,
(ii) there are no encumbrances, pledges or other liens on any equity interests in Forseti, and (iii) no other event under Section 8(h) has occurred.

         "Subsidiary" of a Person means any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company or business trust of which at the time of determination such Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests.

         "Transfer" of any property means any exercise, or any direct or indirect sale, transfer, encumbrance, gift, donation, assignment, grant of any interest, pledge, hypothecation or other disposition of such property or any interest therein, whether voluntary or involuntary, including, but not limited to, any transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

         "Value" is defined in Section 2(f).

         "Warrant Transfer Amount" is defined in Section 2(e).

         "Warrants" means, collectively, the Class A Warrants and the Class B Warrants.

2.0      FORSETI ELECTION; PAYMENT OF EARN UP AMOUNT

         (a) On or before the Election Date, Forseti shall deliver notice to the Company of its election to either (i) accept the payment of the Earn Up Amount in accordance with the terms and conditions of this Agreement (in which event the Warrants that have not been Transferred by Forseti shall be delivered to the Company pursuant to Section 2(b)); or (ii) retain the Warrants that have not been Transferred by Forseti (in which event the Company shall have no obligation to pay Forseti the Earn Up Amount and the Company's obligations under this Agreement shall terminate immediately). If Forseti fails to deliver notice to the Company on or before the Election Date specifying the election in (i) or (ii), then Forseti shall be deemed to have elected
         (i) above.

         (b) In the event that Forseti elects, or is deemed to elect, (i) above, then on or before the Payment Date, subject to the limitations in Section 3 and only against delivery by Forseti to the Company of
         (x) the Warrants and (y) the Statutory Declaration, the Company shall pay Forseti an amount (the "Earn Up Amount") equal to the amount, if any, by which (i) the sum of the Class A Amount and the Class B Amount exceeds (ii) the Warrant Transfer Amount; provided, that in no event shall the Earn Up Amount exceed $9,400,000.

         (c) The "Class A Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.50) less $1.25, multiplied by (ii) 9,600,000; provided, that in no event shall the Class A Amount be greater than $2,400,000; and if the Class A Amount is zero or a negative number, the Class A Amount shall be deemed to be zero.

         (d) The "Class B Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.25) less $0.521, multiplied by (ii) 9,600,000; provided, that in no event shall the Class B Amount be greater than $7,000,000; and if the Class B Amount is zero or a negative number, the Class B Amount shall be deemed to be zero.

         (e) The "Warrant Transfer Amount" means a dollar amount equal to the greatest of (i) the product of (x) $3.50 multiplied by (y) the aggregate number of Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; (ii) the aggregate gross proceeds that Forseti has received or is entitled to receive from the Transfer of all of the Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; and (iii) the difference between the average daily bid price of the Company's shares of Common Stock for the 21-day period ending on the Election Date less the Exercise Price, multiplied by the number of Class A Warrants and the Class B Warrants Transferred by Forseti before the Payment Date.

         (f) The "Value" means the product of the Price, multiplied by 0.60; provided, that if (i) the Common Stock is quoted on The Nasdaq National Market at the Election Date and (ii) the average daily trading volume of the Company's shares of Common Stock for the 21-day period ending on the Election Date is at least 50,000 shares per day (excluding trading of shares in any accounts controlled by the Company or Forseti or their respective Affiliates, and provided, that if on any of the 21 days the trading volume is greater than 300,000 shares, then only 300,000 shares on such days may be used in calculating the average), then Value means the product of the Price, multiplied by 0.75.

         (g) The Company represents and warrants to Forseti that the definitions of the terms "Price" and "Value" in the JEDI Earn Up Agreement are identical to the definitions of such terms in this Agreement.


3.0      LIMITATION ON PAYMENT

         The Company shall be obligated to pay Forseti under this Agreement only to the extent that the Company has received a like amount as payment from JEDI under the JEDI Earn Up Agreement. If JEDI shall fail to make payments due under the JEDI Earn Up Agreement on the Election Date, then Company shall have no obligation to pay Forseti under this Agreement until such time that JEDI makes payment to the Company under the JEDI Earn Up Agreement, and then only to the extent of payments made by JEDI under the JEDI Earn Up Agreement.


4.0      SHARING OF EXCESS PROCEEDS

         If the sum of (i) $5,000,000 and (ii) the aggregate amount received by Forseti from the Transfer of Warrants, exceeds the sum of (x) $14,400,000 plus
(y) a dollar amount equal to the sum of the expenses of the Company paid by Forseti pursuant to the Securities Purchase Agreement, the reasonable out-of-pocket expenses up to a maximum of $50,000 incurred by Forseti in connection with the Securities Purchase Agreement, and the escrow agent fees incurred by Forseti under the Escrow Agreement among the Company, Forseti and ____________________ the sum of subclauses (x) and (y) being referred to as "Net Proceeds," then within 10 days of the date (the "Excess Determination Date") the aggregate amount received by Forseti exceeds the Net Proceeds, (x) Forseti shall deliver to the Company an amount in cash or by wire transfer of immediately available funds equal to 75% of such amount received by Forseti in excess of the Net Proceeds, and (y) Forseti shall spend the remaining 25% of such excess amount to purchase from the Company, subject to applicable securities laws, Common Stock at a price equal to the average of the Nasdaq bid price over 21 trading days ending on the Excess Determination Date.

5.0      OPTION

         Subject to this Section 5, the Company hereby grants to Forseti an option to purchase from the Company a number of shares of Common Stock equal to the quotient of (x) the amount by which the Earn Up Amount exceeds $7,000,000 and (y) $2.50 (as such number of shares may be adjusted pursuant to this Section 5, the "Shares"), at a price per share equal to $2.50 (as such price may be adjusted pursuant to this Section 5). The option granted in this
Section 5 is exerciseable in full or in part (i) only from the date that the Earn Up Amount is paid by the Company to Forseti through the fifth business day after the date of payment of the Earn Up Amount and (ii) by written notice to the Company of such exercise, which notice shall be accompanied by proper payment in cash or certified or bank check. The option in this Section 5.0 is not transferable. The number of Shares for which the option in this Section 5 may be exercised, and the price at which such option may be exercised, are subject to appropriate adjustment in the event that the Company (i) pays a dividend of shares of Common Stock or makes a distribution in shares of Common Stock), (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity). THE OPTION IN THIS SECTION 5 AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER

UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS.

6.0      MEDIATION.

         Any controversy, dispute or claim arising out of or relating to this Agreement (a "Dispute") shall be submitted to non-binding mediation upon the request of the Company or Forseti on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within 15 days. The Mediator shall attempt through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the Company, Forseti and the Mediator, and each of the Company and Forseti shall pay its pro rata share of such compensation and other expenses of the mediation.

7.0      ARBITRATION.

         In the event that mediation of a Dispute has not commenced within 15 days after a request for mediation is submitted or is terminated without resolution under Section 6.0, any controversy or claim arising out of or relating to this Agreement, including the right to or amount of indemnity, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA by three (3) arbitrators. Each of Forseti and the Company shall appoint one arbitrator, who shall be an impartial person. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The two (2) arbitrators thus appointed shall appoint the third arbitrator, who shall be an impartial person. If said two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in Dallas, Texas and shall be conducted in the English language. A decision by the arbitrators shall be final and binding on all the parties. The arbitrators shall execute and deliver to the respective parties the arbitration panel's decision in writing. Judgment upon the award, if any, rendered by the arbitrators (which must be expressed in United States Dollars) may be entered in any court having jurisdiction thereof. In any award, the arbitrators shall assess the arbitration costs and expenses, including, without limitation, attorneys fees of the parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision. Notwithstanding anything to the contrary in this Agreement, if a Dispute involves the determination of Price, the Price, as determined by arbitration under this Section 7, shall not (i) (a) exceed the higher or Price1 and Price2, or (b) be lower than the lower of Price1 and Price2, (ii) exceed the Price as determined under the JEDI Earn Up Agreement, including a Price as determined by arbitration under the provisions of the JEDI Earn Up Agreement, or

(iii) exceed the amount received by the Company from JEDI pursuant to the JEDI Earn Up Agreement.

8.0      MISCELLANEOUS

         (a) Governing Law; Choice of Forum; Consent to Service of Process. This Agreement shall be governed by the substantive laws of the State of Texas. Except as provided in Sections 6 and 7, the parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement or any agreement or obligation delivered in connection with this Agreement or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Agreement or any related agreement or obligation. Forseti hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against Forseti may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and Forseti hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to Forseti any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after service of process under this subsection
         (a), notice to Forseti in accordance with subsection (e) of any service of process on CT Corporation System under this subsection (a). Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

                 Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any agreement or obligation delivered in connection with this Agreement, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (b) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable.

         (c) Entirety and Amendments. This Agreement and that certain Letter Agreement dated as of the date hereof between the Company and the individual who owns directly or indirectly all of the Forseti Interests embody the entire agreement and understanding relating to the subject matter hereof and supersede all prior understandings between the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing executed by the Company and Forseti.

         (d) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Company and Forseti, and their respective successors and permitted assigns. Neither the Company nor Forseti may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party.

         (e) Notices. Unless otherwise specified, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for the Company and Forseti are:


         If to Forseti:                    Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barbados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

         With copies to:                   Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing
                                           Facsimile:  (214) 651-5940

         (f) Section and Other Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         (h) Termination. This Agreement shall terminate upon the earlier of (i) the Transfer of any Warrants in violation of the restrictions on Transfer of Warrants under the Securities Purchase Agreement, (ii) the election by Forseti to retain the Warrants under Section 2(a)(ii),
         (iii) the Transfer of all of the Warrants, (iv) upon the Transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Warrants without transferring the Warrants; and (v) as of the Election Date or the Payment Date, the individual who, as of the date hereof owned, directly or indirectly, all of the Forseti Interests does not own, directly or indirectly, all of the Forseti Interests. No termination of this Agreement shall affect the validity of the Warrants.

         (i) Currency. All dollar amounts in this Agreement shall mean United States dollars.

         IN WITNESS WHEREOF, Forseti and the Company have executed this Agreement as of the day and year first stated above.


                                          FORSETI:

                                          FORSETI INVESTMENTS LTD.


                                          By:
                                             ----------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                          [with notary attached]


                                          COMPANY:

                                          QUEEN SAND RESOURCES, INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                          [with notary attached]


                                          and


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                          [with notary attached]

                                                                       EXHIBIT A



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO _______________, 1998, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) QUEEN SAND RESOURCES, INC. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SECURITIES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN
(A)(ii) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THIS WARRANT AND THE SECURITIES PURCHASE AGREEMENT DATED AS OF _______________, 1997, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT ITS PRINCIPAL PLACE OF BUSINESS.


--------------------------------------------------------------------------------


                           QUEEN SAND RESOURCES, INC.

                     Class A Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.


                                ------------
                                   No. A-1
                                ------------

         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Forseti Investments Ltd., a Barbados corporation (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the

Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 1,000,000 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions set forth herein and in the Securities Purchase Agreement.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means __________ _____, 1997.

         "Earn Up Agreement" means the Earn Up Agreement, dated as of the date hereof, between the Company and the Holder.

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on December 31, 1998, provided, however, that any Warrants held by Forseti Investments Ltd. on the Election Date (as defined in the Earn Up Agreement) shall expire on the Election Date unless Forseti Investments Ltd. elects to retain the Warrants pursuant to
Section 2(a)(ii) of the Earn Up Agreement.

         "Exercise Price" means an amount, per share, equal to $2.50 (U.S. dollars). The Exercise Price shall be subject to adjustment, as set forth in
Section 4.

         "Holder" means Forseti Investments Ltd. and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March ___, 1997, between the Company and Forseti, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. Subject to the Securities Purchase Agreement and the provisions of Regulation S promulgated under the Securities Act of 1933, as amended, this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 11 (or at such other reasonable address as the Company may after the date hereof notify the Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, that if this Warrant is exercised in part, the Warrant must be exercised for the purchase of at least 100,000 shares of Common Stock. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 7 of this Warrant and Article 8 of the Securities Purchase Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.               Antidilution Provisions.

         (a)     Adjustment of Number of Warrant Shares and Exercise Price.
The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         For the purpose of this Section 4(a) and (b), the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.


         (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.


         (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.


         (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.


         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

         (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or


         (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or


         (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or


         (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6.               No Voting Rights: Limitations of Liability.
Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7. Restrictions on Transfer. The Warrants and the Warrant Shares shall not be transferable except upon the conditions in this Warrant and specified in the Securities Purchase Agreement. The Warrants may not be transferred, sold or otherwise disposed of except in blocks of Warrants for the purchase of at least 100,000 shares of Common Stock; provided, that if at the time of such transfer, sale or other disposition, the Warrants owned by the Holder are for the purchase of less than 100,000 shares of Common Stock, the Holder may sell, transfer or otherwise dispose of all, but not less than all, of the Warrants. This Warrant bears and the certificates for Warrant Shares will bear a legend as specified in the Securities Purchase Agreement. The Holder by its acceptance of this Warrant agrees to comply with and to be bound by all of the provisions of the Securities Purchase Agreement.

         Section 8.               Amendment and Waiver.

         (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.


         (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.


         Section 9.               No Fractional Warrant Shares.   The Company
shall not be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 10.              Reservation of Warrant Shares.   The Company
shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 11. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:


         If to Holder:                     Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

         With copies to:                   Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing, Esq.
                                           Facsimile:  (214) 651-5940

         Section 12. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 13. Governing Law; Choice of Forum; Consent to Service of Process. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United

States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Warrant or any related agreement or obligation. The Holder hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Holder may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and the Holder hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to the Holder any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after any service of process under this Section 13, notice to the Holder in accordance with Section 11 of any service of process on CT Corporation System under this
Section 13. Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of __________ _____, 1997.


[SEAL]                                     QUEEN SAND RESOURCES, INC.



Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           and


Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                  EXHIBIT A
                                     TO
                                   WARRANT

                                PURCHASE FORM

                        To Be Executed by the Holder
                      Desiring to Exercise a Warrant of
                         Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________.





                                         Name of Holder:


                                         --------------------------------------

                                         Signature:
                                                   ----------------------------
                                         Title:
                                               --------------------------------
                                         Address:
                                                 ------------------------------

                                         --------------------------------------

                                         --------------------------------------

Dated:                       ,        .
        ---------------------  -------

                                  EXHIBIT B
                                     TO
                                   WARRANT

                               ASSIGNMENT FORM

                        To Be Executed by the Holder
                      Desiring to Transfer a Warrant of
                         Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________________________ the right to purchase ____________
shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.



                                         Name of Holder:


                                         --------------------------------------

                                         Signature:
                                                   ----------------------------
                                         Title:
                                               --------------------------------
                                         Address:
                                                 ------------------------------

                                         --------------------------------------

                                         --------------------------------------

Dated:                       ,        .
        ---------------------  -------

In the presence of


---------------------------------


                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO _______________, 1998, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) QUEEN SAND RESOURCES, INC. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SECURITIES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN
(A)(ii) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THIS WARRANT AND THE SECURITIES PURCHASE AGREEMENT DATED AS OF _______________, 1997, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT ITS PRINCIPAL PLACE OF BUSINESS.


--------------------------------------------------------------------------------



                           QUEEN SAND RESOURCES, INC.

                     Class B Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.


                                -------------
                                   No. B-1
                                -------------

         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Forseti Investments Ltd., a Barbados corporation (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the

Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 2,000,000 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions set forth herein and in the Securities Purchase Agreement.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means __________ _____, 1997.

         "Earn Up Agreement" means the Earn Up Agreement, dated as of the date hereof, between the Company and the Holder.

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on December 31, 1998, provided, however, that any Warrants held by Forseti Investments Ltd. on the Election Date (as defined in the Earn Up Agreement) shall expire on the Election Date unless Forseti Investments Ltd. elects to retain the Warrants pursuant to
Section 2(a)(ii) of the Earn Up Agreement.

         "Exercise Price" means an amount, per share, equal to $2.50 (U.S. dollars). The Exercise Price shall be subject to adjustment, as set forth in
Section 4.

         "Holder" means Forseti Investments Ltd. and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March ___, 1997, between the Company and Forseti, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. Subject to the Securities Purchase Agreement and the provisions of Regulation S promulgated under the Securities Act of 1933, as amended, this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 11 (or at such other reasonable address as the Company may after the date hereof notify the Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, that if this Warrant is exercised in part, the Warrant must be exercised for the purchase of at least 100,000 shares of Common Stock. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 7 of this Warrant and Article 8 of the Securities Purchase Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.               Antidilution Provisions.

         (a)              Adjustment of Number of Warrant Shares and
Exercise Price. The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         For the purpose of this Section 4(a) and (b), the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.


         (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.


         (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.


         (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.


         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

         (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or


         (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or


         (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or


         (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6.               No Voting Rights: Limitations of Liability.
Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7. Restrictions on Transfer. The Warrants and the Warrant Shares shall not be transferable except upon the conditions specified in this Warrant and in the Securities Purchase Agreement. The Warrants may not be transferred, sold or otherwise disposed of except in blocks of Warrants for the purchase of at least 100,000 shares of Common Stock; provided, that if at the time of such transfer, sale or other disposition, the Warrants owned by the Holder are for the purchase of less than 100,000 shares of Common Stock, the Holder may sell, transfer or otherwise dispose of all, but not less than all, of the Warrants. This Warrant bears and the certificates for Warrant Shares will bear a legend as specified in the Securities Purchase Agreement. The Holder by its acceptance of this Warrant agrees to comply with and to be bound by all of the provisions of the Securities Purchase Agreement.

         Section 8.               Amendment and Waiver.

         (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.


         (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.


         Section 9.               No Fractional Warrant Shares.   The Company
shall not be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 10.              Reservation of Warrant Shares.   The Company
shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 11. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:


         If to Holder:                     Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barbados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

         With copies to:                   Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing, Esq.
                                           Facsimile:  (214) 651-5940

         Section 12. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 13. Governing Law; Choice of Forum; Consent to Service of Process. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United

States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Warrant or any related agreement or obligation. The Holder hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Holder may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and the Holder hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to the Holder any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after any service of process under this Section 13, notice to the Holder in accordance with Section 11 of any service of process on CT Corporation System under this
Section 13. Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of __________ _____, 1997.


[SEAL]                                     QUEEN SAND RESOURCES, INC.




Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           and


Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                  EXHIBIT A
                                     TO
                                   WARRANT

                                PURCHASE FORM

                        To Be Executed by the Holder
                      Desiring to Exercise a Warrant of
                         Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________.





                                        Name of Holder:

                                        --------------------------------------

                                        Signature:
                                                  ----------------------------
                                        Title:
                                              --------------------------------
                                        Address:
                                                ------------------------------

                                        --------------------------------------

                                        --------------------------------------

Dated:                       ,        .
        ---------------------  -------

                                  EXHIBIT B
                                     TO
                                   WARRANT

                               ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                           Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________________________ the right to purchase ____________
shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.


                                        Name of Holder:

                                        --------------------------------------

                                        Signature:
                                                  ----------------------------
                                        Title:
                                              --------------------------------
                                        Address:
                                                ------------------------------

                                        --------------------------------------

                                        --------------------------------------

Dated:                       ,        .
        ---------------------  -------

In the presence of

--------------------------------------

                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C

                               EARN UP AGREEMENT


         THIS EARN UP AGREEMENT (this "Agreement") is executed as of the _____ day of __________, 1997 between Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI").

         WHEREAS, the Company has entered into the Purchase Agreement (defined below) with JEDI pursuant to which JEDI is purchasing shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock"), and certain warrants to purchase Common Stock of the Company, in exchange for (i) $5,000,000 cash; and (ii) this Agreement; and

         WHEREAS, the Company is repurchasing 9,600,000 shares of Common Stock (defined below) from Forseti Investments, ltd., a Barbados corporation ("Forseti"), pursuant to the terms of the Forseti Purchase Agreement (defined below);

         NOW, THEREFORE, in consideration of these premises, the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JEDI and the Company agree as follows:

1.0      DEFINITIONS

         "AAA" means the American Arbitration Association, or any successor organization.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the consolidated balance sheet of the Company and its Subsidiaries.

         "Class A Amount" is defined in Section 2(b).

         "Class B Amount" is defined in Section 2(c).

         "Class A Warrants" means the Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock issued to Forseti pursuant to the Forseti Purchase Agreement.

         "Class B Warrants" means the Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock issued to Forseti pursuant to the Forseti Purchase Agreement.

         "Common Stock" means the common stock, par value $.0015 per share, of the Company.

         "Consolidated Adjusted Net Income" means the consolidated net income (or loss) of the Company and its Subsidiaries for the fiscal year ending June 30, 1998 as determined in accordance with GAAP, adjusted by excluding, to the extent included in consolidated net income, (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions, (c) the net income (or net loss) of any Person (other than the Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries in cash by such other Person during such period, and (d) net income (or net loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination.

         "Consolidated Interest Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "interest expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Net Working Capital" means (i) the amount which, in conformity with GAAP, is set forth opposite the caption "total current assets" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 less (ii) the amount which, in conformity with GAAP, is set forth opposite the caption "total current liabilities" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998.

         "Consolidated Non-cash Charges" means the amount which, in conformity with GAAP, is set forth opposite the caption "depreciation, depletion and amortization" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Tax Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "income tax expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Dispute" is defined in Section 4.

         "EBITDA" means, without duplication, for the fiscal year ended June 30, 1998, the sum of (i) Consolidated Adjusted Net Income and (ii) to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges.

         "Earn Up Amount" is defined in Section 2(a).

         "Election Date" means September 30, 1998.

         "Exercise Price" means $2.50.

         "Forseti Earn Up Agreement" means the Earn Up Agreement entered into between the Company and Forseti substantially in the form of Exhibit A to this Agreement.

         "Forseti Interests" means all of the outstanding ownership interests in Forseti and each entity that controls or owns an ownership interests in Forseti.

         "Forseti Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and Forseti.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, in effect from time to time.

         "Guaranteed Debt" means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by the Company or any of its Subsidiaries, or in effect guaranteed directly or indirectly by the Company or any of its Subsidiaries through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit.

         "Indebtedness" means, as of June 30, 1998, without duplication, (i) all indebtedness of the Company or any of its Subsidiaries for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all indebtedness referred to in (but not excluded from) clause (i), (ii), (iii) or
(iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by the Company or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt, (vii) all Redeemable Capital Stock valued at its maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

         "Mediator" is defined in Section 6.

         "Outstanding Shares" means, as of June 30, 1998, the issued and outstanding shares of Common Stock, assuming the conversion of all shares of preferred stock of the Company that are convertible into shares of Common Stock, and excluding any shares of Common Stock held in treasury by the Company or held by any wholly-owned Subsidiary of the Company.

         "Payment Date" means October 15, 1998.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Price" means, if:

                                  (Price(1) - Price(2))
                                  ----------------------         less than or equal to 0.1, then (Price(1) + Price(2))/2;
                                  Greater of Price(1) or Price(2)

         provided, that if:       (Price(1) - Price(2))
                                  ----------------------         greater than 0.1, then the Company and JEDI
                                  Greater of Price(1) or Price(2)


shall negotiate the Price; provided, further, that if the Price has not been agreed upon within 5 business days after the determination of Price(1) and Price(2), then the determination of the Price shall be submitted to nonbinding mediation and arbitration in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the Price exceed the higher of Price(1) and Price(2) or be less than the lower of Price(1) and Price(2).

                          (1.1 * SEC PV(10)) - Indebtedness + Consolidated Net Working Capital
         "Price(1)" =     ------------------------------------------------------------------------------
                          Outstanding Shares


                          (6.0 * EBITDA) - Indebtedness + Consolidated Net Working Capital
         "Price(2)" =     ------------------------------------------------------------------------------
                          Outstanding Shares


         "Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and JEDI.

         "Redeemable Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is, or upon the happening of an event or passage of time would be, required to be redeemed, or
(ii) is, or upon the happening of an event or passage of time would be, redeemable at the option of the holder thereof, or (iii) is, or upon the happening of an event or passage of time would be, convertible into or exchangeable for debt securities.

         "SEC PV10" means the pre tax future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries at June 30, 1998, computed using a discount factor of ten percent, as determined in accordance with the rules, regulations and guidelines of the United States Securities and Exchange Commission and reported in the reserve report dated as of such date prepared in accordance with Section 6.11 of the Purchase Agreement.

         "Statutory Declaration" means a statutory declaration by Forseti that as of the Election Date and the Payment Date (i) the individual who, as of the date hereof, owned all of the Forseti Interests owns all of the Forseti Interests (ii) there are no encumbrances, pledges or other liens on any equity interests in Forseti, and (iii) no other event under Section 6(h) has occurred.

         "Subsidiary" of a Person means any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company or business trust of which at the time of determination such Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests.

         "Transfer" of any property means any exercise, or any direct or indirect sale, transfer, encumbrance, gift, donation, assignment, grant of any interest, pledge, hypothecation or other disposition of such property or any interest therein, whether voluntary or involuntary, including, but not limited to, any transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

         "Value" is defined in Section 2(e).

         "Warrant Transfer Amount" is defined in Section 2(d).

         "Warrants" means, collectively, the Class A Warrants and the Class B Warrants.

2.0      PAYMENT OF EARN UP AMOUNT

         (a) On the Payment Date, subject to the limitations in Section 3, and only against delivery by the Company to JEDI of evidence satisfactory to JEDI that Forseti has delivered to the Company (x) the Warrants and (y) the Statutory Declaration, JEDI shall pay the Company an amount (the "Earn Up Amount") equal to the amount, if any, by which
         (i) the sum of the Class A Amount and the Class B Amount exceeds (ii) the Warrant Transfer Amount; provided, that in no event shall the Earn Up Amount exceed $9,400,000.

         (b) The "Class A Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.50) less $1.25, multiplied by (ii) 9,600,000; provided, that in no event shall the Class A Amount be greater than $2,400,000; and if the Class A Amount is zero or a negative number, the Class A Amount shall be deemed to be zero.

         (c) The "Class B Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.25) less $0.521, multiplied by (ii) 9,600,000; provided, that in no event shall the Class B Amount be greater than $7,000,000; and if the Class B Amount is zero or a negative number, the Class B Amount shall be deemed to be zero.

         (d) The "Warrant Transfer Amount" means a dollar amount equal to the greatest of (i) the product of (x) $3.50 multiplied by (y) the aggregate number of Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; (ii) the aggregate gross proceeds that Forseti has received or is entitled to receive from the Transfer of all of the Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; and (iii) the difference between the average daily bid price of the Company's Common Stock for the 21-day period ending on the Election Date less the Exercise Price, multiplied by the number of Class A Warrants and the Class B Warrants Transferred by Forseti before the Payment Date.

         (e) The "Value" means the product of the Price, multiplied by 0.60; provided, that if (i) the Common Stock is quoted on The Nasdaq National Market at the Election Date and (ii) the average daily trading volume of the Company's shares of Common Stock for the 21-day period ending on the Election Date is at least 50,000 shares per day (excluding trading of shares in any accounts controlled by the Company or Forseti or their respective Affiliates, and provided, that if on any of the 21 days the trading volume is greater than 300,000 shares, then only 300,000 shares on such days may be used in calculating the average), then Value means the product of the Price, multiplied by 0.75.

         (f) The Company represents and warrants to JEDI that the definitions of the terms "Price" and "Value" in the Forseti Earn Up Agreement are identical to the definitions of such terms in this Agreement.

3.0      LIMITATION ON EARN UP AMOUNT

         The Earn Up Amount shall in no event exceed the amount defined in the Forseti Purchase Agreement as the "Earn Up Amount."

4.0      MEDIATION.

         Any controversy, dispute or claim arising out of or relating to this Agreement (a "Dispute") shall be submitted to non-binding mediation upon the request of the Company or Forseti on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within 15 days. The Mediator shall attempt through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the Company, Forseti and the Mediator, and each of the Company and Forseti shall pay its pro rata share of such compensation and other expenses of the mediation.

5.0      ARBITRATION.

         In the event that mediation of a Dispute has not commenced within 15 days after a request for mediation is submitted or is terminated without resolution under Section 5.0, any controversy or claim arising out of or relating to this Agreement, including the right to or amount of indemnity, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA by three (3) arbitrators. Each of Forseti and the Company shall appoint one arbitrator, who shall be an impartial person. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The two (2) arbitrators thus appointed shall appoint the third arbitrator, who shall be an impartial person. If said two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in Dallas, Texas and shall be conducted in the English language. A decision by the arbitrators shall be final and binding on all the parties. The arbitrators shall execute and deliver to the respective parties the arbitration panel's decision in writing. Judgment upon the award, if any, rendered by the arbitrators (which must be expressed in United States Dollars) may be entered in any court having jurisdiction thereof. In any award, the arbitrators shall assess the arbitration costs and expenses, including, without limitation, attorneys fees of the parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision. Notwithstanding anything to the contrary in this Agreement, if a Dispute involves the determination of Price, the Price, as determined by arbitration under this Section 5, shall not (i) (a) exceed the higher or Price1 and Price2, or (b) be lower than the lower of Price1 and Price2, or (ii) exceed the Price as determined under the Forseti Earn Up Agreement, including a Price as determined by arbitration under the provisions of the Forseti Earn Up Agreement.

6.0      MISCELLANEOUS

         (a) Governing Law. This Agreement shall be governed by the substantive laws of the State of Texas.

         (b) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable.

         (c) Entirety and Amendments. This Agreement embodies the entire agreement and understanding relating to the subject matter hereof, supersedes all prior understandings between the parties relating to the subject matter hereof, and may be amended only by an instrument in writing executed by the Company and JEDI.

         (d) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Company and JEDI, and their respective successors and permitted assigns. Neither the Company nor JEDI may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party.

         (e) Notices. Unless otherwise specified, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for the Company and JEDI are:


         If to JEDI:                       Joint Energy Development Investments
                                           Limited Partnership
                                           c/o Enron Corp.
                                           1400 Smith Street
                                           Houston, Texas 77002
                                           Attention: Donna Lowry - Director,
                                           28th Floor
                                           Telecopier: (713) 646-3602

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

                 With copies to:           Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing
                                           Facsimile:  (214) 651-5940

         (f) Section and Other Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         (h) Termination. This Agreement shall terminate automatically, and JEDI shall have no obligation to pay any Earn Up Amount, (a) in the event the "Election Date" under the Forseti Earn Up Agreement is after September 30, 1998 or the "Payment Date" under the Forseti Earn Up Agreement is after October 15, 1998, (b) upon the Transfer of any Warrants in violation of the restrictions on Transfer of Warrants under the Forseti Purchase Agreement, (c) upon the election by Forseti to retain the Warrants under Section 2(a)(ii) of the Forseti Earn Up Agreement, (d) upon the Transfer by Forseti of all of the Warrants,
         (e) upon the Transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Warrants without transferring the Warrants, (f) in the event that, on the Election Date or the Payment Date, the individual who, as of the date hereof owned, directly or indirectly, all of the Forseti Interests does not own, directly or indirectly, all of the Forseti Interests, or (g) the termination of the Forseti Earn Up Agreement for any reason.

         (i) Currency. All dollar amounts in this Agreement shall mean United States dollars.


                                   * * * * *

         IN WITNESS WHEREOF, JEDI and the Company have executed this Agreement as of the day and year first stated above.


                                        JOINT ENERGY DEVELOPMENT
                                        INVESTMENTS LIMITED PARTNERSHIP

                                        By:   Enron Capital Management Limited
                                              Partnership, its General Partner

                                        By:   Enron Capital Corp., its General
                                              Partner



                                        By:
                                           -----------------------------------
                                              Steven M. Emshoff
                                              Agent and Attorney-in-Fact


                                        QUEEN SAND RESOURCES, INC.


                                        By:
                                           -----------------------------------
                                              Edward J. Munden
                                              President and Chief Executive
                                              Officer


                                         and

                                         By:
                                            ----------------------------------
                                              Robert P. Lindsay
                                              Chief Operating Officer

                        [PURCHASER WARRANTS]                          EXHIBIT E


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN RELIANCE ON AN OPINION, REASONABLY SATISFACTORY TO QUEEN SAND RESOURCES, INC. IN FORM AND SUBSTANCE, OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.





                           QUEEN SAND RESOURCES, INC.

                         Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.


                                    No. 1


         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), the Warrant Shares (as hereinafter defined) at a price per share equal to the Exercise Price (as defined below). This Warrant (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") is issued to the Holder (as hereinafter defined) pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Class A Warrants" has the meaning ascribed to such term in the Earn Up Agreement.

         "Class B Warrants" has the meaning ascribed to such terms in the Earn Up Agreement.

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means                 , 1997.

         "Earn Up Agreement" means the Earn Up Agreement dated as of
            , 1997 between the Company and Forseti Investments Ltd.

         "Election Date" has the meaning specified therefor in the Earn Up Agreement.

         "Exercise Period" means the period of time between 12:01 a.m. (New York City Time) on October 1, 1998 and 5:00 p.m. (New York City time) on December 31, 1998.

         "Exercise Price" means an amount, per share, equal to $2.50. The Exercise Price shall be subject to adjustment, as set forth in Section 4.

         "Holder" means Joint Energy Development Investments Limited Partnership and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase
Agreement, dated as of March    , 1997, between the Company the Holder, as such
agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" means the number of shares of Common Stock (or amount of other property) equal to the number of shares of Common Stock (or amount of other property), as adjusted from time pursuant to the terms hereof, which would have been received upon the exercise on the Election Date of all Class A Warrants and Class B Warrants, if any, that are deliverable to the Company by Forseti Investments Ltd. pursuant to Section 2.0(b) of the Earn Up Agreement.

         Section 2. Exercise of Warrant; Cancellations of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 10 (or at such other reasonable address as the Company may after the date hereof notify the Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, that if this Warrant is exercised in part, the Warrant must be exercised. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares.
If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3.       Exchange, Transfer, Assignment or Loss of Warrant.

                 (a) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

                 (b) At any time after the Election Date the Holder shall be entitled, upon presentation and surrender of this Warrant to the Company, to receive a new Warrant that is indentical in all respects to this Warrant except that (i) the definition of "Warrant Shares" in Section 1 of such new Warrant shall indicate that such term means a specified number of shares of Common Stock (as adjusted from time to time pursuant to the terms hereof), which number shall be the number of shares of Common Stock receivable upon the exercise of this Warrant as of the date of issuance of such new Warrant and (ii) such new Warrant shall not contain this paragraph (b).

         Section 4.       Antidilution Provisions.

                 (a) Adjustment of Number of Warrant Shares and Exercise Price. The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Election Date as provided in this Section 4(a). In case the Company shall at any time after the Election Date (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

                          For the purpose of this Section 4(a) and (b), the
                 term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

                 (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

                 (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.

                 (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.

                 (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.

                 (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

                 (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

                 (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

                 (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

                 (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6. No Voting Rights: Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7.       Amendment and Waiver.

                 (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the

                          Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.

                 (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 8.       No Fractional Warrant Shares.   The Company shall not
be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 9.       Reservation of Warrant Shares.   The Company shall
authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 10. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:

         If to Holder:            Joint Energy Development Investments Limited
                                    Partnership
                                  c/o Enron Corp.
                                  1400 Smith Street
                                  Houston, Texas 77002
                                  Attn: Donna Lowry - Director, 28th Floor
                                  Facsimile: (713) 646-3602

         If to Company:           Queen Sand Resources, Inc.
                                  3500 Oak Lawn, Suite 380, L.B.#31
                                  Dallas, Texas  75219-4398
                                  Attn: Robert P. Lindsay
                                  Facsimile: (214) 521-9960

         With copies to:          Queen Sand Resources, Inc.
                                  60 Queen Street, Suite 1400
                                  Ottawa, Canada  K1P 5Y7
                                  Attn:  Edward J. Munden
                                  Facsimile: (613) 230-6055

                                  Haynes and Boone, LLP
                                  901 Main Street, Suite 3100
                                  Dallas, Texas  75202
                                  Attn: William L. Boeing, Esq.
                                  Facsimile:  (214) 651-5940

         Section 11. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

         Section 13. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its
duly authorized officer have been affixed hereto as of                 , 1997.


[SEAL]                                      QUEEN SAND RESOURCES, INC.



Attest:                                     By:
        --------------------------              -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                            and

Attest:                                     By:
        --------------------------             --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                   EXHIBIT A
                                       TO
                                    WARRANT

                                 PURCHASE FORM

                          To Be Executed by the Holder
                       Desiring to Exercise a Warrant of
                           Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase ___________ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise
Price of such shares, in the amount of $            .





                                       Name of Holder:


                                       ----------------------------------------

                                       Signature:
                                                   ----------------------------
                                       Title:
                                               --------------------------------
                                       Address:
                                                 ------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

Dated:                            ,        .
        --------------------------  -------

                                   EXHIBIT B
                                       TO
                                    WARRANT

                                ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                           Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________________________ the right to purchase ____________
shares of Common Stock covered by the within Warrant, and does hereby
irrevocably constitute and appoint                   Attorney to transfer the
said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.


                                       Name of Holder:


                                       ----------------------------------------

                                       Signature:
                                                   ----------------------------
                                       Title:
                                               --------------------------------
                                       Address:
                                                 ------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

Dated:                            ,        .
        --------------------------  -------

In the presence of

--------------------------------------------

                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT F

================================================================================







                         REGISTRATION RIGHTS AGREEMENT

                        DATED AS OF _____________, 1997

                                 BY AND BETWEEN

                           QUEEN SAND RESOURCES, INC.

                                      AND

                            JOINT ENERGY DEVELOPMENT
                              INVESTMENTS LIMITED
                                  PARTNERSHIP







================================================================================

                               TABLE OF CONTENTS


ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 2.01.    Demand Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 2.02.    Piggy-Back Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Section 2.03.    Registration Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 2.04.    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 2.05.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.01.    Communications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.02.    Successor and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.03.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.04.    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.05.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.06.    Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.07.    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.08.    Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.09.    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.10.    Registrable Securities Held by the Company or Its Affiliates  . . . . . . . . . .  12
         Section 3.11.    Assignment of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                         REGISTRATION RIGHTS AGREEMENT


                 This Registration Rights Agreement ("Agreement") is made and entered into as of _______________, 1997, by and between Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership (the "Purchaser").

                 This Agreement is made pursuant to the Securities Purchase Agreement (the "Purchase Agreement") dated as of March 27, 1997 between the Company and the Purchaser. In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration and other rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing (as defined in the Purchase Agreement) under the Purchase Agreement.

                 The parties agree as follows:

                                   ARTICLE I

                 Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein which are defined in the Purchase Agreement are used herein as so defined. The terms set forth below are used herein as so defined:

                 "Holder" means the record holder of any shares of Convertible Preferred Stock, Robertson Warrants, Purchaser Warrants, Maintenance Warrants or Registrable Securities.

                 "Registrable Securities" means the Conversion Shares, the Robertson Warrant Shares, the Purchaser Warrant Shares and the Maintenance Warrant Shares and all other securities receivable upon the conversion of Convertible Preferred Stock or the exercise of Robertson Warrants, the Purchaser Warrants or the Maintenance Warrants and, if held by a Person who is the record holder of shares of Convertible Preferred Stock or other Registrable Securities, any other shares of Common Stock or other securities of the same class as those receivable upon conversion of Convertible Preferred Stock or exercise of Robertson Warrants, the Purchaser Warrants or the Maintenance Warrants, until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 hereof.

                 "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a Registration Statement (as defined herein).

                 Section 1.02. Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been issued, sold or disposed of pursuant to such effective Registration Statement or (ii) such Registrable Security is disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Security is eligible to be disposed of pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act or (iv) such Registrable Security is held by the Company or one of its Subsidiaries.

                                  ARTICLE II

                 Section 2.01. Demand Registration. (a) Any time after the date of this Agreement, any Holder or Holders who collectively beneficially own at least a majority of the Registrable Securities outstanding at such time may request (a "Request Notice") the Company to register under the Securities Act all or any portion (provided that such portion will have an aggregate offering price of at least $1,000,000) of the Registrable Securities that are held or will be held upon the conversion of shares of Convertible Preferred Stock or the exercise of Warrants by such Holder or Holders (collectively, the "Requesting Holder") for sale in the manner specified in the Request Notice.

                 (b) Promptly following receipt of a Request Notice, the Company shall immediately notify any Person who is a Holder of Registrable Securities (except the Requesting Holder) of the receipt of a Request Notice and shall use its best efforts to file a registration statement under the Securities Act (each such registration statement is hereinafter referred to as a "Registration Statement") effecting the registration under the Securities Act, for public sale in accordance with the method of disposition specified in such Request Notice, the Registrable Securities specified in the Request Notice (and in any notices received from other Holders no later than the 10th Business Day after receipt of the notice sent by the Company) (such other Holders and the Requesting Holder are hereinafter referred to as the "Requesting Holders"). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the Requesting Holders holding a majority of the Registrable Securities to be registered, which approval shall not be withheld unreasonably. The Company shall be obligated to register Registrable Securities pursuant to this Section 2.01 on three occasions only. A request pursuant to this Section
2.01 shall be counted only when (i) all the Registrable Securities requested to be included in any such registration have been so included, (ii) the corresponding Registration Statement has become effective under the Securities Act, and (iii) the public offering has been consummated and the Registrable Securities have been sold on the terms and conditions specified therein. Notwithstanding anything to the contrary contained herein, the Company may delay the filing or effectiveness of a Registration Statement after receipt of a Request Notice (i) for up to 90 days if at the time of such request, the Company is engaged in a firm commitment underwritten public offering of its securities in which Holders may include Registrable Securities and for which the Company has delivered the notice to Holders required by the first sentence of Section 2.02 or (ii) for up to 60 days if at the time of such request, the Board of Directors of the Company determines in its reasonable judgment and in good faith that the filing of such a Registration Statement or the making of any required disclosure in connection therewith would have a material adverse effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged; provided that the Company may not delay the filing of a Registration Statement in reliance on this clause (ii) more than once during any period of twelve consecutive calendar months.

                 (c) The Company shall be entitled to include in any Registration Statement filed pursuant to this Section 2.01, for sale in accordance with the method of disposition specified by the Requesting Holders, Voting Securities to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially jeopardize the successful marketing of the Registrable Securities to be sold. Any Person other than a Holder entitled to piggy-back registration rights with respect to a Registration Statement filed pursuant to this Section 2.01 may include Voting Securities of the Company with respect to which such rights apply in such Registration Statement for sale in accordance with the method of disposition specified by the Requesting Holder, except and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering) such inclusion would materially jeopardize the successful marketing of the Registrable Securities to be sold. Except as provided in this subsection (c), the Company will not effect any other registration of its Voting Securities (except with respect to Registration Statements on Form S-4 or S-8 for purposes permissible under such forms as of the date hereof, or any successor forms for comparable purposes that may be adopted by the Commission), whether for its own account or that of any other security holder, from the date of receipt of a Request Notice requesting the registration of an underwritten public offering until the completion of the distribution by the underwriters of all securities thereunder.

                 (d) From and after the date of this Agreement and until no Registrable Securities remain outstanding, the Company shall not issue any demand registration rights to any Person without the prior written consent of the Purchaser.

                 Section 2.02. Piggy-Back Registration. If the Company proposes to register any equity securities under the Securities Act for sale to the public for cash, whether for its own account or for the account of other security holders or both (except with respect to Registration Statements on Forms S-4 or S-8 for purposes permissible under such forms as of the date hereof, or any successor forms for comparable purposes that may be adopted by the Commission) each such time it will give written notice to all Holders of its intention to do so no less than 15 Business Days prior to the anticipated filing date. Upon the written request of any Holder, received by the Company no later than the 10th Business Day after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by each Holder (in accordance with its written request) of such Registrable Securities so registered; provided, however, that the Company may at any time prior to the effectiveness of any such Registration Statement, in its sole discretion and without the consent of any Holder, abandon the proposed offering in which any Holder had requested to participate. The number of Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent, in the case of an underwritten offering, the managing underwriter shall render to the Company its opinion that such inclusion would materially jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein; provided, however, that such number of shares of Registrable Securities shall not be reduced (i) if any securities included in such registration are included other than for the account of (x) the Company or (y) the persons listed on
Schedule I hereto and (ii) unless the shares included in the registration pursuant to piggy-back registration rights that have been granted to the persons listed on Schedule I as of the date of this Agreement are also reduced on a pro rata basis. From and after the date of this Agreement and until no Registrable Securities remain outstanding, the Company shall not grant any piggy-back registration rights to any Person unless such rights are expressly made subject to the prior right of Holders to include any or all of their Registrable Shares before such other Person includes any shares in any registration relating to an underwritten public offering with respect to which, in the opinion of the managing underwriter, the inclusion in the offering of all shares requested to be registered by all Persons holding registration rights would materially jeopardize the successful marketing of the securities (including the Registrable Securities) to be sold. In the event that the number of Registrable Securities to be included in a registration is to be reduced as provided above, within 10 Business Days after receipt by each Holder proposing to sell Registrable Securities pursuant to the registered offering of the opinion of such managing underwriter, all such Selling Holders may allocate among themselves the number of shares of such Registrable Securities which such opinion states may be distributed without adversely affecting the distribution of the securities covered by the Registration Statement, and if such Holders are unable to agree among themselves with respect to such allocation, such allocation shall be made in proportion to the respective numbers of shares specified in their respective written requests. Notwithstanding anything to the contrary contained in this Section 2.02, in the event that there is a firm underwriting commitment offer of securities of the Company pursuant to a Registration Statement covering Registrable Securities and a Person does not elect to sell its Registrable Securities to the underwriters of the Company's securities in connection with such offering, such Person shall not offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable into or exercisable for any shares of Common Stock during the period of distribution of the Company's securities by such underwriters, which shall be specified in writing by the underwriters, shall not exceed any period during which management of the Company and others are similarly prohibited from disposing of shares of Common Stock and shall not exceed 180 days following the date of effectiveness under the Securities Act of the Registration Statement relating thereto if the net proceeds to the Company from such offering will be $25,000,000 or greater and shall not exceed 60 days following the date of effectiveness under the Securities Act of the Registration Statement relating thereto if the net proceeds to the Company from such offering will be less than $25,000,000.

         Section 2.03. Registration Procedures. If and whenever the Company is required pursuant to this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

                 (a) prepare and file as promptly as possible with the Commission a Registration Statement, on a form available to the Company, with respect to such securities (which filing shall be made within 45 days after the receipt by the Company of a Request Notice) and use its best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined pursuant to subparagraph (g) below);

                 (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in subsection (g) below and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the sellers' intended method of disposition set forth in such Registration Statement for such period;

                 (c) furnish to each Selling Holder and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

                 (d) use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, provided, however, that the Company will not be required to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                 (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as promptly as practicable amend the Registration Statement or supplement the prospectus or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that, in the case of a shelf registration, the Company, on one occasion during each such registration, may delay taking such action for a period of 45 days, during which time the Selling Holders shall not sell any Registrable Securities, if the Board of Directors determines in its reasonable judgment and in good faith that the making of any required disclosure in connection therewith would have a material adverse effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged;

                 (f) in the case of an underwritten public offering, furnish, (i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, an opinion of counsel for the Company dated as of such date and addressed to the underwriters and to the Selling Holders, stating that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements or any engineering report contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters, and (ii) on the effective date of the Registration Statement and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, a letter dated such dates from the independent accountants retained by the Company, addressed to the underwriters and to the Selling

         Holders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five Business Days prior to the date of such letter) included in the Registration Statement in respect of which such letter is being given as the underwriters may reasonably request;

                 (g) make available for inspection by one representative of the Selling Holders designated by a majority thereof, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such representative of the Selling Holders or underwriter (the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. For purposes of subsections (a) and (b) above and of Section 2.01(c) of this Agreement, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or one year, excluding any period of time during which Selling Holders are prohibited from selling Registrable Securities pursuant to Section 2.02 or Section 2.03(e);

                 (h) use its best efforts to keep effective and maintain for the period specified in subparagraph (g) a registration, qualification, approval or listing obtained to cover the Registrable Securities as may be necessary for the Selling Holders to dispose thereof and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

                 (i) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

                 (j) enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

         In connection with each registration hereunder, each Selling Holder will furnish promptly to the Company in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

         In connection with each registration hereunder with respect to an underwritten public offering, the Company and each Selling Holder agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Company or the Selling Holders that is inconsistent with the provisions hereof; and further provided, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, the Selling Holders and such managing underwriter.

                 Section 2.04. Expenses. (a) All expenses incident to the Company's performance under or compliance with this Agreement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance and reasonable out-of-pocket expenses (including, without limitation, legal fees of one counsel for all Selling Holders) of the Selling Holders, but excluding any Selling Expenses (as defined below), are herein called "Registration Expenses." All underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities are herein called "Selling Expenses."

                 (b) The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to this Agreement, whether or not the Registration Statement becomes effective, and the Selling Holders shall pay Selling Expenses in connection with any Registrable Securities registered pursuant to this Agreement.

                 Section 2.05. Indemnification. (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and each underwriter of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) ("Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses, (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such Registration Statement or prospectus.

                 (b) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of such Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

                 (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this
Section 2.05. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.05 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, provided that such fees and expenses shall be reimbursed for only one counsel for all indemnified parties.

                 (d)      If the indemnification provided for in this Section
2.05 is available to the Company or the Selling Holders or is insufficient to hold them harmless in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 No person of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

                                  ARTICLE III

                 Section 3.01. Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by telecopy, courier service or personal delivery:

                          (i) if to a Holder of Registrable Securities, at the most current address given by such Holder of the Company in accordance with the provisions of this Section 3.01, which address initially is, with respect to the Purchaser, the address set forth in the Purchase Agreement, and

                          (ii) if to the Company, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3.01.

                 All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

                 Section 3.02. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

                 Section 3.03. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                 Section 3.04. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 Section 3.05. Governing Law. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

                 Section 3.06. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

                 Section 3.07. Entire Agreement. This Agreement, together with the Purchase Agreement and the other Basic Documents is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement, the Purchase Agreement and the other Basic Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                 Section 3.08. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                 Section 3.09. Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and by the Holders of a majority of the Registrable Securities.

                 Section 3.10. Registrable Securities Held by the Company or Its Affiliates. In determining whether the Holders of the required amount of Registrable Securities have concurred in any direction, amendment, supplement, waiver or consent, Registrable Securities owned by the Company or one of its Affiliates shall be disregarded.

                 Section 3.11. Assignment of Rights. (a) The rights of any Holder under this Agreement may be assigned to any Person who acquires Convertible Preferred Stock, Warrants or the Registrable Securities issuable on conversion or exercise thereof. Any assignment of registration rights pursuant to this Section 3.11(a) shall be effective only upon receipt by the Company of written notice from such assigning Holder stating the name and address of any assignee.

                 (b) The rights of an assignee under Section 3.11(a) shall be the same rights granted to the assigning Holder under this Agreement, except that the assignee shall be entitled to initiate only one demand registration pursuant to Section 2.01, unless demands for three registrations have been previously counted in accordance with Section 2.01(b), in which case such assignee shall not have any demand registration rights. In the event that an assignee Holder is not entitled to initiate a demand registration, such Holder's Registrable Securities shall not be counted as outstanding for purposes of calculating the majority of Registrable Securities required to initiate a demand registration. In connection with any such assignment, the term "Holder" as used herein shall, where appropriate to assign the rights and obligations of the assigning Holder hereunder to such assignee, be deemed to refer to the assignee.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        QUEEN SAND RESOURCES, INC.



                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                      and



                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------


                                        JOINT ENERGY DEVELOPMENT
                                        INVESTMENTS LIMITED PARTNERSHIP

                                        By:     Enron Capital Management
                                                Limited Partnership, its
                                                General Partner

                                        By:     Enron Capital Corp., its General
                                                Partner



                                        By:
                                           --------------------------------
                                                Steven M. Emshoff
                                                Agent and Attorney-in-Fact

                        [ROBERTSON WARRANTS]                           EXHIBIT G
================================================================================

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN RELIANCE ON AN OPINION, REASONABLY SATISFACTORY TO QUEEN SAND RESOURCES, INC. IN FORM AND SUBSTANCE, OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

================================================================================



                           QUEEN SAND RESOURCES, INC.

                         Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.


                                     No. 1


         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Joint Energy Development Investments Limited Partnership, a Delaware limited partnership (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 409,839 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means _______________, 1997.

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on the Expiration Date.

         "Exercise Price" means an amount, per share, equal to $ $1.85. The Exercise Price shall be subject to adjustment, as set forth in
Section 4.

         "Expiration Date" means _______________, 1998 [to be the date one year from the Date of Issuance].

         "Holder" means Joint Energy Development Investments Limited Partnership and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 27, 1997, between the Company and the Holder, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 10 (or at such other reasonable address as the Company may after the date hereof notify the

Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4. Antidilution Provisions.

                  (a) Adjustment of Number of Warrant Shares and Exercise Price. The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this
                           Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and
                           (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

                           For the purpose of this Section 4(a) and (b), the
                  term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

                  (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

                  (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.

                  (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.

                  (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.

                  (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.


         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

                  (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

                  (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

                  (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

                  (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6. No Voting Rights: Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7. Amendment and Waiver.

                  (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.

                  (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 8. No Fractional Warrant Shares. The Company shall not be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 9. Reservation of Warrant Shares. The Company shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 10. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that com munication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:

         If to Holder:   Joint Energy Development Investments
                           Limited Partnership
                         c/o Enron Corp.
                         1400 Smith Street
                         Houston, Texas 77002
                         Attn: Donna Lowry - Director, 28th Floor
                         Facsimile: (713) 646-3602

         If to Company:  Queen Sand Resources, Inc.
                         3500 Oak Lawn, Suite 380, L.B.#31
                         Dallas, Texas  75219-4398
                         Attn: Robert P. Lindsay
                         Facsimile: (214) 521-9960

         With copies to: Queen Sand Resources, Inc.
                         60 Queen Street, Suite 1400
                         Ottawa, Canada K1P 5Y7
                         Attn: Edward J. Munden
                         Facsimile: (613) 230-6055

                         Haynes and Boone, LLP
                         901 Main Street, Suite 3100
                         Dallas, Texas 75202
                         Attn: William L. Boeing, Esq.
                         Facsimile: (214) 651-5940

         Section 11. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

         Section 13. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of __________ _____, 1997.


[SEAL]                                      QUEEN SAND RESOURCES, INC.



Attest:                                     By:
       ----------------------                  -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


                                            and


Attest:                                     By:
       ----------------------                  -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                   EXHIBIT A
                                       TO
                                    WARRANT

                                 PURCHASE FORM

                          To Be Executed by the Holder
                       Desiring to Exercise a Warrant of
                           Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase _______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________.





                                            Name of Holder:

                                            -----------------------------------

                                            Signature:
                                                      -------------------------
                                            Title:
                                                  -----------------------------
                                            Address:
                                                    ---------------------------

                                            -----------------------------------

                                            -----------------------------------


Dated:                ,        .
      ---------------- --------

                                   EXHIBIT B
                                       TO
                                    WARRANT

                                ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                           Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto ____________ the right to purchase ____________ shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.


                                            Name of Holder:

                                            -----------------------------------

                                            Signature:
                                                      -------------------------
                                            Title:
                                                  -----------------------------
                                            Address:
                                                    ---------------------------

                                            -----------------------------------

                                            -----------------------------------


Dated:                ,        .
      ---------------- --------


In the presence of

-------------------------------


                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                      EXHIBIT H


                           STOCKHOLDERS' AGREEMENT


         This Stockholders' Agreement ("Agreement") dated April ___, 1997 is by and among Edward J. Munden, Ronald I. Benn, Bruce I. Benn, Robert P. Lindsay (each, a "Management Stockholder" and collectively, the "Management Stockholders"), EIBOC Investments Ltd., a corporation organized under the laws of Barbados ("EIBOC"), Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"). Initially capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Securities Purchase Agreement dated February _____, 1997 between the Company and JEDI (the "Purchase Agreement").

         WHEREAS, JEDI and the Company have entered into the Purchase Agreement pursuant to which JEDI will purchase certain securities of the Company; and

         WHEREAS, EIBOC is the legal owner of 6,600,000 shares of Common Stock which are represented by certificate no. __________________ (the "Shares"); and

         WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of JEDI and the Company to consummate the transactions contemplated by the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       RESTRICTIONS ON TRANSFERS OF SHARES.

                  (a) No Stockholder shall, without the prior written consent of JEDI, Transfer any of the Shares or any interest therein except as specifically permitted by
                           Section 1(b) or (c) of this Agreement. For purposes of this Agreement, the term "Stockholder" means EIBOC, the Management Stockholder and any Person who is required by the terms of this Agreement to execute an Adoption Agreement, as described in the following sentence and the term "Transfer" means any direct or indirect sale, assignment, donation, transfer, devise, pledge, hypothecation, encumbrance or other disposition of any shares or any interest therein. Any Person who is required by the terms of this Agreement to become a party to this Agreement shall do so by executing an Adoption Agreement in the form attached as Exhibit A or in any other form satisfactory to the Company and JEDI, whereupon such person or entity shall be deemed a "Stockholder" and shall have all of the rights and obligations of a Stockholder under this Agreement and the Shares or any interest therein held by any such Person shall be subject to the provisions hereof.

                  (b) Notwithstanding the restrictions contained in paragraph (a) of this Section 1, after October 1, 1997 (i) any Stockholder may Transfer Shares, provided that the number of Shares to be Transferred together with the number of all Shares Transferred by all Stockholders during the preceding twelve months does not exceed the lesser of (x) four percent of the shares of Common Stock outstanding as shown by the most recent report or statement published by the Company and filed with the Commission, (y) four times the average weekly reported volume of trading, excluding any trades made by Stockholders, in Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of Transfer and
                           (z) four times the average weekly volume of trading, excluding any trades made by Stockholders, in Common Stock reported through the consolidated transaction reporting system, contemplated by Rule 11Aa3-1 under the Exchange Act during the four-week period specified in clause (y) of this paragraph (b); and
                           (ii) Stockholders may Transfer Shares in a registered underwritten public offering of Common Stock; provided, however, that no Stockholder may transfer Shares pursuant to this paragraph (b) if after such transfer the Management Stockholders would beneficially own less than 4,950,000 Shares in the aggregate, subject (1) to a proportionate adjustment in the event of a stock split, reverse stock split, combination of shares, stock dividend or distribution or other similar change in the outstanding shares of Common Stock and (2) reduction by the number of Shares Transferred in accordance with paragraph (d) of this Section 1 to the estate of a deceased Management Stockholder or to a Disabled Management Stockholder. As used herein, the term "beneficial owner" shall have the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Exchange Act.

                  (c) Nothing in this Section 1: (i) shall prevent any Stockholder from (x) voting their Shares or other Voting Securities in any vote of stockholders of the Company on a merger or consolidation of the Company with or into any other Person, (y) Transferring their Shares in exchange for consideration payable in respect of such Shares in connection with a merger or consolidation of the Company with or into any other Person or (z) Transferring their Shares pursuant to a tender or exchange offer that the Board of Directors of the Company endorses or does not oppose, (ii) shall prevent EIBOC from Transferring Shares to the Management Stockholders in proportion to their percentage beneficial interests in the EIBOC Shares, (iii) shall prevent a Management Stockholder from Transferring Shares to his Family Group; provided, that no Transfer may be made to a Management Stockholder's Family Group until the transferee has executed an Adoption Agreement agreeing in be bound by the terms of this Agreement. "Family Group" means, with respect to a Management Stockholder, (x) the spouse of the Management Stockholder, (y) any entity of which the Management Stockholder or his spouse legally and beneficially owns 100% of the equity interests, provided such interests are not transferrable and provided further that concurrently with such Transfer, such entity agrees in writing with JEDI that it will not issue any equity interest to any Person other than the Management

                           Stockholder and his spouse, or (z) any trust solely for the benefit of the Management Stockholder, the Management Stockholder's spouse, and/or their respective ancestors and/or descendants, including any descendants by adoption; provided, however, that the trustee or trustees (including any substitute or replacement trustee or trustees) shall have been approved by JEDI, which approval may not be unreasonably withheld, or (iv) shall prevent EIBOC from transferring or otherwise allocating any Shares to Robert P. Lindsay.

                  (d) Notwithstanding the restrictions contained in paragraph (a) or (b) of this Section 1, upon the death or Disability of a Management Stockholder, EIBOC may Transfer Shares to the estate of the Management Stockholder or a Disabled Management Stockholder, or the Disabled Management Stockholder's personal representative, in proportion to his percentage beneficial interest in the Shares owned by EIBOC. "Disability" shall exist, and a Management Stockholder shall be "Disabled," if such Management Stockholder becomes incapacitated by accident, sickness or other circumstance which renders him mentally or physically incapable of, or would have been incapable of, had he been an employee of the Company at the time he became disabled, performing the duties and services required of the Management Stockholder under the Employment Agreement between the Company and such Management Stockholder for a period of 120 consecutive days, or if, in any 12-month period, for a period of 180 days, regardless of whether or not such days are consecutive, as determined in good faith by the Company's Board of Directors.

         2.       RESTRICTIONS ON TRANSFER BY JEDI.

                  (a) JEDI agrees that until the second anniversary of the date of this Agreement and except pursuant to its registration rights contained in the Registration Rights Agreement, it will not Transfer any shares of Common Stock or other securities that are convertible into or exchangeable or exercisable for Common Stock ("Common Stock Equivalents") to any Person that is not an Affiliate of JEDI except in blocks of at least 600,000 shares of Common Stock or blocks of Common Stock Equivalents that are convertible into or exchangeable or exercisable for at least 600,000 shares of Common Stock.

                  (b) JEDI agrees that, until the second anniversary of the date of this Agreement and except pursuant to its registration rights contained in the Registration Rights Agreement, it will not Transfer any shares of Common Stock or Common Stock Equivalents to any Person that is not an Affiliate of JEDI without first providing the Company and the Management Stockholders the right to purchase the shares to be Transferred in accordance with the following provisions:

                           (i) If JEDI desires to Transfer shares of Common Stock or Common Stock Equivalents to a Person that is not an Affiliate of JEDI, JEDI shall deliver to the Company and, provided the Management Stockholders beneficially own more than 10% of the voting power of all the voting power of all the outstanding Voting Securities of the Company, to each of the Management Stockholders a written notice (a "Transfer Notice"), which shall specify the proposed transferee, the number of shares of Common Stock or Common Stock Equivalents to be Transferred (the "Subject Shares"), the proposed consideration to be paid therefor (the "Proposed Sale Price"), and other material terms of the proposed Transfer, and which notice shall include a copy of any agreement with respect to the proposed Transfer.

                           (ii) The Company shall have the right, for a period of thirty days following its receipt of a Transfer Notice to elect to acquire all, but not less than all, of the Shares specified in the Transfer Notice at a cash price equal to the Proposed Sale Price or, at the Company's election if the Proposed Sale Price consists of noncash consideration, for substantially identical consideration The Company may exercise the foregoing right by delivering to JEDI, within thirty days after receipt of the Transfer Notice, written notice (an "Acceptance Notice") of its intention to purchase the Subject Shares. The closing of any acquisition of Subject Shares by the Company shall be consummated within five Business Days following delivery of the Acceptance Notice, at the principal offices of JEDI (unless otherwise mutually agreed), at which time the purchase price (in the form of a wire transfer to an account designated by JEDI or, if other than cash, in a form reasonably acceptable to JEDI) shall be delivered to JEDI or its representative and JEDI shall deliver to the Company certificates representing the Subject Shares, duly endorsed for transfer or accompanied by duly executed stock powers.

                           (iii) If the Company elects not to acquire the Subject Shares, so long as the Management Stockholders beneficially own, in the aggregate, Capital Stock of the Company representing more than 10% of the voting power of all the outstanding Voting Securities of the Company, the Management Stockholders shall have the right to acquire all, but not less than all, of the Subject Shares on the same terms as the Company could acquire the Subject Shares, as provided in paragraph (b), by delivering an Acceptance Notice, signed by each Management Stockholder and specifying the number of Subject Shares to be purchased by each Management Stockholder, to JEDI within thirty days following receipt by the Company of a Transfer Notice. The right to purchase Subject Shares shall be allocated among the Management Stockholders in a manner determined by the Management Stockholders.

                           (iv) If neither the Company nor the Management Stockholders deliver an Acceptance Notice within thirty days after delivery of the Transfer Notice or complete the purchase of the Subject Shares within five Business Days of delivery of the Acceptance Notice, JEDI shall be free to consummate the proposed Transfer on the terms set forth in the Transfer Notice, provided the proposed Transfer of the Subject Shares on the terms set forth in the Transfer Notice is consummated within 90 days after the date of receipt of the Transfer Notice.

         3. REPRESENTATIONS OF MANAGEMENT STOCKHOLDERS. Edward J. Munden, Bruce I. Benn and Ronald I. Benn jointly and severally represent to JEDI that EIBOC is the sole legal owner of the Shares.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EIBOC. EIBOC hereby represents, warrants and agrees with JEDI as follows:

                  (a) EIBOC is a corporation duly organized, validly existing and in good standing under the laws of Barbados. EIBOC (i) has conducted no business since its formation other than ownership of the Shares,
                           (ii) owns the Shares free and clear of all Liens, and (iii) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) This Agreement has been duly executed on behalf of EIBOC and constitutes the legal, valid and binding obligation of EIBOC, enforceable against it in accordance with its terms.

                  (c) ATC is the sole holder of Capital Stock of EIBOC and managing director of EIBOC, with sole power and authority to act on its behalf.

                  (d) The authorized Capital Stock of EIBOC consists of ____________ [ordinary shares], __________ of which are outstanding and represented by certificate no. ____, registered in the name of ATC. There are no outstanding securities convertible into or exchangeable for any shares of Capital Stock of EIBOC or any contract, commitment, agreement, understanding or arrangement of any kind to which EIBOC is a party relating to the issuance of any Capital Stock of EIBOC. EIBOC owns the Shares, free and clear of all Liens.

                  (e) EIBOC will not (i) issue any Capital Stock or permit any of its Capital Stock to be Transferred, (ii) enter into any contract, agreement, commitment, understanding or arrangement of any kind relating to any issuance of Capital Stock of EIBOC or (iii) engage in any trade or business or engage in any other activity other than ownership of the Shares, provided, however, that this subsection 4(e) shall not prohibit any Transfer to any successor trustee of the Capital Stock of EIBOC; provided, that written consent is obtained from JEDI, which consent shall not be unreasonably withheld.

         5. LEGEND ON CERTIFICATES; STOP TRANSFER ORDERS. The parties hereto agree to the placement on certificates representing securities covered by
Section 1 or Section 2 of a legend, in the form of Exhibit B attached hereto, indicating that such securities may not be transferred except in accordance with this Agreement and to the entry of a stop transfer order with the transfer agent for such securities against the transfer of such securities except in accordance with this Agreement.

         6. ESCROW OF THE SHARES. On the date of this Agreement, the Shares shall be deposited in escrow with an escrow agent pursuant to an escrow agreement mutually acceptable to EIBOC, the Management Stockholders and JEDI, and the Shares shall be held in such escrow until the earlier of (i) the Transfer of all the Shares in accordance with this Agreement to a Person other than a Management Stockholder or his Family Group, or (ii) the termination of this Agreement pursuant to
Section 11(a). Upon termination of this Agreement or if EIBOC, the Management Stockholders and JEDI determine that a proposed Transfer of Shares may be effected in compliance with this Agreement, then EIBOC, the Management Stockholders and JEDI shall promptly send a notice to such escrow agent to release the Shares to EIBOC or the Management Stockholders at the place requested by EIBOC and the Management Stockholders.

         7. ESCROW OF THE EIBOC SHARES. On the date of this Agreement, all of the shares of issued and outstanding Capital Stock of EIBOC (the "EIBOC Shares") shall be deposited in escrow with an escrow agent pursuant to an escrow agreement mutually acceptable to EIBOC, the Management Stockholders and JEDI, and the EIBOC Shares shall be held in such escrow until the earlier of
(i) the Transfer of all of the Shares in accordance with this Agreement to a Person other than a Management Stockholder or his Family Group, or (ii) the termination of this Agreement pursuant to Section 11(a). Upon termination of this Agreement or if EIBOC, the Management Stockholders and JEDI agree that the EIBOC Shares may be Transferred, then EIBOC, the Management Stockholders and JEDI shall promptly send a notice to such escrow agent to release the EIBOC Shares to the Management Stockholders at the place requested by the Management Stockholders.

         8. PROXY. EIBOC hereby irrevocably appoints Bruce I. Benn, Ronald I. Benn, Edward J. Munden and Robert P. Lindsay, collectively, as its attorney-in-fact and proxy, with full power and substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares which EIBOC is entitled to vote at any meeting of stockholders (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on all matters. EIBOC ACKNOWLEDGES THAT THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE AND SHALL NOT BE TERMINATED BY OPERATION OF LAW UPON THE OCCURRENCE OF ANY EVENT.

         9. TRANSFERS IN VIOLATION OF AGREEMENT DEEMED FRAUDULENT. Any Transfer of EIBOC Shares or any Shares contrary to the provisions of this Agreement and any Transfer of any interest of any Stockholder intended to circumvent the restrictions set forth herein or in violation of this Agreement shall be deemed fraudulent and such Transfer shall be void ab initio and of no force and effect.

         10.      MISCELLANEOUS.

                  (a) Except as to provisions that, by their terms, terminate earlier, this Agreement shall terminate at the earlier of (i) the fifth anniversary of the date of this Agreement or (ii) such time as JEDI and its Affiliates beneficially own, in the aggregate, Capital Stock of the Company representing less than 10% of the voting power of all then outstanding Voting Securities of the Company.

                  (b) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. Notwithstanding the foregoing, the rights and obligations of the parties hereunder shall not be assignable, except that JEDI's rights and obligations hereunder shall be assigned to an Affiliate of JEDI if and to the extent that such Affiliate becomes the owner of shares of Common Stock or Common Stock Equivalents.

                  (c) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  (d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (e) The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

                  (f) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

                  (g) This Agreement, together with the Purchase Agreement, and the other Basic Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein This Agreement, the Purchase Agreement and the other Basic Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  (h) This Agreement may be amended only by means of a written amendment signed by all of the parties hereto.

                  (i) All notices provided for hereunder shall be given by telecopy (confirmed by overnight delivery), air courier guaranteeing overnight delivery or personal delivery at the following addresses:

                  If to a Management Stockholder, to such Management Stockholder at:

                  Queen Sand Resources, Inc.
                  3500 Oak Lawn, Suite 280, L.B. #31
                  Dallas, Texas 75219-1398
                  Telecopier: (214) 521-9960
                  and

                  Queen Sand Resources, Inc.
                  60 Queen Street, Suite 1400
                  Ottawa, Ontario, Canada K1P 5Y7
                  Telecopier: (613) 230-6055

                  If to JEDI:

                  Joint Energy Development Investments Limited Partnership 1400 Smith Street
                  Houston, Texas 77002-7361
                  Attention: Donna Lowry, Director - 28th Floor
                  Telecopier: (713) 646-3602

                  If to EIBOC:

                  ----------------------

                  ----------------------

                  ----------------------

                  ----------------------
                  Telecopier:
                             -----------

or to such other address as any such party may designate by notice in the manner provided above. All such notices shall be deemed to have been delivered and received at the time delivered by hand, if personally delivered, when receipt acknowledged, if telecopied, and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                THE MANAGEMENT STOCKHOLDERS


                                ----------------------------------------------
                                Edward J. Munden


                                ----------------------------------------------
                                Ronald I. Benn


                                ----------------------------------------------
                                Bruce I. Benn


                                ----------------------------------------------
                                Robert P. Lindsay


                                EIBOC INVESTMENTS LTD.

                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Title:
                                      ---------------------------------------


                                QUEEN SAND RESOURCES, INC.

                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Title:
                                      ---------------------------------------

                                and

                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Title:
                                      ---------------------------------------


                                JOINT ENERGY DEVELOPMENT
                                INVESTMENTS LIMITED PARTNERSHIP

                                By: Enron Capital Management Limited
                                    Partnership, its general partner

                                By: Enron Capital Corp., its general partner

                                By:
                                   ------------------------------------------
                                         W. Craig Childers
                                         Attorney-in-Fact

                           QUEEN SAND RESOURCES, INC.
                                SPOUSAL CONSENT


         The undersigned spouse of __________________________ executes this Consent and Agreement to acknowledge her joining the Stockholders Agreement (a copy of which is annexed hereto) with respect to her community property interest in the Shares, as such term is defined in the Stockholders Agreement.


WITNESS:                                          SPOUSE:

--------------------------------                  -----------------------------

                                   EXHIBIT A

                               ADOPTION AGREEMENT

         This Adoption Agreement ("Agreement") is executed by the person or entity named as "Transferee" below pursuant to the terms of the Stockholders' Agreement dated as of March __, 1997 ("Stockholders' Agreement"), relating to Shares of Common Stock, $.0015 per share, of Queen Sand Resources, Inc., a Delaware corporation. Initially capitalized terms used but not otherwise defined herein, shall have the meanings ascribed to them in the Stockholders' Agreement.

         1. Acknowledgment. Transferee acknowledges that Transferee is acquiring certain Shares, or interest therein subject to the terms and conditions of the Stockholders' Agreement.

         2. Agreement. Transferee (a) agrees that Transferee and the Shares acquired by Transferee shall be bound by and subject to the terms of the Stockholders' Agreement and (b) adopts the Stockholders' Agreement with the same force and effect as if Transferee were a "Stockholder" thereunder.

         3. Notice. Any notice required or permitted by the Stockholders' Agreement shall be given to Transferee at the address listed below Transferee's signature.

         4. Joinder. The spouse of Transferee, if applicable, executes this Agreement to acknowledge that it is fair and in such spouse's best interests and to bind such spouse's community interest, if any, in the Shares to the terms of the Stockholders' Agreement.

         This Agreement is executed by Transferee on  ____________.


TRANSFEREE:                                  SPOUSE (if applicable):


-----------------------------------          ----------------------------------
Signature                                    Signature



-----------------------------------          ----------------------------------
Print Name                                   Print Name



-----------------------------------

-----------------------------------
Address


                                             QUEEN SAND RESOURCES, INC.


                                             By:
                                                -------------------------------
                                                        President

                                   EXHIBIT B


Legend for Stock Certificates:

         "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED APRIL _____, 1997 BY AND AMONG EDWARD J. MUNDEN, RONALD I. BENN, BRUCE
         I. BENN, ROBERT P. LINDSAY, EIBOC INVESTMENTS LTD., QUEEN SAND RESOURCES, INC. AND JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP AND MAY NOT BE SOLD, TRANSFERRED PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED
         OF EXCEPT IN ACCORDANCE THEREWITH."

                                                                       EXHIBIT I

                                    OPINIONS

         [Note:  We would deliver Accord opinion.]

         Based upon the foregoing and subject to the limitations and qualifications in this opinion letter, we are of the opinion that:

         1. The Company is a corporation incorporated, validly existing, and in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries is a corporation incorporated, validly existing and in good standing under the laws of the state of its incorporation.

         2. The Company is qualified to do business as a foreign corporation and is in good standing in the States of _________________, which are the only jurisdictions in which the Company has certified to us that it is required to be so qualified (other than any jurisdiction with respect to which the failure to be so qualified would not have a material adverse effect on the assets, liabilities, financial condition, operations or prospects of the Company and its subsidiaries taken as a whole). [duplicate for Subsidiaries] [Note: Will be based solely on state good standing certificates.]

         3. Each of the Company and each of the Company's Subsidiaries has the corporate power and authority to own its properties and to conduct its business as currently conducted.

         4. All of the issued and outstanding shares of common stock and preferred stock of the Company's Subsidiaries have been duly authorized and issued and are fully paid, nonassessable and are (i) free of preemptive rights, and (ii) owned of record by the Company or one of its Subsidiaries, and free of any adverse claim other than the Liens set forth on Schedule ___. There are no
(i) outstanding securities convertible into or exercisable or exchangeable for Capital Stock of any Subsidiary of the Company or (ii) any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any Subsidiary of the Company is a party relating to the transfer by the Company or by any Subsidiary of any Capital Stock of any Subsidiary, or to the issuance by any Subsidiary of any Capital Stock.

         5. All of the issued and outstanding shares of Company's Common Stock have been duly authorized and issued and are fully paid, nonassessable and are free of preemptive rights. Immediately after giving effect to the consummation of the transactions contemplated by the JEDI Purchase Agreement and the Forseti Purchase Agreement, the authorized capital stock of the Company will consist of (a) 100,000,000 shares of Common Stock and (b) [50,000,000] shares of Preferred Stock, of which 9,600,000 shares have been designated as Series A Participating Convertible Preferred Stock (the "Series A Preferred Stock") and 9,600,000 shares have been designated as Series B Participating Convertible Preferred Stock (the "Series B Preferred Stock"). Immediately after giving effect to the consummation of the transactions contemplated by the JEDI Purchase Agreement and the Forseti Purchase Agreement, the issued and outstanding capital stock of the Company consists of the following (a) ______ shares of Common Stock and (b) 9,600,000 shares of Series A Preferred Stock. There are issued and held in treasury ____ shares of Common Stock. The Series A Preferred Stock shares have been duly authorized and validly issued and are fully paid and nonassessable and the Series A Preferred Stock has not been issued in violation of any preemptive rights. The Conversion Shares, the Purchaser Warrant Shares and the Robertson Warrant Shares have been duly authorized and reserved for issuance upon exercise or conversion of the Series A Preferred Stock on the Purchaser Warrants and the Robertson Warrants, as the case may be, and upon such exercise or conversion in accordance with the Certificate of Designation, the Purchaser Warrants and the Robertson Warrants, respectively, will be validly issued, fully paid, nonassessable free of preemptive rights. Except for the Series A Preferred Stock, the Class A Warrants, the Class B Warrants, the Purchaser Warrants, the Robertson Warrants, the JEDI Purchase Agreement, and the Convertible Notes, there are no (i) outstanding securities convertible into or exercisable or exchangeable for Capital Stock of the Company or (ii) contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance by the Company of any Capital Stock. The Company is not a party to any voting trust or other agreement with respect to the voting of its Capital Stock and, except for the Registration Rights Agreement and the other agreements set forth on Schedule 3.03(B) to the JEDI Purchase Agreement, the Company is not a party to or bound by any agreement granting to any Person registration rights with respect to any Capital Stock of the Company.

         6. The Company has all corporate power and authority (i) to execute, deliver and perform its obligations under the JEDI Purchase Agreement, each of the Basic Documents and each of the Forseti Documents, (ii) to issue the Securities in the manner contemplated by the JEDI Purchase Agreement, and
(iii) to issue the Conversion Shares, the Purchaser Warrant Shares and the Robertson Warrant Shares in the manner contemplated by the Certificate of Designation, the Purchaser Warrants and the Robertson Warrants, respectively.

         7. The JEDI Purchase Agreement, each of the Basic Documents and each of the Forseti documents have been duly authorized, executed and delivered by the Company and constitute legal, valid, and binding obligations of the Company enforceable against it in accordance with their respective terms.

         8. No consent, approval, waiver or authorization of, or designation, declaration, or filing with, any Governmental Authority or other Person on the part of the Company or any of its Subsidiaries which has not been accomplished is required in connection with (i) the execution, delivery and performance by the Company of the JEDI Purchase Agreement, the Basic Documents or the Forseti Documents, (ii) the issuance of the Securities, or (iii) the issuance by the Company of the Conversion Shares, the Purchaser Warrant Shares and the Robertson Warrants.

         9. There is no action, suit, notice of violation, proceeding or investigation pending or contemplated or threatened against or affecting the Company or any of its Subsidiaries or their respective properties or assets before or by any Governmental Authority, which (i) relates to or challenges the legality, validity or enforceability of the JEDI Purchase Agreement, any of the Basic Documents or any of the Forseti Documents, or (ii) is otherwise pending against the Company or any Subsidiary.

         10. The execution, delivery, and performance of, and compliance with, the JEDI Purchase Agreement, the Basic Documents and the Forseti Documents by the Company, do not and will not, with or without the giving of notice or lapse of time or both, violate or result in any breach of or default under, or result in or require the creation or imposition of any Lien on or with respect to any of the Company's or its Subsidiaries' property under, (i) the

Certificate of Incorporation, as amended, or Bylaws, as amended, of the Company or the charter or bylaws of any Subsidiary, (ii) any Reviewed Agreements, or
(iii) any judgment, decree, writ, injunction, order, law, statute, rule, or regulation of any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company, any Subsidiary or any of their respective properties or assets.

         Although we do not assume any responsibility for, and cannot guarantee the accuracy, completeness or fairness of, the statements contained in the Information Statement dated _________, 1997, of the Company (the "Information Statement") on the basis of the information we developed during the course of preparing the Information Statement, which involved attending conferences with officers of the Company and other parties and a review of the documents specifically referred to or incorporated by reference in the Information Statement (although such documents, including the documents incorporated by reference, were prepared and filed by the Company, in certain cases, without our participation), and as a result of our participation in such conferences and review of such documents, but otherwise without independent check or verification except as specified, we have no reason to believe that the Information Statement, at the time the Information Statement was first mailed to the Company's stockholders contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Information Statement or any further amendment or supplement thereto contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Information Statement complies as to form in all material respects with applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder.

                                                                      EXHIBIT J

                                   AFFIDAVIT


         Before me, the undersigned authority, on this day personally appeared ______________ who, after being placed by me upon his oath, stated as follows:

         1. I, ____________________, a member of the Board of Directors of Queen Sand Resources, Inc. (the "Company"), have no direct or indirect financial interest in any of the transactions contemplated by the Securities Purchase Agreement dated March ___, 1997 between the Company and Joint Energy Development Investments Limited Partnership (the "Purchase Agreement") or by any of the Basic Documents (as defined in the Purchase Agreement) or any of the Forseti Documents (as defined in the Purchase Agreement), other than (i) any such interest resulting solely from my ownership of an interest in shares of the Company's Common Stock and (ii) to the extent that such matters could be considered to involve such an interest (A) the execution and delivery by the undersigned affiant of an Employment Agreement with the Company and (B) the Company's covenant contained in Section 6.14 of the Purchase Agreement.

         2. I have no knowledge that any other member of the Board of Directors or officer of the Company has any direct or indirect financial interest in the transactions contemplated by the Purchase Agreement, any of the Basic Documents or any of the Forseti Documents, other than (i) any such interest resulting solely from any such person's ownership of an interest in shares of the Company's Common Stock and (ii) to the extent that such matters could be considered to involve such an interest (A) the execution and delivery by any such person of an Employment Agreement with the Company and (B) the Company's covenant in Section 6.14 of the Purchase Agreement.

Date:            , 1997
       ----------

                                         --------------------------------------

                                         --------------------------------------


         SUBSCRIBED AND SWORN TO BEFORE ME, a notary public, on this the
           day of                     , 1997.
----------        --------------------


                                         --------------------------------------
                                         Notary Public in and for
                                         the State of Texas

                                         Name:
                                              ---------------------------------
                                         My Commission Expires:
                                                               ----------------

                                                                      EXHIBIT K


                               STATE OF DELAWARE                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                 ----------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PARK AVENUE CAPITAL, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 1989, AT 9 O'CLOCK A.M.






                                     {SEAL}  /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State



                                                       AUTHENTICATION:  8307782
                                                                DATE:  01-29-97

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                           BEFORE PAYMENT OF ANY PART
                                 OF THE CAPITAL

                                       OF

                           PARK AVENUE CAPITAL, INC.


         THE UNDERSIGNED, pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

         1. The name of the corporation (hereinafter called the "corporation") is Park Avenue Capital, Inc.

         2. The corporation has not received any payment for any of its stock.

         3. The certificate of incorporation of the corporation is hereby amended by striking out Article FIFTH thereof and by substituting in lieu of said Article the following new Article FIFTH:

                           "FIFTH:  CAPITAL STOCK.  The total number of shares
                 of Capital Stock which the corporation is authorized to issue is fifteen million (15,000,000) shares of common stock with a par value of one mill ($.001) per share."

         4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of
Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

         THE UNDERSIGNED, being the sole incorporator, for the purpose of amending the certificate of incorporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring that the facts herein stated are true and accordingly has hereunto set my hand as of this 15th day of May, 1989.



                             /s/ Carl R. Hollander
                          --------------------------
                               Carl R. Hollander

                               STATE OF DELAWARE                         PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                 ----------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "PARK AVENUE CAPITAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF APRIL, A.D. 1991, AT 9 O'CLOCK A.M.









                                     {SEAL}         /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State



                                                       AUTHENTICATION:  8307783
                                                                 DATE: 01-29-97

                 CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER


         PARK AVENUE CAPITAL, INC., a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 11th day of May, 1989, and recorded in the Record __________ Vol __________ Page __________ on the _____ day of __________,
19___, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of charter, and hereby certifies as follows:

         1. The name of this corporation is PARK AVENUE CAPITAL, INC.

         2. Its registered office in the State of Delaware is located at 725 Market Street, City of Wilmington, County of New Castle, and the name and address of its registered agent is THE COMPANY CORPORATION, address same as above.

         3. The date when the restoration, renewal and revival of the charter of this company is to commence is the 28 day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         4. This corporation was duly organized and carried on the business authorized by its charter until the 1 day of March A.D. 1991, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Peter Rosen, the last and acting President and Peter Rosen, the last and acting Secretary of PARK AVENUE CAPITAL, INC., have hereunto set their hands to this certificate this 8th day of April, 1991.


                                                       /s/ Peter Rosen
                                              ---------------------------------
                                                   LAST AND ACTING PRESIDENT
ATTEST:
                                                      /s/ Peter Rosen
                                              ---------------------------------
                                                   LAST AND ACTING SECRETARY

                                STATE OF DELAWARE                         PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                 ----------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PARK AVENUE CAPITAL, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 1991, AT 9 O'CLOCK A.M.



                                     {SEAL}         /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State



                                                       AUTHENTICATION:  8307784
                                                                 DATE: 01-29-97

              STATE OF DELAWARE
              SECRETARY OF STATE
          DIVISION OF CORPORATIONS
          FILED 09:00 AM 08/09/1991
             912215077 - 2196071

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           PARK AVENUE CAPITAL, INC.

       Under Section 242 of the Corporation Law of the State of Delaware


         PARK AVENUE CAPITAL, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written unanimous consent filed with the minutes of the board, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

         "1. That Article 'FIFTH' of the Certificate of Incorporation be amended and, as amended, reads as follows:

         'FIFTH. The Corporation shall be authorized to issue the following shares:

             Class            Number of Shares        Par Value
             -----            ----------------        ---------
            Common                 5,000,000            $.003'"

SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the corporation has caused the certificate to be signed by Peter Rosen, its President, and attested by Nuran Matoesian, its Secretary, this 15th day of July, 1991.

                                            PARK AVENUE CAPITAL, INC.

                                            By:     /s/ Peter Rosen
                                               --------------------------------
                                                   Peter Rosen, President
ATTEST:
         By:      /s/ Nuran Matoesian
            -------------------------------
               Nuran Matoesian, Secretary


                                                                           FORM

                               STATE OF DELAWARE                         PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                 ----------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PARK AVENUE CAPITAL, INC.", CHANGING ITS NAME FROM "PARK AVENUE CAPITAL, INC." TO "NOTEBOOK CENTER, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 1993, AT 9 O'CLOCK A.M.










                                     {SEAL}         /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State



                                                       AUTHENTICATION:  8307785
                                                                 DATE: 01-29-97

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 08/27/1993
                                                        932395068 - 2196071

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           PARK AVENUE CAPITAL, INC.

                            Under Section 242 of the
                    Corporation Law of the State of Delaware


         PARK AVENUE CAPITAL, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

         "1. That Article FIRST of the Certificate of Incorporation be amended, and as amended, read as follows:

         'FIRST: The name of the corporation is NOTEBOOK CENTER, INC.'"

         "2. That Article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

         'FOURTH. The Corporation is authorized to issue 10,000,000 shares of voting Common Stock, with a par value of $.0015 per share.'"

SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

THIRD: Prompt notice of the taking of this corporate action is being to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by Peter Rosen, its President, and attested by Nuran Matoesian, its Secretary, this 18th day of August, 1993.

                                            PARK AVENUE CAPITAL, INC.

                                            By:     /s/ Peter Rosen
                                               --------------------------------
                                                   Peter Rosen, President
ATTEST:
         By:      /s/ Nuran Matoesian
            -------------------------------
               Nuran Matoesian, Secretary

                               STATE OF DELAWARE                         PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                 ----------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NOTEBOOK CENTER, INC.", CHANGING ITS NAME FROM "NOTEBOOK CENTER, INC." TO "UNIVERSAL BIOTECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 1994, AT 9 O'CLOCK A.M.









                                     {SEAL}         /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State



                                                       AUTHENTICATION:  8307786
                                                                 DATE: 01-29-97

                                                         STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 01/28/1994
                                                          944009554 - 2196071

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             NOTEBOOK CENTER, INC.

                            Under Section 242 of the
                    Corporation Law of the State of Delaware


         NOTEBOOK CENTER, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         "1. That Article FIRST of the Certificate of Incorporation be amended and, as amended, read as follows:

         'FIRST: The name of the corporation is UNIVERSAL BIOTECHNOLOGIES, INC.'"

SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by Stephen Forem, its President, and attested by Stephen Forem, its Secretary, this 24 day of January, 1994.

                                               NOTEBOOK CENTER, INC.

                                               By:      /s/ Stephen Forem
                                                  -----------------------------
                                                     Stephen Forem, President
ATTEST:
         By:   /s/ Stephen Forem  1/21/94
            -------------------------------
               Stephen Forem, Secretary

                                STATE OF DELAWARE                        PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                 ----------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "UNIVERSAL BIOTECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MARCH, A.D. 1995, AT 9 O'CLOCK A.M.




                                     {SEAL}         /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State



                                                       AUTHENTICATION:  8307787
                                                                 DATE: 01-29-97

              STATE OF DELAWARE
              SECRETARY OF STATE
          DIVISION OF CORPORATIONS
          FILED 09:00 AM 03/08/1995
             950051421 - 2196071


                                CERTIFICATE FOR

                         RENEWAL AND REVIVAL OF CHARTER


         UNIVERSAL BIOTECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes, now desires a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1. The name of the corporation is UNIVERSAL BIOTECHNOLOGIES, INC.

         2. Its registered office in the State of Delaware is located at Three Christina Centre, 201 N. Walnut Street, Wilmington, DE 19801, County of New Castle. The name and address of its registered agent is The Company Corporation, address 'same as above'.

         3. The date of filing of the original Certificate of Incorporation in Delaware was 05-11-89.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of FEBRUARY, 1994, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried out the business authorized by its charter until the 1st day of March, 1994 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of Charters, NURAN MATOESIAN, its authorized officer has hereunto set his hand to this certificate this 8th day of MARCH 1995.



                                                       /s/ Nuran Matoesian
                                                  -----------------------------
                                                    Authorized Officer, Title

                                STATE OF DELAWARE                        PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                 ----------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UNIVERSAL BIOTECHNOLOGIES, INC.", CHANGING ITS NAME FROM "UNIVERSAL BIOTECHNOLOGIES, INC." TO "QUEEN SAND RESOURCES, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF MARCH, A.D. 1995, AT 9 O'CLOCK A.M.










                                     {SEAL}         /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State



                                                       AUTHENTICATION:  8307788
                                                                 DATE: 01-29-97

              STATE OF DELAWARE
              SECRETARY OF STATE
          DIVISION OF CORPORATIONS
          FILED 09:00 AM 03/08/1995
             950053019 - 2196071

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        UNIVERSAL BIOTECHNOLOGIES, INC.


                            Under Section 242 of the
                    Corporation Law of the State of Delaware


         UNIVERSAL BIOTECHNOLOGIES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

FIRST: That the Board of Directors of the Corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate opf Incorporation of the Corporation:

         1. That Article FIRST of the Certificate of Incorporation be amended and, as amended, read as follows:

         'FIRST:  The name of the Corporation is QUEEN SAND RESOURCES, INC.'

         2. That Article FOURTH of the Certificate opf Incorporation be amended and, as amended, read as follows:

         "FOURTH: The Corporation is authorized to issue 20,000,000 shares of voting common stock, with a par value of $0.0015 per share."

SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Nuran Matoesian, its President, and attested by Peter Rosen, its Secretary, this 6th day of March, 1995.

                                             UNIVERSAL BIOTECHNOLOGIES, INC.

                                             By:   /s/ Nuran Matoesian
                                                -----------------------------
                                                 Nuran Matoesian, President
ATTEST:
         By:   /s/ Peter Rosen
            ----------------------------
               Peter Rosen, Secretary

                                 STATE OF DELAWARE                       PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                 ----------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "QUEEN SAND RESOURCES, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MAY, A.D. 1995, AT 9:30 O'CLOCK A.M.





                                     {SEAL}         /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State



                                                       AUTHENTICATION:  8307789
                                                                 DATE: 01-29-97

              STATE OF DELAWARE
              SECRETARY OF STATE
          DIVISION OF CORPORATIONS
          FILED 09:00 AM 05/15/1995
             950106321 - 2196071


                           QUEEN SAND RESOURCES, INC.

                   CERTIFICATE OF CHANGE OF REGISTERED OFFICE

                                      AND

                               REGISTERED OFFICE


Queen Sand Resources, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

The present registered agent of the corporation is The Company Corporation and the present registered office of the corporation is in the county of New Castle, Delaware.

The Board of Directors of Queen Sand Resources, Inc. adopted the following resolution on the 10th day of May 1995:

         RESOLVED that the registered office of Queen Sand Resources, Inc. in the State of Delaware be and it is hereby changed to Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington County of New Castle and the authorization of the present registered agent is hereby withdrawn, and THE CORPORATION TRUST COMPANY shall be and is hereby constituted and appointed the registered office of the corporation at the address of its registered office.

IN WITNESS WHEREOF, Queen Sand Resources, Inc. has caused this statement to be signed by Edward J. Munden, President, this 11th day of May, 1995




                                                 /s/ Edward J. Munden
                                        ---------------------------------------
                                        Edward J. Munden,
                                        President of Queen Sand Resources, Inc.

                                 STATE OF DELAWARE                       PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                 ----------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "QUEEN SAND RESOURCES, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D. 1995, AT 4:30 O'CLOCK P.M.






                                     {SEAL}         /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State



                                                       AUTHENTICATION:  8307790
                                                                 DATE: 01-29-97

                                                         STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 04:30 PM 06/12/1995
                                                         950130209 - 2196071

                        CERTIFICATE OF AMENDMENT OF THE
                        CERTIFICATE OF INCORPORATION OF
                           QUEEN SAND RESOURCES, INC.

         Under Section 242 of the Corporations Law of the State of Delaware

Queen Sand Resources, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware:

FIRST: that the Board of Directors of the Corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

         RESOLVED, The article FIFTH of the Certificate of Incorporation be amended and, as amended, read as follows:

            "FIFTH: Capital Stock. The Corporation is authorized to issue 40,000,000 shares of voting common stock, with a par value of $0.0015 per share."

SECOND: That the aforesaid amendment was duly adopted by a majority of the Corporation's shareholders in accordance with the applicable provisions of
Section 242 of the General Corporation Law of the state of Delaware.

THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing in accordance with Section 228 of the General Corporation Law of the state of Delaware.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by Edward J. Munden, its President and Bruce I. Benn, its Secretary this 11th day of May, 1995.

                                                 QUEEN SAND RESOURCES, INC.

ATTEST:


        /s/ Bruce I. Benn                             /s/ Edward J. Munden
---------------------------------                ------------------------------
Bruce I. Benn, Secretary                         Edward J. Munden, President

                                STATE OF DELAWARE                         PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                 ----------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "PARK AVENUE CAPITAL, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MAY, A.D. 1989, AT 9:00 O'CLOCK A.M.






                                     {SEAL}         /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State



                                                       AUTHENTICATION:  8307781
                                                                 DATE: 01-29-97

                          CERTIFICATE OF INCORPORATION
                                       OF
                           PARK AVENUE CAPITAL, INC.

         THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: Name. The name of the corporation is PARK AVENUE CAPITAL, INC.

         SECOND: Registered Office. The registered office of the corporation is to be located at 229 South State Street, County of Kent, Dover, Delaware, 19901. The name of the corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: Purpose. The purpose of the corporation is to purchase, own and sell the stock, securities and/or assets of various businesses, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: Power. The corporation shall have every power which a corporation now or hereafter organized under the General Corporation Law or successor statutes of Delaware may have.

         FIFTH: Capital Stock. The total number of shares of capital stock which the corporation is authorized to issue is five hundred million (500,000,000) shares of common stock with a par value of one tenth of a mill ($.0001) per share.

         SIXTH: Incorporator. The name and mailing address of the incorporator is as follows:

            NAME                                  ADDRESS
            ----                                  -------
                                            c/o Murray & Hollander
                                            400 Park Avenue
      Carl R. Hollander                     New York, New York  10022

         SEVENTH: By-laws.

                  (a) Adoption and Amendent of By-Laws. The board of directors and stockholders of the corporation shall have the authority to adopt, amend, or repeal the by-laws of the corporation. The by-laws of the corporation may contain provisions relating to the adoption, amendment, and repeal of the by-laws.

                  (b) Ballot in Elections. Election of directors need not be by ballot unless the by-laws so provide.

         EIGHTH: Compromise. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application or trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH: Limitation of Director Liability. No director of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for acts or omissions for which such liability may not be eliminated under subsection (7) of Section 102 of Title 8 of the Delaware Code.

         TENTH: Advancement of Litigation Expenses. The corporation shall pay in advance of final disposition all expenses incurred by any officer or director in defending any civil or criminal action suit or proceeding, to the full extent permitted by and subject to the conditions specified in subsection
(e) of Section 145 of Title 8 of the Delaware Code.

         ELEVENTH: Amendment of Certificate. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring that the facts herein stated are true and accordingly have hereunto set my hand this 9th day of May, 1989




                                               /s/ Carl R. Hollander
                                             ---------------------------
                                                  Carl R. Hollander

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           QUEEN SAND RESOURCES, INC.


         Queen Sand Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the amendment set forth below to the Corporation's Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law:

         Article Fifth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

         "FIFTH.  Description and Authorization of Stock.

         (a) Stock Authorization. The total number of shares of capital stock that the Corporation shall have the authority to issue is one hundred fifty million (150,000,000) shares, which shall consist of (i) one hundred million (100,000,000) shares of Common Stock, par value ($0.0015) per share (the "Common Stock") and (ii) fifty million (50,000,000) shares of Preferred Stock, par value ($0.01) per share (the "Preferred Stock").

                  (b)      Common Stock.

                           (i)   Voting Rights.  The holders of Common Stock
will be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, including the election of directors. The holders of Common Stock shall not have cumulative voting rights.

                           (ii)  Dividends.  Subject to the prior rights of any
Preferred Stock issued by the Corporation, as and if dividends are declared thereon by the Board of Directors of the Corporation out of funds legally available therefor, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally, on a share-for-share basis, in all such dividends.

                           (iii) Liquidation.  Upon any liquidation,
dissolution or winding up of the Corporation, after all amounts due and owing to the holders of any Preferred Stock of the Corporation have been paid or the payment has been fully provided for, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock and will be entitled to share equally, on a share-for-share basis, in such distribution. Neither the merger or consolidation of the Corporation with or into another corporation or corporations, nor the sale or transfer by the Corporation of all or part of its assets, nor the reduction of its capital stock, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

                  (c)      Preferred Stock.

                           (i)   Issuance.  The Preferred Stock may be issued
from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, dividend or other special rights, and qualifications, limitations, restrictions or other characteristics thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereafter prescribed. The shares of each series of the Preferred Stock may vary from the shares of any other class or series in any respect.

         The resolution or resolutions providing for the issuance of any such series may provide, without limitation:

                  (A) whether or not shares of a series shall have voting rights, full, special or limited, or shall have no voting rights, and whether or not the holders of such shares are to be entitled to vote as a separate class or series either alone or together with the holders of one or more other classes or series of stock; provided, however, that if the resolutions authorize the holders of Preferred Stock to elect Directors upon certain events, [those Directors elected by the holders of Preferred Stock shall be in addition to those directors authorized from time to time pursuant to the Bylaws of the Corporation];

                  (B) the number of shares to constitute the series and the designations thereof;

                  (C) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

                  (D) whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  (E) whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                  (F) the dividend rate, if any, whether dividend rates are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and the date or dates from which such dividends shall accumulate;

                  (G) the preferences, if any, and the amounts thereof which the holders of shares of any series shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (H) whether or not the shares of any series shall be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including, without limitation, additional shares of such series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of the Corporation of, any outstanding stock of the Corporation;

                  (I) whether or not the shares of any series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (J) such other voting powers, designations, preferences, rights, qualifications, limitations or restrictions with respect to any series as the Board of Directors of the Corporation may deem advisable.

             (ii) Increases and Decreases in Series. The Board of Directors of the Corporation may increase the number of shares (but not above the total number of authorized shares of the class) of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock (but not below the number of shares thereof then outstanding) designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock."

         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation does execute this Certificate of Amendment, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this __ day of ______________, 1997



                                            QUEEN SAND RESOURCES, INC.



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                                                       EXHIBIT L





                         AMENDED AND RESTATED BYLAWS OF

                           QUEEN SAND RESOURCES, INC.

                             A DELAWARE CORPORATION

                                   BYLAWS OF

                           QUEEN SAND RESOURCES, INC.

                               TABLE OF CONTENTS



                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE I          OFFICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.       Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.       Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II         MEETINGS OF STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.       Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.       Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 3.       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 4.       Notice of Meetings and Adjourned Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 5.       Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 6.       Certain Rules of Procedure Relating to Stockholder Meetings . . . . . . . . . . . . . . . . . 3
         Section 7.       Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 8.       Action of Stockholders by Written Consent Without Meetings  . . . . . . . . . . . . . . . . . 5
         Section 9.       Requests for Stockholder List and Corporation Records . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III        DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 1.       Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 2.       Number of Directors; Term; Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.       Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 4.       Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.       Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 6.       Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 7.       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 8.       Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 9.       Quorum and Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 10.      Action by Consent; Participation by Telephone
                          or Similar Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 11.      Resignation; Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 12.      Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE IV         COMMITTEES OF THE BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.       Designation, Powers and Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.       Meetings; Minutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.       Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.       Action by Consent; Participation by Telephone
                          or Similar Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.       Changes in Committees; Resignations; Removals . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE V          OFFICERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.       Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.       Election and Term of Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         Section 3.       Removal and Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.       Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.       Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 6.       Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.       President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 8.       Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 9.       Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 10.      Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 11.      Assistant Secretary or Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE VI         CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 1.       Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.       Checks, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.       Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.       Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VII        CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 1.       Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.       List of Stockholders Entitled to Vote . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.       Stock Ledger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.       Transfers of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.       Lost Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 6.       Fixing of Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.       Beneficial Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VIII       DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 1.       Declaration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.       Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE IX         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 1.       Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 2.       Advancement of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.       Non-Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.       Continuity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE X          SEAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE XI         WAIVER OF NOTICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE XII        AMENDMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                     BYLAWS

                                       OF

                           QUEEN SAND RESOURCES, INC.

                             A DELAWARE CORPORATION


                                   ARTICLE I

                                    OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of Queen Sand Resources, Inc. (hereinafter called the "Corporation") within the State of Delaware shall be located at the location specified in the Corporation's Certificate of Incorporation, as amended.

         SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by law, in such other place or places, within or without the State of Delaware, as the Board of Directors of the Corporation (hereinafter sometimes called the "Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1.       PLACE OF MEETINGS.       All meetings of stockholders
of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 2. ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held annually on such date and at such time as may be fixed by the Board.

         SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise provided by law, may be called at any time only by the Board pursuant to a resolution adopted by a majority of the then authorized number of Directors (as determined in accordance with Section 2 of Article III of these Bylaws), the Chairman of the Board or the President. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

         SECTION 4. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Except as may otherwise be required by law, notice of each meeting of stockholders, annual or special, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be given, not less than ten (10) or more than sixty (60) days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to the stockholder at his address as it appears on the stock record of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken unless (i) the adjournment is for more than thirty (30) days, (ii) the Board shall fix a new record date for any adjourned meeting after the adjournment or (iii) these Bylaws otherwise require.

         SECTION 5. QUORUM. At each meeting of stockholders of the Corporation, the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be present or represented by proxy to constitute a quorum for the transaction of business, except as may otherwise be provided by law or the Certificate of Incorporation.

         If a quorum is present at a meeting of stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is finally adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting, except as may otherwise be provided by law or the Certificate of Incorporation.

         If, however, a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or holders of a majority of the shares represented in person or by proxy shall have the power to adjourn the meeting to another time, or to another time and place, without notice (subject, however, to the requirements of Section 4 of Article II of these Bylaws) other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted that might have been transacted at the original meeting so adjourned.

         SECTION 6. CERTAIN RULES OF PROCEDURE RELATING TO STOCKHOLDER MEETINGS. All stockholder meetings, annual or special, shall be governed in accordance with the following rules:

                (i) Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

               (ii) The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to insure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine and announce when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

         SECTION 7. VOTING. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of the Corporation shall be entitled to one (1) vote for every share of capital stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. At each such meeting, every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing executed by such stockholder or by his duly authorized agent and bearing a date not more than three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

         At all meetings of stockholders at which a quorum is present, all matters (except as otherwise provided in Section 3 of Article III of these Bylaws and except in cases where a larger vote is required by law, the Certificate of Incorporation or these Bylaws or where a class vote is required by law or the Certificate of Incorporation) shall be decided by a majority of the votes cast at such meeting by the holders of shares present or represented by proxy and entitled to vote thereon.

         SECTION 8. ACTION OF STOCKHOLDERS BY WRITTEN CONSENT WITHOUT MEETINGS. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent.

         If action is taken by less than unanimous consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such less than unanimous consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those who have not consented in writing, and a certificate signed and attested to by the Secretary that such notice was given shall be filed with the records of the meetings of the stockholders.

         If action is taken by unanimous consent of stockholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of stockholders.

         SECTION 9. REQUESTS FOR STOCKHOLDER LIST AND CORPORATION RECORDS. Stockholders shall have those rights afforded under the DGCL to inspect for any proper purpose the Corporation's stock ledger, list of stockholders and other books and records, and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the DGCL. Information so requested shall be made available for inspecting, copying or extracting during usual business hours at the principal executive offices of the Corporation. Each stockholder desiring photostatic or other duplicate copies of any of such information requested shall make arrangements to provide the duplicating or other equipment necessary in the city where the Corporation's principal executive offices are located. Alternative arrangements with respect to this Section 12 may be permitted in the discretion of the President of the Corporation or by vote of the Board of Directors.

                                  ARTICLE III

                                   DIRECTORS

         SECTION 1. POWERS. The business of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

         SECTION 2.       NUMBER OF DIRECTORS; TERM; QUALIFICATION.    Except
as required in the Certificate of Incorporation, the number of Directors which shall constitute the whole Board of Directors shall from time to time be fixed and determined by resolution of the Board of Directors. Except as required in the Certificate of Incorporation, no decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

         Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each Director shall hold office until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation, disqualification or removal. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

         SECTION 3. ELECTION. Except as required in the Certificate of Incorporation, at each meeting of stockholders for the election of Directors at which a quorum is present, the persons receiving a plurality of the votes of the shares represented in person or by proxy and entitled to vote on the election of Directors shall be elected Directors. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

         SECTION 4. VACANCIES. Except as required in the Certificate of Incorporation, in the case of any increase in the number of Directors or any vacancy in the Board of Directors, such newly created directorship or vacancy may be filled by vote of the stockholders at a meeting called for such purpose or, unless the Certificate of Incorporation or these Bylaws provide otherwise, by the affirmative vote of the majority of the remaining Directors then in office, although less than a quorum, or by a sole remaining Director. Unless the Certificate of Incorporation or these Bylaws provide otherwise, when one or more Directors shall resign from the Board of Directors, effective at a future date, the majority of Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Any Director elected or chosen as provided herein shall serve for the remaining term of the directorship to which appointed or until his successor is elected and qualified or until his earlier death, resignation or removal.

         SECTION 5. PLACE OF MEETINGS. Meetings of the Board shall be held at the Corporation's office in the State of Delaware or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

         SECTION 6. REGULAR MEETINGS. Regular meetings of the Board shall be held on such days and at such times as the Board may from time to time determine and is publicized among the directors. Notice of regular meetings of the Board need not be given except as otherwise required by law or these Bylaws.

         SECTION 7. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of any two of the other Directors.

         SECTION 8. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each Director, addressed to him at his residence or usual place of business, or shall be sent to him by facsimile or overnight courier so addressed, or shall be given personally or by telephone, on twenty-four (24) hours notice, or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any such meeting need not be given to any Director, however, if waived by him in writing or by facsimile, or if he shall be present at the meeting, except when he is present for the express purpose of objecting at the beginning of such meeting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 9. QUORUM AND MANNER OF ACTING. The presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required by law, the act of a majority of the Directors present at any meeting at which a quorum shall be present shall be the act of the Board.

         SECTION 10. ACTION BY CONSENT; PARTICIPATION BY TELEPHONE OR SIMILAR EQUIPMENT. Any action required or permitted to be taken by the Board may be taken without a meeting if all the Directors consent in writing to the adoption of a resolution authorizing the action, unless otherwise restricted by the Certificate of Incorporation or these Bylaws. The resolution and the written consents thereto by the Directors shall be filed with the minutes of the proceedings of the Board. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any one or more Directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board.

         SECTION 11. RESIGNATION; REMOVAL. Any Director may resign at any time by giving written notice to the Corporation, provided, however, that written notice to the Board, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors; provided, however, that when the holders of any class or series are entitled by the Certificate of Incorporation to elect one
(1) or more Directors, then, in respect to the removal without cause of a Director or Directors so elected, the required majority vote shall be of the holders of the outstanding shares of such class or series and not of the outstanding shares as a whole.

         SECTION 12. COMPENSATION OF DIRECTORS. [The Board may, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, provide for the payment to any of the Directors, other than officers or employees of the Corporation, of a specified amount for services as a Director and/or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all Directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.]

                                   ARTICLE IV

                            COMMITTEES OF THE BOARD

         SECTION 1. DESIGNATION, POWERS AND NAME. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the Directors of the Corporation.

         Each committee designated by the Board of Directors shall have and may exercise such of the powers of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution or in these Bylaws; provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority, if any, expressly vested in the Board by the provisions of the Certificate of Incorporation, (i) fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or (ii) fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, provided further, that, unless the resolution establishing the committee, the Certificate of Incorporation or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. The committee may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any
absent or disqualified member at any meeting.   In the absence or
disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         SECTION 2. MEETINGS; MINUTES. Unless the Board of Directors shall otherwise provide, upon designation of any committee by the Board, such committee shall elect one of its members as chairman and may elect one of its members as vice chairman and shall adopt rules of proceeding providing for, among other things, the manner of calling committee meetings, giving notices thereof, quorum requirements for such meetings, and the methods of conducting the same. Each committee of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         SECTION 3. COMPENSATION. Members of special or standing committees may be allowed compensation if the Board of Directors shall so determine pursuant to Section 12 of Article III of these Bylaws.

         SECTION 4. ACTION BY CONSENT; PARTICIPATION BY TELEPHONE OR SIMILAR EQUIPMENT. Unless the Board of Directors, the Certificate of Incorporation or these Bylaws shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board of Directors, the Certificate of Incorporation or these Bylaws shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

         SECTION 5. CHANGES IN COMMITTEES; RESIGNATIONS; REMOVALS. The Board shall have power, by the affirmative vote of a majority of the authorized number of Directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the President, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, with or without cause, by the affirmative vote of a majority of the authorized number of Directors at any meeting of the Board called for that purpose.

                                   ARTICLE V

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these Bylaws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board shall be elected from among the Directors. With the foregoing exception, none of the other officers need be a Director, and none of the officers need be a stockholder of the Corporation unless otherwise required by the Certificate of Incorporation.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently practicable. Each officer shall hold office until his successor shall have been elected or appointed and shall have been qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a Director in the case of the Chairman of the Board.

         SECTION 3. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4. VACANCIES. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors and, in the case of any vacancy in an office other than the office of Chairman of the Board (if any) or President, by the President for the unexpired portion of the term.

         SECTION 5. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a Director.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall have such duties as the Board of Directors may prescribe. In the Chairman's absence, such duties shall be attended to by the President.

         SECTION 7. PRESIDENT. The President shall be the chief executive officer of the Corporation, and, subject to the provisions of these Bylaws, shall have general and active control of all of its business and affairs. The President shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. The President shall have the power to (i) appoint and remove subordinate officers, agents and employees, including Assistant Secretaries and Assistant Treasurers, except that the President may not remove those elected or appointed by the Board of Directors, and (ii) delegate and determine their duties. The President shall keep the Board of Directors and the Executive Committee (if any) fully informed and shall consult them concerning the business of the Corporation. The President may sign, with the Secretary or another officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The President shall vote, or authorize any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of the Corporation either in person or by proxy. The President shall, in general, perform all other duties normally incident to or as usually appertain to the office of President and such other duties as may be prescribed by these Bylaws, the stockholders, the Board of Directors or the Executive Committee (if any) from time to time.

         SECTION 8. VICE PRESIDENTS. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary or with the Treasurer or Assistant Treasurer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any).

         SECTION 9. SECRETARY. The Secretary shall (i) record the proceedings of the meetings of the stockholders, the Board of Directors and committees of Directors in the permanent minute books of the Corporation kept for that purpose, (ii) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (iii) be custodian of the corporate books and records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares of the Corporation prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws, (iv) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder, (v) sign with the Chairman of the Board (if any), the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed, (vi) have general charge of the stock transfer books of the Corporation and (vii) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any).

         SECTION 10. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall (i) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 4 of Article VI of these Bylaws, (ii) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders and at such other times as may be required by the Board of Directors, the Chairman of the Board (if any), the President or the Executive Committee (if any), a statement of financial condition of the Corporation in such detail as may be required, (iii) sign with the Chairman of the Board (if any), the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed and (iv) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any).

         SECTION 11. ASSISTANT SECRETARY OR TREASURER. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any). The Assistant

Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, or in their respective inability or refusal to act, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of their office. The Assistant Secretaries or the Assistant Treasurers may sign, with the Chairman of the Board (if any), the President or Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by a resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                   ARTICLE VI

                    CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

         SECTION 1. CONTRACTS. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

         SECTION 2. CHECKS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

         SECTION 3. LOANS. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as may be deemed expedient.

                                  ARTICLE VII

                                 CAPITAL STOCK

         SECTION 1. STOCK CERTIFICATES. Each stockholder of the Corporation shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or the President and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or any employee, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such stockholder. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise stated in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 2. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to have prepared or made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         SECTION 3. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2 of this Article VII or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 4. TRANSFERS OF CAPITAL STOCK. Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares or uncertificated shares of the capital stock of the Corporation.

         SECTION 5. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         SECTION 6. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall (i) not precede the date upon which the resolution fixing the record date is adopted by the Board and (ii) not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall (i) not precede the date upon which the resolution fixing the record date is adopted by the Board and (ii) not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board.

         SECTION 7. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII

                                   DIVIDENDS

         SECTION 1. DECLARATION. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the

Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 2. RESERVE. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                INDEMNIFICATION

         SECTION 1. INDEMNIFICATION. The Corporation shall indemnify to the full extent authorized or permitted by Section 145 of the DGCL any person (his heirs, executors and administrators) made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a Director or officer of the Corporation or by reason of the fact that as such Director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees and agents of the Corporation other than Directors and officers may be entitled by law.

         SECTION 2. ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer or Director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
IX. Such expenses incurred by employees and agents of the Corporation other than Directors and officers may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 3. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided for hereby shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         SECTION 4. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

         SECTION 5. CONTINUITY. The indemnification and advancement of expenses provided for in this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE X

                                      SEAL

         The Corporation's seal, if any, shall be circular in form and shall include the name of the Corporation, the state and year of its incorporation, and the word "Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE XI

                                WAIVER OF NOTICE

         Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any Director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

                                  ARTICLE XII

                                   AMENDMENTS

         These Bylaws or any of them may be amended or supplemented in any respect at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

         I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the bylaws of said Corporation, as adopted by the sole director of said Corporation as of the ___ day of _____________________, 1997.





                                    ____________________________________________

                                    _________________________________, Secretary

                                                                       EXHIBIT M



                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement"), including Exhibit A hereto, is entered into between Queen Sand Resources, Inc., a Delaware corporation having offices at 3500 Oak Lawn, Suite 380, Dallas, Texas 75219 ("Employer"), and ____________, an individual currently residing at ______________________
("Employee"), to be effective as of ____________________, 1997 (the "Effective Date").


                                  WITNESSETH:

         WHEREAS, Employer is desirous of employing Employee pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Employee is desirous of entering the employ of Employer pursuant to such terms and conditions and for such consideration.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Employee agree as follows:


ARTICLE 1:       EMPLOYMENT AND DUTIES.

         1.1 Employer agrees to employ Employee, and Employee agrees to be employed by Employer, beginning as of the Effective Date and continuing until the date set forth in Exhibit A to this Agreement (the "Term") subject to the terms and conditions of this Agreement.

         1.2 Employee initially shall be employed in the position set forth in Exhibit A to this Agreement. Employer may subsequently assign Employee to a different position or modify Employee's duties and responsibilities consistent with the Employee's existing duties, responsibilities and level of authority. Employer may assign this Agreement and Employee's employment to any of its affiliates. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Employee shall at all times comply with and be subject to such policies and procedures as Employer may establish from time to time.

         1.3 Employee shall, during the period of Employee's employment by Employer, devote Employee's full business time, energy, and best efforts to the business and affairs of Employer. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of Employee's duties hereunder, is contrary to the interests of Employer, or requires any significant portion of Employee's business time. Notwithstanding anything herein to the contrary it is acknowledged and agreed that the Employee may hold positions as director, officer or employee of Capital House A Finance and Investment Corporation and any corporation associated therewith; provided, that such activities do not impair the performance by Employee of his duties hereunder or otherwise interfere with Employee's compliance with his obligations set forth in the preceding sentence.

         1.4 In connection with Employee's employment by Employer, Employer shall endeavor to provide Employee access to such confidential information pertaining to the business and services of Employer as is appropriate for Employee's employment responsibilities. Employer also shall endeavor to provide to Employee the opportunity to develop business relationships with those of Employer's clients and potential clients that are appropriate for Employee's employment responsibilities.

         1.5 Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Employer and to do no act which would injure Employer's business, its interests, or its reputation. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Employer or any of its affiliates, involves a possible conflict of interest. In keeping with Employee's fiduciary duties to Employer, Employee agrees that Employee shall not knowingly become involved in a conflict of interest with Employer or its affiliates, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees that Employee shall disclose to Employer's Board of Directors any facts which might involve such a conflict of interest.

         1.6 Employer and Employee recognize that it is impossible to provide an exhaustive list of actions or interests that constitute a conflict of interest. Moreover, Employer and Employee recognize there are many borderline situations. In some instances, full disclosure of facts by the Employee to Employer's Board of Directors may be all that is necessary to enable Employer or its affiliates to protect their interests. In others, if no improper motivation appears to exist and the interests of Employer or its affiliates have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for Employer to terminate the employment relationship. Employer and Employee agree that Employer's determination as to whether a conflict of interest exists shall be conclusive. Employer reserves the right to take such action as, in its judgment, will end the conflict.

ARTICLE 2:       COMPENSATION AND BENEFITS.

         2.1 The Employee shall be entitled to receive the salary set forth in Exhibit A to this Agreement and to participate in any other compensation and benefit plans referred to on Exhibit A to this Agreement, which benefit plans are implemented by the Company after the date hereof, in each case to the extent determined by the Board (or a Compensation Committee thereof).

         2.2 While employed by Employer (both during the Term and thereafter), Employee shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by Employer to all or substantially all of Employer's employees. Such benefits, plans, and programs may, but are not required to, include, without limitation, medical, health, and dental care, life insurance, disability protection, pension plans, relocation, automobile allowance and directors liability insurance. Nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated employees pursuant to the terms and conditions of such benefit plans and programs. Employee shall have the right to participate in an incentive compensation plan for similarly situated employees to be adopted by Employer (the "Plan"). The Plan shall provide for at least annual awards of cash, performance shares or units, or other performance- or incentive-based compensation, or any combination thereof, upon meeting the Employer's targeted performance objectives for the award year.

         2.3 Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally.
Moreover, unless specifically provided for in a written plan document adopted by the Board of Directors of Employer, none of the benefits or arrangements described in this Article 2 shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of Employer.

         2.4 Employer may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.
It is acknowledged by the parties that the Employee is and, at his option, may remain a resident of Canada during the term of this Agreement. In the event that the Employee should be liable for any federal, provincial, state or local income or payroll taxes, on any income or benefits earned by Employee in respect of his employment by Employer, in an amount greater than that amount of taxes that Employee would be liable for (after taking into account any and all credits or deductions permitted under the laws of the United States and Canada and any tax treaties in effect between those countries) on the same income and benefits solely under the federal, provincial or local laws in effect in the Commonwealth of Canada (collectively, the "Excess Taxes"), then Employer shall "gross up" Employee's compensation under this Agreement in an amount sufficient to pay such Excess Taxes.

         2.5 The Employer shall reimburse the Employee for all reasonable, ordinary and necessary expenses incurred by him in connection with his duties upon production of receipts and an itemized account; provided, that, the Employee shall obtain the prior approval of the Board for any expense greater than $10,000. (U.S.)

ARTICLE 3:       TERMINATION PRIOR TO EXPIRATION OF TERM.

         3.1 Notwithstanding any other provisions herein to the contrary, Employer shall have the right to terminate Employee's employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

                          (i) For cause upon the good faith determination by the Employer's Board of Directors that cause exists for the termination of the employment relationship. As used in this
                 Section 3.1(i), the term "cause" shall mean (a) Employee has willfully refused without proper legal reason to perform a duty or responsibility required of Employee under this Agreement which remains uncorrected for fifteen (15) days following written notice to Employee by Employer of such breach; (b) Employee has been convicted of a felony (which, through lapse of time or otherwise, is not subject to appeal);
                 (c) Employee's involvement in a conflict of interest as referenced in Sections 1.5 and 1.6 for which Employer makes a determination to terminate the employment of Employee; (d) Employee has willfully engaged in conduct that Employee knows or should know is materially injurious to Employer or any of its affiliates; or (e) Employee's material breach of any material provision of this Agreement or corporate code or policy which remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach. It is expressly acknowledged and agreed that the decision as to whether cause exists for termination of the employment relationship by Employer is delegated to the Board of Directors of Employer for determination;

                          (ii)    upon Employee's death; or

                          (iii) upon Employee's becoming incapacitated by accident, sickness, or other circumstance which renders him mentally or physically incapable of performing the duties and services required of Employee for a period of 120 consecutive days, or for a period of 180 days, regardless of whether or not such days are consecutive, within a 12-month period.

The termination of Employee's employment by Employer prior to the expiration of the Term shall constitute a "Termination for Cause" if made pursuant to Section 3.1(i); the effect of such termination is specified in Section 3.4. The effect of the employment relationship being terminated pursuant to Section 3.1(ii) as a result of Employee's death is specified in Section 3.5. The effect of the employment relationship being terminated pursuant to Section 3.1(iii) as a result of the Employee becoming incapacitated is specified in Section 3.6.

         3.2     Notwithstanding any other provisions of this Agreement except
Section 6.5, Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term of employment for any other reason whatsoever, in the sole discretion of Employee. The termination of Employee's employment by Employee prior to the expiration of the Term shall constitute a "Voluntary Termination" if made pursuant to Section 3.2; the effect of such termination is specified in Section 3.3.

         3.3 Upon a Voluntary Termination, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination and Employee shall be entitled to any individual bonuses or individual incentive compensation earned but not yet paid at the date of such termination. Employee's rights under this Section are Employee's sole and exclusive rights against Employer or its affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Voluntary Termination. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Voluntary Termination other than those sums specified in this Section.

         3.4 Upon a Termination for Cause, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination and Employee shall be entitled to any individual bonuses or individual incentive compensation earned but not yet paid at the date of such termination. Employee's rights under this Section are Employee's sole and exclusive rights against Employer or its affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Termination for Cause. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Termination for Cause other than those sums specified in this Section.

         3.5 Upon termination of the employment relationship as a result of Employee's death, Employee's heirs, administrators, or legatees shall be entitled to Employee's pro rata salary through the date of such termination and Employee's heirs, administrators, or legatees shall be entitled to any individual bonuses or individual incentive compensation earned but not yet paid to Employee at the date of such termination. The rights of Employee or his heirs, administrators, or legatees under this Section are the sole and exclusive rights of Employee, his heirs, administrators, and legatees against Employer or its affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, with respect to such termination of the employment relationship.

         3.6 Upon termination of the employment relationship as a result of Employee's becoming incapacitated in the manner specified in Section 3.1(iii), Employee shall be entitled to his pro rata salary through the date of such termination and Employee shall be entitled to any individual bonuses or individual incentive compensation earned but not yet paid to Employee at the date of such termination. The rights of Employee or his heirs, administrators, or legatees under this Section are the sole and exclusive rights of Employee, his heirs, administrators, and legatees against Employer or its affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, with respect to such termination of the employment relationship.

         3.7 Termination of the employment relationship does not terminate those obligations imposed by this Agreement which are continuing obligations, including, without limitation, Employee's obligations under Articles 4 and 5.

ARTICLE 4:       OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS.

         4.1 All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by Employer (whether during business hours or otherwise and whether on Employer's premises or otherwise) which relate to Employer's business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to Employer and are and shall be the sole and exclusive property of Employer. Moreover, all drawings, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of Employer.

         4.2 Employee acknowledges that the business of Employer and its affiliates is highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Employer or its affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Employer and its affiliates in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after his employment by Employer, make any unauthorized disclosure of any confidential business information or trade secrets of Employer or its affiliates, or make any use thereof, except in the carrying out of his or her employment responsibilities hereunder. As a result of Employee's employment by Employer, Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Employer and its affiliates. Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as Employer's confidential business information and trade secrets. Employee acknowledges that money damages would not be sufficient remedy for any breach of this
Article 4 by Employee, and Employer shall be entitled to enforce the provisions of this Article 4 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 4, but shall be in addition to all remedies available at law or in equity to Employer, including the recovery of damages from Employee and his agents involved in such breach.

         4.3 All written materials, records, and other documents made by, or coming into the possession of, Employee during the period of Employee's employment by Employer which contain or disclose confidential business information or trade secrets of Employer or its affiliates shall be and remain the property of Employer or its affiliates, as the case may be. Upon termination of Employee's employment by Employer, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Employer.

         4.4 If, during Employee's employment by Employer, Employee creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Employer's business, products, or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on Employer's premises or otherwise), Employee shall disclose such work to Employer. Employer shall be deemed the author of such work if the work is prepared by Employee in the scope of his employment; or, if the work is not prepared by Employee within the scope of his employment but is specially ordered by Employer as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Employer shall be the author of the work. If such work is neither prepared by the Employee within the scope of his employment nor a work specially ordered and is deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents does assign, to Employer all of Employee's worldwide right, title, and interest in and to such work and all rights of copyright therein.

         4.5 Both during the period of Employee's employment by Employer and thereafter, Employee shall assist Employer and its nominee, at any time, in the protection of Employer's worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by Employer or its nominee and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.

ARTICLE 5:       POST-EMPLOYMENT NON-COMPETITION OBLIGATIONS.

         5.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, in keeping with Employee's duties as a fiduciary and in order to protect Employer's interests in the confidential information of Employer and the business relationships developed by Employee with the clients and potential clients of Employer, and as an additional incentive for Employer to enter into this Agreement, Employer and Employee agree to the non-competition provisions of this Article 5. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any geographic area or market where Employer or any of its affiliated companies are conducting any business as of the date of termination of the employment relationship or have during the previous twelve months conducted any business:

                 (i) engage in any business competitive with the business conducted by Employer;

                 (ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by Employer;

                 (iii) induce any employee of Employer or any of its affiliates to terminate his or her employment with Employer or its affiliates, or hire or assist in the hiring of any such employee by person, association, or entity not affiliated with Employer.

These non-competition obligations shall be pursuant to the Termination and Severance Provisions of Exhibit A.

         5.2 Employee understands that the foregoing restrictions may limit his ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by Employee, and Employer shall be entitled to enforce the provisions of this Article 5 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to Employer, including, without limitation, the recovery of damages from Employee and his agents involved in such breach.

         5.3 It is expressly understood and agreed that Employer and Employee consider the restrictions contained in this Article 5 to be reasonable and necessary to protect the proprietary information of Employer.
Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

ARTICLE 6:       MISCELLANEOUS.

         6.1 For purposes of this Agreement the terms "affiliates" or "affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Employer.

         6.2 Unless otherwise specified, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Agreement, the addresses (and telecopy numbers) are:

         If to Employer:     Queen Sand Resources, Inc.
                                   3500 Oak Lawn, Suite 380, L.B.#31
                                   Dallas, Texas  75219-4398
                                   Attn: Robert P. Lindsay
                                   Facsimile: (214) 521-9960

         With copies to:     Queen Sand Resources, Inc.
                                   60 Queen Street, Suite 1400
                                   Ottawa, Canada  K1P 5Y7
                                   Attn:  Edward J. Munden
                                   Facsimile: (613) 230-6055

                                   Haynes and Boone, LLP
                                   901 Main Street, Suite 3100
                                   Dallas, Texas  75202
                                   Attn: William L. Boeing, Esq.
                                   Facsimile:  (214) 651-5940

         If to Employee, to the address shown on the first page hereof.

Either Employer or Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         6.3 This Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of the Agreement to the laws of another State or country.

         6.4 No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         6.5 If a dispute arises out of or related to this Agreement, other than a dispute regarding Employee's obligations under Article 4 or Article 5, and if the dispute cannot be settled through direct discussions, then Employer and Employee agree to first endeavor to settle the dispute in an amicable manner by mediation, before having recourse to any other proceeding or forum. Thereafter, if either party to this Agreement brings legal action to enforce the terms of this Agreement, the party who prevails in such legal action, whether plaintiff or defendant, in addition to the remedy or relief obtained in such legal action shall be entitled to recover its, his, or her expenses incurred in connection with such legal action, including, without limitation, costs of Court and attorneys fees.

         6.6 It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         6.7 This Agreement shall be binding upon and inure to the benefit of Employer and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and obligations under Agreement hereof are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer.

         6.8 There exist other agreements between Employer and Employee relating to the employment relationship between them, e.g., the agreement with respect to Employer's policies booklet and agreements with respect to benefit plans. This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein: the nature of Employee's employment relationship with Employer and the term and termination of such relationship. This Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect such subject matters. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of Employer.


                                   * * * * *

         IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement in multiple originals to be effective on the date first stated above.


                                        QUEEN SAND RESOURCES, INC.


                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                        This       day of              , 1997
                                             -----        -------------







                                     ----------------------------------------
                                     This       day of              , 1997
                                          -----        -------------

                                   EXHIBIT A
                                       TO
                              EMPLOYMENT AGREEMENT


         The Employer and Employee agree that the Employee will be employed for the term, title and initial salary amount as specified below. The Employee will be entitled to other compensation and employee benefit plans and programs implemented by the Company after the date hereof, which plans and programs may, but are not required to, include those enumerated in the list immediately below.

I.       TERM  - Six Months

         TITLE  - [    insert current title    ]

         INITIAL SALARY AMOUNT  - $10,000 per month

         REMUNERATION AND BENEFITS

                 o        Bonuses
                 o        Expense allowance
                 o        Automobile
                 o        Pension
                 o        Key man and other life insurance
                 o        Directors Liability Insurance
                 o        Other (D&O liability insurance)
                 o        Re-negotiation
                 o        Relocation expenses

         TERMINATION

         SEVERANCE

                                                                       EXHIBIT N




                                                 1997
                               -----------------,


Queen Sand Resources, Inc.
3500 Oak Lawn, Suite 380, L.B. #31
Dallas, Texas  75219-4398

Ladies and Gentlemen:

We have acted as counsel to Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), in connection with the Securities Purchase Agreement dated March 27, 1997 (the "Securities Purchase Agreement") between JEDI and Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and the purchase by JEDI of certain securities of the Company pursuant thereto. We are rendering this opinion pursuant to Section 5.02(c) of the Securities Purchase Agreement. Initially capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

We have examined executed counterparts, or copies thereof, of the Securities Purchase Agreement, the Registration Rights Agreement, the Stockholders' Agreement and the Purchaser Earn Up Agreement (collectively, the "JEDI Documents"). We have also examined originals or copies of the Agreement of Limited Partnership of JEDI dated __________, 199__[, as amended] (the "Partnership Agreement"), and such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of representatives of JEDI and others and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein. Moreover, we have assumed the due authorization, execution and delivery of each of the JEDI Documents by all parties thereto other than JEDI.

Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

                 1. JEDI is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

                 2. JEDI has all necessary partnership power and authority to execute, deliver and perform its obligations under each of the JEDI Documents.

Queen Sand Resources, Inc.
                , 1997
----------------
Page 2



                 3. The JEDI Documents have been executed and delivered by duly authorized representatives of JEDI and constitute legal, valid and binding obligations of JEDI enforceable against JEDI in accordance with their respective terms.
                 4. No consent, approval, waiver, authorization, designation or declaration of, or filing with, any Governmental Authority or other Person is required in connection with the execution and delivery by JEDI of, and the performance by JEDI of its obligations under, the JEDI Documents.

                 5. There is no Action, known to us after due inquiry, pending or threatened against or affecting JEDI or its properties or assets before or by any Governmental Authority, which relates to or challenges the legality, validity or enforceability of any of the JEDI documents or which (individually or in the aggregate) reasonably could be expected to impair the ability or obligation of JEDI to perform fully on a timely basis any obligations which it has or will have under the JEDI Documents.

                 6. The execution and delivery by JEDI of, and the performance by JEDI of and compliance by JEDI with its obligations under, the JEDI Documents do not and will not, with or without the giving of notice or the lapse of time or both, conflict with or result in any violation or breach of or constitute a default under, or result in or require the creation or imposition of any Lien on or with respect to any of JEDI's properties under, (i) the Partnership Agreement, (ii) any mortgage, indenture, lease, contract or other agreement, known to us after due inquiry, to which JEDI is a party or by which JEDI or any of its assets is bound or (iii) to our knowledge after due inquiry, any judgment, decree, writ, injunction, order, law, statute, rule or regulation of any Governmental Authority having jurisdiction over JEDI or its properties or assets.

         The foregoing opinion is, with your concurrence, predicated on and qualified in its entirety by the following:

                 i. The foregoing opinion is based on and is limited to the laws of this State of Texas, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

                 ii. With respect to our opinion as to the enforceability of the JEDI Documents, we express no opinion as to the availability of specific performance or other equitable remedy (regardless of whether such question is considered in a proceeding in equity or at law), and such opinion is subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors' rights. Furthermore, the enforceability of any indemnity or contribution obligation contained in the Securities Purchase Agreement or the Registration Rights Agreement may be limited under applicable law or public policy.

Queen Sand Resources, Inc.
                , 1997
----------------
Page 3



                 iii. Whenever our opinion is based on circumstances "known to us after due inquiry," we have relied exclusively on certificates of representatives (after discussion of the contents thereof with such representatives) of JEDI or certificates of others as to the existence or nonexistence of the circumstances upon which such opinion is predicated. Nothing has come to our attention, however, that has led us to believe that any such certificate is untrue or inaccurate in any material respect.

                 iv. In rendering the opinion herein relating to the absence of any litigation, investigation or administrative proceeding, we express no opinion with respect to the possible effect of administrative and legislative actions and proceedings as to which the Company is not named a party and investigations of which the Company has received no written notice.

         This opinion is solely for your benefit in connection with the transactions contemplated by the Securities Purchase Agreement and may not be quoted, circulated or published, in whole or in part, or furnished to any other person without our express prior written consent.


                              Very truly yours,




                              Bracewell & Patterson, L.L.P.

                                                                       EXHIBIT O


                           [MAINTENANCE WARRANTS]

--------------------------------------------------------------------------------

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN RELIANCE ON AN OPINION, REASONABLY SATISFACTORY TO QUEEN SAND RESOURCES, INC. IN FORM AND SUBSTANCE, OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

--------------------------------------------------------------------------------



                           QUEEN SAND RESOURCES, INC.

                         Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.


                                      No.




         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Joint Energy Development Investments Limited Partnership, a Delaware limited partnership (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as
hereinafter defined), a total of          shares (as such number of shares may
be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means              ,         .

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on the Expiration Date.

         "Exercise Price" means an amount, per share, equal to $            .
The Exercise Price shall be subject to adjustment, as set forth in Section 4.

         "Expiration Date" means               ,          [to be the date one
year from the Date of Issuance].

         "Holder" means Joint Energy Development Investments Limited Partnership and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 27, 1997, between the Company and the Holder, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 10 (or at such other reasonable address as the Company may after the date hereof notify the

Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.       Antidilution Provisions.

                 (a) Adjustment of Number of Warrant Shares and Exercise Price. The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and
                          (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

                          For the purpose of this Section 4(a) and (b), the
                 term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

                 (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

                 (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.

                 (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.

                 (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.

                 (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

                 (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

                 (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

                 (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

                 (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6. No Voting Rights: Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7.       Amendment and Waiver.

                 (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.

                 (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 8.       No Fractional Warrant Shares.   The Company shall not
be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 9.       Reservation of Warrant Shares.   The Company shall
authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 10. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:

         If to Holder:    Joint Energy Development Investments
                            Limited Partnership
                          c/o Enron Corp.
                          1400 Smith Street
                          Houston, Texas 77002
                          Attn: Donna Lowry - Director, 28th Floor
                          Facsimile: (713) 646-3602

         If to Company:   Queen Sand Resources, Inc.
                          3500 Oak Lawn, Suite 380, L.B.#31
                          Dallas, Texas  75219-4398
                          Attn: Robert P. Lindsay
                          Facsimile: (214) 521-9960

         With copies to:  Queen Sand Resources, Inc.
                          60 Queen Street, Suite 1400
                          Ottawa, Canada  K1P 5Y7
                          Attn:  Edward J. Munden
                          Facsimile: (613) 230-6055

                          Haynes and Boone, LLP
                          901 Main Street, Suite 3100
                          Dallas, Texas  75202
                          Attn: William L. Boeing, Esq.
                          Facsimile:  (214) 651-5940

         Section 11. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

         Section 13. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its
duly authorized officer have been affixed hereto as of            ,          .


[SEAL]                                     QUEEN SAND RESOURCES, INC.




Attest:                                    By:
       ----------------------------           ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                           and

Attest:                                    By:
       ----------------------------           ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EXHIBIT A
                                       TO
                                    WARRANT

                                 PURCHASE FORM

                          To Be Executed by the Holder
                       Desiring to Exercise a Warrant of
                           Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of
such shares, in the amount of $              .




                                   Name of Holder:

                                   ---------------------------------------------

                                   Signature:
                                            ------------------------------------
                                   Title:
                                         ---------------------------------------
                                   Address:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
Dated:
      --------------------------------, ----------.

                                   EXHIBIT B
                                       TO
                                    WARRANT

                                ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                           Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and
transfers unto                         the right to purchase
shares of Common Stock covered by the within Warrant, and does hereby
irrevocably constitute and appoint                  Attorney to transfer the
said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.



                                     Name of Holder:

                                     -------------------------------------------

                                     Signature:
                                              ----------------------------------
                                     Title:
                                          --------------------------------------
                                     Address:

                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------

Dated:                           ,        .
      --------------------------- --------


In the presence of

-----------------------------------------


                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.